EXHIBIT 10.1

EXECUTION COPY

THIRD AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

among

PENNANTPARK FLOATING RATE FUNDING I, LLC,

as Borrower,

PENNANTPARK INVESTMENT ADVISERS, LLC,

as Collateral Manager

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SUNTRUST BANK,

as Administrative Agent

SUNTRUST ROBINSON HUMPHREY, INC.,

as Lead Arranger

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

U.S. BANK NATIONAL ASSOCIATION,

as Backup Collateral Manager

and

U.S. BANK NATIONAL ASSOCIATION,

as Custodian

Dated as of May 22, 2015

TABLE OF CONTENTS

SECTION	HEADING	PAGE

-i-

-ii-

-iii-

-iv-

SCHEDULES

Schedule 1	Initial Commitments and Percentages
Schedule 2	Forms of Monthly Report and Payment Date Report
Schedule 3	Initial Collateral Loans
Schedule 4	Moody’s Industry Classifications
Schedule 5	Matrix
Schedule 6	Notice Information
Schedule 7	Covered Account Details
Schedule 8	Diversity Score Calculation
Schedule 9	Moody’s Rating Criteria
Schedule 10	S&P Rating Criteria

EXHIBITS

Exhibit A	Form of Excess Interest Proceeds Estimate
Exhibit B	Form of Notice of Borrowing (with attached form of Borrowing Base Calculation)
Exhibit C	Form of Notice of Prepayment
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Form of Account Control Agreement
Exhibit F	Form of Facility Amount Increase Request
Exhibit G	Form of Release of Related Documents
Exhibit H	Form of Matrix Adjustment Notice
Exhibit I	Form of Third Restatement Effective Date Closing Certificate

-v-

THIRD AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIRD AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT dated as of May 22, 2015 among PENNANTPARK FLOATING RATE FUNDING I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); PENNANTPARK INVESTMENT ADVISERS, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the LENDERS from time to time party hereto; SUNTRUST BANK, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”), SUNTRUST BANK, as the swingline lender (the “Swingline Lender”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. BANK NATIONAL ASSOCIATION, as custodian (in such capacity, together with its successors and assigns, the “Custodian”); U.S. BANK NATIONAL ASSOCIATION, as collateral administrator (in such capacity, together with its successors and assigns, the “Collateral Administrator”); and U.S. BANK NATIONAL ASSOCIATION, as backup collateral manager (in such capacity, together with its successors and assigns, the “Backup Collateral Manager”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Custodian, the Lenders and Backup Collateral Manager have previously entered into that certain Revolving Credit and Security Agreement dated as of June 23, 2011 (as amended, restated, supplemented and otherwise modified from time to time, the “Original Agreement”), which agreement was amended and restated in its entirety by an Amended and Restated Revolving Credit and Security Agreement dated as of May 14, 2012 among the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Custodian, the Lenders and Backup Collateral Manager (as amended, restated, supplemented and otherwise modified from time to time, the “Amended and Restated Agreement”), which agreement was amended and restated in its entirety by a Second Amended and Restated Revolving Credit and Security Agreement dated as of October 1, 2013 among the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Custodian, the Lenders and Backup Collateral Manager (as amended, restated, supplemented and otherwise modified from time to time, the “Second Amended and Restated Agreement”);

WHEREAS, subject to and upon the terms and conditions set forth herein, the parties hereto desire to make certain amendments to the Second Amended and Restated Agreement and (iii) for the sake of clarity and convenience, amend and restate the Second Amended and Restated Agreement in the form of this Agreement in its entirety, and from and after the date hereof, all references made to the Original Agreement, the Amended and Restated Agreement or the Second Amended and Restated Agreement in any Facility Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Third Amended and Restated Revolving Credit and Security Agreement constitutes for all purposes an amendment to the Second Amended and Restated Agreement and not a new or substitute agreement;

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“ABL Facility” means a lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

“Account Control Agreement” means an agreement in substantially the form of Exhibit E hereto.

“Adjusted LIBOR Rate” means (a) for the Interest Accrual Period for any Eurocurrency Advance denominated in a LIBOR Quoted Currency, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBOR Rate for such Interest Accrual Period multiplied by (ii) the Statutory Reserve Rate for such Interest Accrual Period and (b) for the Interest Accrual Period for any Eurocurrency Advance denominated in a Non-LIBO Quoted Currency, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBOR Rate for such Interest Accrual Period.

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Agent Fee Letter” means that certain Amended and Restated Administrative Agent Fee Letter, dated as of October 1, 2013, by and among the Administrative Agent and the Borrower, as the same may be amended or amended and restated from time to time.

“Administrative Expense Cap” means, for any rolling 12-month period, an amount equal to $150,000.

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable in the following order:

(a)     first, to the Collateral Agent, the Collateral Administrator, the Backup Collateral Manager, Securities Intermediary and the Custodian, any amounts payable pursuant to the Collateral Agent Fee Letter, the Backup Collateral Manager Fee Letter, the Custodian Fee Letter, the Collateral Administration Agreement, this Agreement and the other Facility Documents;

(b)     second, to the Administrative Agent for fees and accrued expenses;

(c)     third, to the Collateral Manager for expenses (including indemnities) incurred by the Collateral Manager in connection with the services provided under this Agreement and as further described in Sections 11.03, 11.07 and 11.09; and

(d)     fourth, on a pro rata basis, to:

  (i)      the Independent Accountants, agents (other than the Collateral Manager) and counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents;

 (ii)     the Rating Agencies for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loans;

(iii)    any other Person in respect of any other fees or expenses permitted under or incurred pursuant to or in connection with the Facility Documents; and

(iv)    the Lenders and the Agents (or related indemnified parties) for fees, expenses and other amounts payable by the Borrower under any Facility Document;

provided that, for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal, other amounts owing in respect of the Advances and the Commitments, the Senior Collateral Management Fees and the Subordinated Collateral Management Fees) shall not constitute Administrative Expenses.

“Advances” has the meaning assigned to such term in Section 2.01.

“Affected Person” means (i) each Lender and each of its Affiliates, (ii) any Liquidity Bank and (iii) any assignee or participant of any Lender.

“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person; provided that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agent’s Account” means SunTrust Bank, Atlanta, GA, ABA #061000104, Account to be credited: STB Agency Services Operating Account, Account number: 1000022220783, Attn: Doug Weltz, Ref: PennantPark Floating Rate Funding I, LLC.

“Aggregate Collateral Balance” means, at any time, the sum of: (a) the Assigned Value of all Collateral Loans (other than Ineligible Collateral Loans), plus (b) the Dollar Equivalent of the aggregate unfunded commitments of all Delayed Drawdown Collateral Loans (other than Ineligible Collateral Loans) and Revolving Collateral Loans (other than Ineligible Collateral Loans).

“Aggregate Foreign Currency Borrowing Base” means, at any time, the sum of (i) the Dollar Equivalent of the Australian Dollar Borrowing Base, (ii) the Dollar Equivalent of the Canadian Dollar Borrowing Base, (iii) the Dollar Equivalent of the Euro Borrowing Base, and (iv) the Dollar Equivalent of the Pounds Sterling Borrowing Base.

“Aggregate Funded Spread” means, as of any date, the sum of:

(a)      in the case of each Floating Rate Obligation (excluding any Floor Obligation) that bears interest at a spread over an index (including any London interbank offered rate based index), (i) the excess of the sum of such spread and such index over Specified LIBOR as then in effect (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of such Collateral Loan; and

(b)      in the case of each Floor Obligation, (i) the excess of the interest rate on such Floor Obligation (including any interest rate spread) as of such date over Specified LIBOR as then in effect (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Loan.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Aggregate Unfunded Spread” means, as of any date, the sum of the products obtained by multiplying (a) for each Delayed Drawdown Collateral Loan and Revolving Collateral Loan, the related commitment fee or other analogous fees (expressed at a per annum rate) then in effect as of such date and (b) the undrawn commitments of each such Delayed Drawdown Collateral Loan and Revolving Collateral Loan as of such date.

“Agreed Foreign Currency” means, at any time, any of Canadian Dollars, Pounds Sterling, Euros, and Australian Dollars.

“Agreement” means this Third Amended and Restated Revolving Credit and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternative Rate” means an interest rate per annum equal to (i) if a Eurodollar Disruption Event has occurred and is continuing or an Event of Default has occurred and is continuing (and has not otherwise been waived by the Lenders pursuant to the terms hereof), the Base Rate, or (ii) in all other cases, the Adjusted LIBOR Rate.

“Amended and Restated Agreement” has the meaning assigned to such term in the introduction to this Agreement.

“Applicable Law” means any Law of any Governmental Authority, including all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” has the meaning assigned to such term in the Lender Fee Letter.

“Appraisal” means:

(a)      with respect to any Defaulted Collateral Loan, an appraisal of the assets securing such Defaulted Collateral Loan that is conducted by an Approved Appraisal Firm on the basis of the fair market value of such assets (that is, the price that would be paid by a willing buyer to a willing seller of such assets in an expedited sale on an arm’s-length basis), which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal of such Defaulted Collateral Loan previously performed by an Approved Appraisal Firm; and

(b)      with respect to any Collateral Loan (other than a Defaulted Collateral Loan), an appraisal of such Collateral Loan that is conducted by an Approved Appraisal Firm, which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal of such Collateral Loan previously performed by an Approved Appraisal Firm.

“Approved Appraisal Firm” means (a) an independent appraisal firm recognized as being experienced in conducting valuations of secured loans or (b) an independent financial adviser of recognized standing retained by the Borrower, the Collateral Manager or the agent or lenders under any Collateral Loan, in each case as consented to by the Administrative Agent.

“Approved Dealer” means (a) in the case of any Single Covenant Obligation, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, and (b) in the case of any foreign Single Covenant Obligation, any foreign broker-dealer of internationally recognized standing or an Affiliate thereof.

“Assigned Value” means, for any Collateral Loan as of any date of determination, the Dollar Equivalent of the value of the Collateral Loan as reflected on the books and records of the Collateral Manager on such date of determination, subject to a maximum Assigned Value of the lesser of (i) 100% of the Dollar Equivalent of such Collateral Loan’s Principal Balance and (ii) the Dollar Equivalent of the purchase price initially paid by the BDC or the Borrower for such Collateral Loan, provided, however, that at any time following an Assigned Value Adjustment Event, the Assigned Value may be determined by the Administrative Agent acting in its reasonable discretion, provided, further, that the Assigned Value of any Collateral Loan shall not be less than the Dollar Equivalent of the lowest price quoted by a nationally recognized service selected by the Administrative Agent. In the event the Borrower disputes any Assigned Value which has been determined by the Administrative Agent, the Borrower may, at the Borrower’s expense, retain a nationally recognized valuation firm to value such Collateral Loan and if such nationally recognized valuation firm’s Assigned Value is higher than the Assigned Value determined by the Administrative Agent, such nationally recognized valuation firm’s Assigned Value shall be the Assigned Value with respect to such Collateral Loan.

“Assigned Value Adjustment Event” means, for any Collateral Loan, the occurrence of any of the following:

(a)      an Obligor payment default on such Collateral Loan past any applicable cure periods provided under the applicable loan documents;

(b)      any default has occurred with respect to such Collateral Loan for which the Borrower (or the Administrative Agent or Required Lenders pursuant the Related Documents, as applicable) has elected to exercise any of its rights and remedies under the Related Documents or any other applicable loan documents;

(c)      the Borrower enters into a Material Modification with respect to such Collateral Loan; or

(d)      an Insolvency Event occurs with respect to the Obligor of such Collateral Loan.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D hereto, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.

“AUS”, “AUS$” or “Australian Dollar” means lawful money of the Commonwealth of Australia.

“Australian Dollars Borrowing Base” means an amount, calculated in Australian Dollars, equal to (a) the portion of the Borrowing Base that is allocable to Collateral Loans that are denominated in Australian Dollars, plus (b) the aggregate amount of Australian Dollars then on deposit in the applicable Principal Collection Subaccount.

“Australian Dollars Borrowing Base Test” means a test that will be satisfied at any time that (i) the aggregate outstanding principal balance of Advances denominated in Australian Dollars is less than or equal to (ii) the Australian Dollars Borrowing Base.

“Australian Dollar Variability Reserve” means, the sum, for each Collateral Loan in the Australian Dollars Borrowing Base, of an amount equal to the following: (i) the Dollar Equivalent of the Principal Balance of such Collateral Loan as of such date, times (ii) (a percentage equal to 100.00% minus the Maximum Advance Rate) times (iii) the applicable Currency Variability Factor times (iv) the applicable Foreign Currency Collateral Loan Percentage for such Collateral Loan.

“Backup Collateral Manager” means U.S. Bank National Association, a national banking association, and any successor thereto appointed under this Agreement.

“Backup Collateral Manager Fee Letter” means the Collateral Agent Fee Letter, setting forth the fees payable by the Borrower, among other parties, to the Backup Collateral Manager in connection with the transactions contemplated by this Agreement, as the same may be amended or amended and restated from time to time.

“Backup Collateral Manager Indemnified Amounts” has the meaning set forth in Section 13.04 hereof.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, and (c) the one-month LIBOR Rate plus, solely to the extent an Event of Default has occurred and is continuing, 1.0%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clauses (b) and (c) above will be determined based on a year of 360 days and actual days elapsed.

“BDC” means PennantPark Floating Rate Capital Ltd., a Maryland corporation.

“Borrower” has the meaning assigned to such term in the introduction to this Agreement.

“Borrower LLC Agreement” means the Limited Liability Company Operating Agreement of the Borrower, dated as of June 23, 2011.

“Borrowing” has the meaning assigned to such term in Section 2.01.

“Borrowing Base” means, at any time, (a) the Aggregate Collateral Balance (calculated only pursuant to clause (a) of such definition), minus (b) any Excess Concentration Amounts.

“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of Borrowing Base Calculation Statement may be modified by the Administrative Agent from time to time to the extent such form does not, in the good faith opinion of the Administrative Agent, accurately reflect the calculation of the Borrowing Base required hereunder.

“Borrowing Date” means the date of a Borrowing.

“Broadly Syndicated Loan” means a Collateral Loan that (i) is a first lien broadly syndicated commercial loan, (ii) has an original principal balance of (and unfunded commitments in respect of) of the Dollar Equivalent of $250,000,000 or greater, and (iii) has a rating of at least (a) “B-” from S&P and (b) “B3” from Moody’s.

“Business Day” means any day other than a Saturday or Sunday, provided that the following shall not constitute Business Days (i) days on which banks are authorized or required to close in New York, New York, Minneapolis, Minnesota, Florence, South Carolina, or Atlanta, Georgia, (ii) days on which the Depository Trust Company or commercial paper markets in the United States are closed, (iii) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of an Advance denominated in Dollars bearing interest at the LIBOR Rate or the determination of the LIBOR Rate, days on which banks are dealing in Dollar deposits in the interbank eurodollar market in London, England are closed and (iv) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of an Advance denominated in any Agreed Foreign Currency, days on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center are closed.

“Canadian Dollars” and “Cdn $” each means the lawful currency of Canada.

“Canadian Dollars Borrowing Base” means an amount, calculated in Canadian Dollars, equal to (a) the portion of the Borrowing Base that is allocable to Collateral Loans that are denominated in Canadian Dollars, plus (b) the aggregate amount of Canadian Dollars then on deposit in the applicable Principal Collection Subaccount.

“Canadian Dollars Borrowing Base Test” means a test that will be satisfied at any time that (i) the aggregate outstanding principal balance of Advances denominated in Canadian Dollars is less than or equal to (ii) the Canadian Dollars Borrowing Base.

“Canadian Dollar Variability Reserve” means, the sum, for each Collateral Loan in the Canadian Dollars Borrowing Base, of an amount equal to the following: (i) the Dollar Equivalent of the Principal Balance of such Collateral Loan as of such date, times (ii) (a percentage equal to 100.00% minus the Maximum Advance Rate) times (iii) the applicable Currency Variability Factor times (iv) the applicable Foreign Currency Collateral Loan Percentage for such Collateral Loan.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cause” means the indictment for or conviction of any crime of dishonesty or moral turpitude or any act or omission that would constitute gross negligence, bad faith or willful misconduct.

“CDOR Rate” means, for an Interest Accrual Period, the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Accrual Period (or, if such day is not a Business Day, then on the immediately preceding Business Day) as reported on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Accrual Period (or, if such Interest Accrual Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Accrual Period).

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control” means, at any time, the occurrence of one of the following events: (1) the BDC fails to own 100% of the equity interests of the Borrower at any time; or (2) the Collateral Manager fails to exercise the power to direct the management and policies of the Borrower.

“Class”, when used in reference to any Advance or Borrowing, refers to whether such Advance, or the Advances constituting such Borrowing, are Syndicated Dollar Advances, Syndicated Multicurrency Advances or Swingline Advances.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Closing Date” means June 23, 2011.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral” has the meaning assigned to such term in Section 7.01(a).

“Collateral Administration Agreement” means that certain Collateral Administration Agreement, dated as of June 23, 2011 by and among U.S. Bank National Association, the Collateral Manager and the Borrower.

“Collateral Administrator” means U.S. Bank National Association, and any successor thereto under the Collateral Administration Agreement.

“Collateral Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Collateral Agent Fee Letter” means the amended and restated fee letter, dated as of July 6, 2012, among the Collateral Agent, the Custodian, U.S. Bank National Association as Securities Intermediary under the Account Control Agreement, the Backup Collateral Manager, the Collateral Administrator, the Borrower and the Collateral Manager setting forth the fees payable by the Borrower to the Collateral Agent in connection with the transactions contemplated by this Agreement and other Facility Documents.

“Collateral Interest Amount” means, as of any date of determination, without duplication, the Dollar Equivalent of the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Ineligible Collateral Loans and Non-Cash Paying PIK Loans, in each case unless actually received), in each case during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs.

“Collateral Loan” means a loan, debt obligation or Participation Interest that meets each of the following criteria at the time of acquisition thereof by the Borrower (or its binding commitment to acquire the same), provided, that for purposes of determining whether a Collateral Loan constitutes an Ineligible Collateral Loan at any time after the acquisition thereof by the Borrower (or its binding commitment to do the same), the criteria set forth in clauses (k) and (p) shall continue to be evaluated solely as of the date of acquisition thereof:

 (a)      is an Eligible First Lien Obligation, a Senior B Loan Obligation, an Eligible Second Lien Obligation or an Eligible Covenant Lite Loan;

 (b)      permits the purchase thereof by or assignment thereof to the Borrower and the pledge to the Collateral Agent;

 (c)      is denominated and payable in (i) Dollars or (ii) Pounds Sterling, Euros, Canadian Dollars, Australian Dollars to the extent that, in the case of this clause (ii), (x) such loan, debt obligation or Participation Interest would also constitute a Floating Rate Obligation, and (y) such loan, debt obligation or Participation Interest is not a Revolving Collateral Loan or a Delayed Drawdown Collateral Loan;

 (d)      is an obligation of an obligor organized or incorporated in (i) the United States (or any state, territory or possession thereof), the United Kingdom or Canada, (ii) the Netherlands Antilles, Bermuda, the Cayman Islands, the British Virgin Islands, the Channel Islands, the Isle of Man (provided, in the case of this clause (ii), that in the Collateral Manager’s good faith estimate, a substantial portion of the assets, revenues or operations supporting such Collateral Loan are directly or through subsidiaries located in, or are obligations of obligors organized or incorporated in, the jurisdictions referred to in clause (i) above), or (iii) or any Group I Country, Group II Country or Group III Country;

 (e)      is not (i) a Defaulted Collateral Loan, (ii) a Non-Cash Paying PIK Loan, (iii) a Credit Risk Collateral Loan, or (iv) a Delinquent Collateral Loan;

 (f)      is not a Zero Coupon Obligation;

 (g)      is not a Structured Finance Obligation, a finance lease or chattel paper;

 (h)      is not subject to material non-credit related risk (such as a Collateral Loan the payment of which is expressly contingent upon the non-occurrence of a catastrophe), as determined by the Collateral Manager in good faith;

  (i)      no portion thereof (including any conversion option, exchange option, warrant or other component thereof) is exchangeable or convertible into equity at the option of the Obligor;

  (j)      is not an Equity Security and does not provide for mandatory or optional conversion or exchange into an Equity Security; provided that the acquisition of an instrument that otherwise qualifies as a Collateral Loan, together with a warrant or other similar instrument that may be converted or exchanged for an Equity Security (other than Margin Stock), will not cause the former instrument to lose its eligibility as a Collateral Loan;

 (k)      is not the subject of an offer and has not been called for redemption;

  (l)      does not constitute Margin Stock and no part of the proceeds of such loan or any other extension of credit made thereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock;

(m)      does not subject the Borrower to withholding tax unless the Obligor is required to make “gross-up” payments constituting 100% of such withholding tax;

 (n)      provides for the full principal balance to be payable in cash at or prior to its maturity;

 (o)      if such Collateral Loan is a Participation Interest, then such Participation Interest is acquired from a Selling Institution incorporated or organized under the laws of the United States (or any state thereof) which has (or such Selling Institution is guaranteed by an Affiliate having) a long term rating of at least “A/A2” and a short term rating of at least “A-2/P2” by S&P and Moody’s, respectively;

 (p)      has an Obligor with a trailing twelve-month EBITDA of at least the Dollar Equivalent of $5,000,000;

 (q)      has an original term to maturity of not more than seven (7) years;

 (r)      provides for payment of interest at least semi-annually;

 (s)      has not been the subject of a Material Modification after the date of the acquisition by the Borrower (or its binding commitment to acquire the same) (unless such Collateral Loan constitutes a Restructured Loan);

 (t)      is not an obligation (other than a Revolving Collateral Loan or a Delayed Drawdown Collateral Loan) pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower;

 (u)      will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;

 (v)      is not a Covenant Lite Loan unless such Covenant Lite Loan is an Eligible Covenant Lite Loan;

(w)      is not primarily secured by real estate; and

 (x)      if evidenced by a note or other instrument, such note or other instrument has been delivered to the Custodian in accordance with the provisions of Article XIV hereof (or will be delivered within ten (10) Business Days, as set forth in Article XIV hereof).

“Collateral Management Fees” means, collectively, Senior Collateral Management Fees and Subordinated Collateral Management Fees.

“Collateral Management Standard” means, with respect to any Collateral Loans included in the Collateral, to service and administer such Collateral Loans in accordance with the Related Documents and all customary and usual servicing practices (a) which are consistent with the higher of: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Collateral Loans for its own account, and (ii) the same care, skill, prudence and diligence with which the Collateral Manager services and administers loans for its own account or for the account of others; (b) to the extent not inconsistent with clause (a), with a view to maximize the value of the Collateral Loans; and (c) without regard to: (i) any relationship that the Collateral Manager or any Affiliate of the Collateral Manager may have with any Obligor or any Affiliate of any Obligor, (ii) the Collateral Manager’s obligations to incur servicing and administrative expenses with respect to a Collateral

Loan, (iii) the Collateral Manager’s right to receive compensation for its services hereunder or with respect to any particular transaction, (iv) the ownership by the Collateral Manager or any Affiliate thereof of any retained interest or one or more loans of the same class as any Collateral Loans, (v) the ownership, servicing or management for others by the Collateral Manager of any other loans or property by the Collateral Manager, or (vi) any relationship that the Collateral Manager or any Affiliate of the Collateral Manager may have with any holder of other loans of the Obligor with respect to such Collateral Loans.

“Collateral Manager” has the meaning assigned to such term in the introduction of this Agreement.

“Collateral Manager Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.02.

“Collateral Manager Replacement Event” means the occurrence of any of the following events:

(a)      the Default Ratio shall exceed 10.0%; or

(b)      the Delinquency Ratio shall exceed 10.0%.

“Collection Account” means the trust account established pursuant to Section 8.02, which includes each Principal Collection Subaccount and each Interest Collection Subaccount.

“Collection Period” means, with respect to any Payment Date, the period commencing immediately following the prior Collection Period (or on the Closing Date, in the case of the Collection Period relating to the first Payment Date) and ending on the last day of the month prior to the month in which such Payment Date occurs (or, if such last day of the month is not a Business Day, the next succeeding Business Day) or, in the case of the final Collection Period preceding the Final Maturity Date or the final Collection Period preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.

“Collections” means all cash collections, distributions, payments and other amounts received, and to be received by the Borrower, from any Person in respect of any Collateral Loans constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans.

“Commitment” means, as to each Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Advances to the Borrower pursuant to Section 2.01. The aggregate Dollar Equivalent of the principal amount of Advances made by any Lender at any one time outstanding shall not exceed the amount set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be reduced from time to time pursuant to Section 2.06 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 15.06(a).

“Commitment Fees” has the meaning assigned to such term in the Lender Fee Letter.

“Commitment Termination Date” means the last day of the Reinvestment Period; provided that, if the Commitment Termination Date would otherwise not be a Business Day, then the Commitment Termination Date shall be the immediately succeeding Business Day.

“Concentration Limitations” means, as of any date of determination, the following limitations applied to the Aggregate Collateral Balance of the Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, proposed to be owned) by the Borrower, and calculated as a percentage of (i) the Facility Amount until the date on which the Aggregate Collateral Balance of all the Collateral Loans exceeds the Facility Amount, and (ii) at all times thereafter, the Aggregate Collateral Balance of all the Collateral Loans (unless otherwise specified pursuant to Section 1.04(m)), and in each case in accordance with the procedures set forth in Section 1.04:

 (a)      not more than the percentage limitation specified in the “Maximum Loan Types” column of the Matrix (based on the combination of Matrix Inputs that are then applicable) consists of Eligible Second Lien Obligations;

 (b)      not more than the percentage limitation specified in the “Maximum Loan Types” column of the Matrix (based on the combination of Matrix Inputs that are then applicable) consists collectively of Eligible Second Lien Obligations and Senior B Loan Obligations;

 (c)      not more than 10.00% consists of Fixed Rate Obligations;

 (d)      not more than 5.00% consists of DIP Collateral Obligations;

 (e)      not more than the percentage limitation specified in the “Maximum Obligor” column of the Matrix (based on the combination of Matrix Inputs that are then applicable) consists of obligations of the Obligor which, together with the Affiliates thereof, is the Obligor of the largest percentage of the Aggregate Collateral Balance of all the Collateral Loans;

 (f)      not more than the percentage limitation specified in the “Maximum Obligor” column of the Matrix (based on the combination of Matrix Inputs that are then applicable) consists of obligations of any Obligor which, together with the Affiliates thereof, is an Obligor with the 2nd, 3rd, 4th, 5th or 6th largest percentage of the Aggregate Collateral Balance of all the Collateral Loans;

 (g)      not more than the percentage limitation specified in the “Maximum Obligor” column of the Matrix (based on the combination of Matrix Inputs that are then applicable) consists of obligations of any Obligor and any Affiliates thereof which is not described in clause (e) or clause (f) above;

 (h)      not more than 15.00% consists of Collateral Loans whose Obligors are organized or incorporated outside of the United States (or any state, territory or possession thereof);

 (i)      not more than 15.00% consists collectively of Revolving Collateral Loans and Delayed Drawdown Collateral Loans;

 (j)      not more than (1) 30.00% consists of Collateral Loans with Obligors in the “Healthcare & Pharmaceuticals” Moody’s Industry Classification, provided, that (A) not more than 20.00% of the Collateral Loans may consist of Collateral Loans with Obligors in the “healthcare facilities” subcategory of the “Healthcare & Pharmaceuticals” Moody’s Industry Classification (as determined in accordance with the Credit and Collection Policies), and (B) not more than 20.00% of the Collateral Loans may consist of Collateral Loans with Obligors in the “other healthcare” subcategory of the “Healthcare & Pharmaceuticals” Moody’s Industry Classification (as determined in accordance with the Credit and Collection Policies), (2) 20.00% consists of Collateral Loans with Obligors in the largest Moody’s Industry Classification (measured as the Moody’s Industry Classification with the largest percentage of the Aggregate Collateral Balance of all the Collateral Loans and excluding the “Healthcare & Pharmaceuticals” Moody’s Industry Classification), provided, that if more than 15.00% consists of Collateral Loans in either the “healthcare facilities” subcategory or the “other healthcare” subcategory of the “Healthcare & Pharmaceuticals” Moody’s Industry Classification (each as determined in accordance with the Credit and Collection Policies) then this subclause (2) shall not apply and subclause (3) shall govern the largest Moody’s Industry Classification, and (3) 15.00% consists of Collateral Loans with Obligors in any other Moody’s Industry Classification;

 (k)      not more than 3.00% consists of Collateral Loans a portion of the consideration for which consists of warrants to purchase Equity Securities;

 (l)      not more than 5.00% consists of Current Pay Obligations;

(m)      not more than 15.00% consists of Collateral Loans that pay interest less frequently than quarterly;

 (n)      not more than 25.00% consists of Single Covenant Obligations that are not also Broadly Syndicated Loans;

 (o)      not more than 5.00% consists of PIK Loans;

 (p)      not more than 5.0% consists of Participation Interests;

 (q)      not more than 15.0% consists of LBO Loans that, at the closing of such LBO Loan, have an Obligor with a Net Worth to Total Capital Ratio of less than 25.0%, calculated on a pro forma basis after giving effect to the acquisition and financing contemplated by such LBO Loan;

 (r)      to the extent the addition of a Collateral Loan causes the Weighted Average Floating Spread to fall below the minimum Weighted Average Floating Spread set forth in the “Minimum Weighted Average Spread” column of the Matrix (based on the combination of Matrix Inputs that are then applicable), the portion of the Aggregate Collateral Balance attributable to all such Collateral Loans calculated pursuant to Section 1.04(g) hereof;

 (s)      to the extent the addition of a Collateral Loan causes the Weighted Average Coupon to fall below 8.00%, the portion of the Aggregate Collateral Balance attributable to all such Collateral Loans calculated pursuant to Section 1.04(g) hereof;

 (t)      to the extent the addition of a Collateral Loan causes the Weighted Average Life to be greater than 6.0 years, the portion of the Aggregate Collateral Balance attributable to all such Collateral Loans calculated pursuant to Section 1.04(g) hereof;

 (u)      not more than 15.0% consists of Collateral Loans that have an Obligor with a trailing twelve-month EBITDA of less than the Dollar Equivalent of $15,000,000;

 (v)      not more than 15.0% consists of Collateral Loans (other than Uni-Tranche Loans) that have an Obligor with a trailing twelve-month senior debt to EBITDA ratio of greater than 4.25x, provided, however, that with respect to any Collateral Loans (other than Uni-Tranche Loans) that have an Obligor with a trailing twelve-month EBITDA of less than the Dollar Equivalent of $20,000,000, this Concentration Limitation will be measured based on and apply as a limitation to Collateral Loans (other than Uni-Tranche Loans) with a trailing twelve-month senior debt to EBITDA ratio of greater than 3.75x, and provided, further, that, notwithstanding the foregoing proviso, with respect to any Collateral Loans (other than Uni-Tranche Loans) that have an Obligor that is a Special Obligor, this Concentration Limitation will be measured based on and apply as a limitation to Collateral Loans (other than Uni-Tranche Loans) with a trailing twelve-month senior debt to EBITDA ratio of greater than 4.75x;

(w)      not more than 15.0% consists of Collateral Loans that have an Obligor with a trailing twelve-month total debt to EBITDA ratio of greater than 6.00x, provided, however, that with respect to any Collateral Loans that have an Obligor with a trailing twelve-month EBITDA of less than the Dollar Equivalent of $20,000,000 this Concentration Limitation will be measured based on and apply as a limitation to Collateral Loans with a trailing twelve-month total debt to EBITDA ratio of greater than 5.00x, and provided, further, that, notwithstanding the foregoing proviso, with respect to any Collateral Loans that have an Obligor that is a Special Obligor, this Concentration Limitation will be measured based on and apply as a limitation to Collateral Loans with a trailing twelve-month total debt to EBITDA ratio of greater than 6.25x;

 (x)        not more than 15.0% of the Collateral Loans which constitute Uni-Tranche Loans consists of Collateral Loans that have an Obligor with a trailing twelve-month total debt to EBITDA ratio of greater than 5.25x, provided, however, that with respect to any Collateral Loans that constitute Uni-Tranche Loans and that have an Obligor with a trailing twelve-month EBITDA of less than the Dollar Equivalent of $20,000,000 this Concentration Limitation will be measured based on and apply as a limitation to Collateral Loans which constitute Uni-Tranche Loans that have a trailing twelve-month total debt to EBITDA ratio of greater than 4.50x, and provided, further, that, notwithstanding the foregoing proviso, with respect to any Collateral Loans that have an Obligor that is a Special Obligor, this Concentration Limitation will be measured based on and apply as a limitation to Collateral Loans with a trailing twelve-month total debt to EBITDA ratio of greater than 5.25x;

 (y)        not more than 15.00% consists of Eligible Covenant Lite Loans;

provided that with respect to the calculations of the ratios set forth in the foregoing clauses (u), (v), (w), and (x):

  (i)      in the case of an Obligor that has acquired a business (whether through an asset acquisition, a merger or otherwise), the trailing twelve-month debt to EBITDA ratio(s) shall be calculated based on the trailing twelve-month EBITDA figures for the consolidated business, after giving pro forma effect to the transactions resulting in such acquisition, plus the results of any portion of such trailing twelve-month period elapsing after the date of such acquisition;

 (ii)      if an Obligor does not have trailing twelve-month EBITDA figures due to the fact that it has not been in existence for twelve months (and clause (i) above is not applicable), then the trailing twelve-month debt to EBITDA ratio(s) shall be calculated based on any available trailing EBITDA figures and projected EBITDA for the remainder of the twelve-month period; and

(iii)      for any Collateral Loan, each such ratio shall be calculated in accordance with the corresponding ratio in the underlying Related Documents for such Collateral Loan, provided, that if any Collateral Loan does not have a corresponding ratio in the underlying Related Documents applicable to such Collateral Loan, such ratio shall not be calculated on a basis that takes into account any Unrestricted Cash.

“Consolidated EBITDA” means, for any period, for the Collateral Manager and its subsidiaries on a consolidated basis, an amount equal to consolidated net income for such period plus (a) the following, to the extent deducted in calculating such consolidated net income: (i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Collateral Manager and its subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other non-recurring expenses of the

Collateral Manager and its subsidiaries reducing such consolidated net income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such consolidated net income: (i) federal, state, local and foreign income tax credits of the Collateral Manager and its subsidiaries for such period and (ii) all non-cash items increasing consolidated net income for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Collateral Manager and its subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) attributable indebtedness in respect of capital leases and synthetic lease obligations, (f) without duplication, all guarantees with respect to outstanding indebtedness of the types specified in clauses (a) through (e) above of persons other than the Collateral Manager or any subsidiary, and (g) all indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Collateral Manager or a subsidiary is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to the Collateral Manager or such subsidiary.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent and the Collateral Administrator specified on Schedule 6 hereto or such other address within the United States as the Collateral Agent and the Collateral Administrator may designate from time to time by notice to the Administrative Agent.

“Covenant Lite Loan” means a Collateral Loan that (i) does not require the Obligor to comply with at least one of the following financial covenants during each reporting period applicable to such Collateral Loan, whether or not any action by, or event relating to, the Obligor has occurred: maximum leverage, maximum senior leverage, minimum fixed charge coverage, minimum tangible net worth, minimum net worth, minimum debt service coverage, minimum interest coverage, maximum capital expenditures, minimum EBITDA, or other customary financial covenants, or (ii) (A) does not require the Obligor to comply with at least two of the following financial covenants during each reporting period applicable to such Collateral Loan, whether or not any action by, or event relating to, the Obligor has occurred: maximum leverage, maximum senior leverage, minimum fixed charge coverage, minimum tangible net worth, minimum net worth, minimum debt service coverage, minimum interest coverage, maximum capital expenditures, minimum EBITDA, or other customary financial covenants, and (B) is not a Single Covenant Obligation.

“Coverage Test” means each of (i) the Maximum Advance Rate Test, (ii) each Currency Borrowing Base Test, and (iii) the Interest Coverage Ratio Test.

“Covered Account” means each of the Collection Account (including each Interest Collection Subaccount and Principal Collection Subaccount therein), each Payment Account, the Revolving Reserve Account and the Custodial Account.

“CP Conduit” means any multi-seller asset-backed commercial paper conduit established to use the direct or indirect proceeds of the issuance of commercial paper notes to finance financial assets and that is a Lender.

“CP Rate” means, with respect to any CP Conduit for any day during any Interest Accrual Period, the per annum rate equivalent to (a) the rate (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) or, if more than one rate, the weighted average thereof, paid or payable by such CP Conduit from time to time as interest on or otherwise in respect of the commercial paper notes issued by such CP Conduit that are allocated, in whole or in part, by such CP Conduit’s agent to fund the purchase or maintenance of the Advances outstanding made by such CP Conduit (and which may also, in the case of a pool-funded conduit CP Conduit, be allocated in part to the funding of other assets of such CP Conduit and which commercial paper notes need not mature on the last day of any Interest Accrual Period) during such Interest Accrual Period as determined by such CP Conduit’s agent, which rates shall reflect and give effect to (i) certain documentation and transaction costs (including, without limitation, dealer and placement agent commissions, and incremental carrying costs incurred with respect to commercial paper notes maturing on dates other than those on which corresponding funds are received by such CP Conduit) associated with the issuance of the CP Conduit’s commercial paper notes, and (ii) other borrowings by such CP Conduit, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by the CP Conduit’s agent to fund such CP Conduit’s purchase or maintenance of the Advances outstanding made by such CP Conduit during such Interest Accrual Period; provided that, if any component of such rate is a discount rate, in calculating the applicable “CP Rate” for such day, such CP Conduit’s agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Credit and Collection Policies” means the PennantPark Floating Rate Ltd Policies and Procedures dated as of May 9, 2011, as amended subject to the terms hereof.

“Credit Risk Collateral Loan” means any Collateral Loan that in the Collateral Manager’s commercially reasonable business judgment (i) has a significant risk of declining in credit quality and, with a lapse of time, becoming a Defaulted Collateral Loan, and (ii) as a result of one or more factors including but not limited to credit quality, has a significant risk of declining in market price (but not including any such decline experienced by the market generally as a result of interest rate movement, general economic conditions or similar factors.

“Currency” means Dollars or any Agreed Foreign Currency.

“Currency Borrowing Base” means each of (i) the Pounds Sterling Borrowing Base, (ii) the Australian Dollars Borrowing Base, (iii) the Euro Borrowing Base, and (iv) the Canadian Dollars Borrowing Base.

“Currency Borrowing Base Test” means each of (i) the Pounds Sterling Borrowing Base Test, (ii) the Australian Dollars Borrowing Base Test, (iii) the Euro Borrowing Base Test, (iv) the Canadian Dollars Borrowing Base Test, (v) the Dollar Advance Test and (vi) the Foreign Currency Advance Test.

“Currency Valuation Trigger Event” means, an event that occurs if, as of any date of determination (i) with respect to any Agreed Foreign Currency that either (x) is the applicable Agreed Foreign Currency that any Collateral Loan that is part of the Collateral is denominated in, or (y) is the Agreed Foreign Currency that any outstanding Advances are denominated in, such Agreed Foreign Currency, the spot selling rate at which such Agreed Foreign Currency is sold for Dollars in the London foreign exchange market at approximately 4:00 p.m. (New York time) on such date of determination for delivery two (2) Business Days later fluctuates by a factor greater than 10.0% from (ii) the spot selling rate at which such Agreed Foreign Currency was sold for Dollars in the London foreign exchange market at approximately 4:00 p.m. (New York time) for delivery two (2) Business Days later as of the date two (2) Business Days prior to the date on which the Borrowing Base was calculated in the most recent Monthly Report or Borrowing Base Calculation Statement that was delivered to the Administrative Agent. None of the Administrative Agent, the Collateral Administrator or the Collateral Agent, shall have any responsibility for any calculation of a Currency Valuation Trigger Event made by the Collateral Manager. For avoidance of doubt, neither the Collateral Administrator nor the Collateral Agent shall have any responsibility to calculate a Currency Valuation Trigger Event pursuant to this Agreement.

“Currency Variability Factor” means, with respect to each Agreed Foreign Currency, the percentage opposite such Agreed Foreign Currency set forth in the table below:

Applicable Currency	Percentage Factor
Euros	33%
Canadian Dollars	38%
Pounds Sterling	51%
Australian Dollars	61%

“Current Pay Obligation” means any Collateral Loan that would otherwise be a Defaulted Collateral Loan but as to which:

(a)      no default has occurred and is continuing with respect to the payment of interest and any contractual principal (if any) and the most recent interest and contractual principal payment due (if any) was paid in cash, and the Collateral Manager reasonably expects that the next interest payment due will be paid in cash on the scheduled payment date (which judgment shall not be called into question as a result of subsequent events); and

(b)      if the Obligor of such Collateral Loan is subject to a bankruptcy proceeding and if the related bankruptcy court has authorized any payments due and payable on such Collateral Loan, all interest payments and scheduled distributions of principal authorized by such bankruptcy court have been paid by such Obligor of such Collateral Loan.

“Custodial Account” means the custodial account established pursuant to Section 8.03(b).

“Custodian” means U.S. Bank National Association, a national banking association, and any successor thereto appointed under this Agreement.

“Custodian Fee Letter” means the Collateral Agent Fee Letter setting forth the fees payable by the Borrower to, among other parties, the Custodian in connection with the transactions contemplated by this Agreement.

“Custodian Termination Notice” is defined in Section 14.05 hereof.

“Data File” has the meaning assigned to such term in Section 8.06(a).

“Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Default Ratio” means, on any date of determination, the annualized ratio (expressed as a percentage) equal to (a) the product of (i) the sum of the Defaulted Balances of all Collateral

Loans that became Defaulted Collateral Loans during the previous twelve (12) calendar months, divided by (b) the weighted average Aggregate Principal Balance of all Collateral Loans during the previous twelve (12) calendar months.

“Defaulted Balance” means, with respect to any Defaulted Collateral Loan, (i) the Principal Balance of such Defaulted Collateral Loan multiplied by (ii) 1 minus the applicable Recovery Rate for such Defaulted Collateral Loan.

“Defaulted Collateral Loan” means any Collateral Loan as to which any of the following occurs:

(a)    a default as to all or any portion of one or more payments of principal and/or interest has occurred with respect to such Collateral Loan for a period of thirty (30) Business Days or more past the applicable due date;

(b)    a default as to all or any portion of one or more payments of principal and/or interest has occurred in relation to any other obligation for borrowed money of the related Obligor in excess of the applicable cross-default threshold in the applicable Related Documents (giving effect to any grace period applicable thereto but in no event exceeding ten (10) Business Days past the applicable due date);

(c)    except in the case of a DIP Collateral Loan, the related Obligor of such Collateral Loan has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)    the occurrence of a Material Modification with respect to such Collateral Loan;

(e)    the Related Documents with respect to such Collateral Loan are amended, modified or waived due to the Obligor’s inability to pay principal or interest or otherwise in response to any credit deterioration of such Obligor (as determined by the Collateral Manager in its reasonable discretion), or the BDC or any Affiliate thereof has made or acquired a debt obligation of the related Obligor for the purpose of enabling such Obligor to pay principal and interest on such Collateral Loan and to avoid a payment default thereunder; provided that a loan made to refinance one or more Collateral Loans in the ordinary course of business shall not constitute a loan made to avoid a payment default under this clause (e); or

(f)     the Collateral Manager has determined in accordance with the Collateral Management Standard and the Credit and Collection Policies that such Collateral Loan shall be placed on “non-accrual” status or “not collectible”, or any or all of the principal amount due under such Collateral Loan is reduced or forgiven;

provided that any Defaulted Collateral Loan that subsequently becomes a Restructured Loan shall no longer constitute a Defaulted Collateral Loan hereunder.

“Delayed Drawdown Collateral Loan” means a Collateral Loan that (a) requires the Borrower to make one or more future advances to the Obligor under the Related Documents, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Loan will be a Delayed Drawdown Collateral Loan only to the extent of undrawn commitments and solely until all commitments by the Borrower to make advances on such Collateral Loan to the borrower under the Related Documents expire or are terminated or are reduced to zero.

“Delinquency Ratio” means, on any date of determination, the annualized ratio (expressed as a percentage) equal to (a) the Aggregate Principal Balance of all Collateral Loans that are Delinquent Collateral Loans, divided by (b) the Aggregate Principal Balance of all Collateral Loans as of such date.

“Delinquent Collateral Loan” means any Collateral Loan (other than a Defaulted Collateral Loan) as to which all or any portion of one or more payments of principal and/or interest are past due with respect to such Collateral Loan for a period of five (5) Business Days or more past the applicable due date.

“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:

(a)          in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the Participation Interest or the underlying loan is represented by an Instrument:

  (i)      causing the delivery of such Certificated Security or Instrument to the Custodian (which for the avoidance of doubt shall be the Document Custodian) by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

 (ii)      causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Covered Account; and

(iii)      causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(b)          in the case of each Uncertificated Security (other than a Clearing Corporation Security), unless covered by clause (e) below:

  (i)      causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

 (ii)      causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Covered Account;

(c)          in the case of each Clearing Corporation Security:

   (i)      causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

  (ii)      causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Covered Account;

(d)          in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”):

   (i)      causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

  (ii)      causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Covered Account;

(e)          in the case of each Security Entitlement not governed by clauses (a) through (d) above:

   (i)      causing a Securities Intermediary to receive a Financial Asset from a Securities Intermediary or to acquire the underlying Financial Asset, and in either case, accepting it for credit to the Custodian’s securities account,

  (ii)      causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(iii)      causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Covered Account;

(f)          in the case of Cash or Money:

   (i)      causing the delivery of such Cash or Money to the Custodian,

 (ii)      causing the Custodian to credit such Cash or Money to a deposit account maintained as a sub-account of the applicable Covered Account, and

(iii)      causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Covered Account; and

(g)          in the case of each account or general intangible (including any Participation Interest in which none of the Participation Interest or the underlying loan, is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Borrower will obtain any and all consents required by the Related Documents relating to any Instruments, accounts or general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Determination Date” means the last day of each Collection Period.

“DIP Collateral Obligation” means an obligation:

(a)          obtained or incurred after the entry of an order of relief in a case pending under Chapter 11 of the Bankruptcy Code,

(b)          to a debtor in possession as described in Chapter 11 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code),

(c)          on which the related Obligor is required to pay interest and/or principal on a current basis, and

(d)          approved by a Final Order or Interim Order of the bankruptcy court so long as such obligation is (A) fully secured by a lien on the debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code, (B) fully secured by a lien of equal or senior priority on property of the debtor estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code or (C) is secured by a junior lien on the debtor’s encumbered assets (so long as such loan is fully secured based on the most recent current valuation or appraisal report, if any, of the debtor).

“Diversity Score” means a single number that indicates collateral concentration in terms of both Obligor and industry concentration, calculated as set forth in Schedule 8 hereto.

“Document Custodian” means the Custodian when acting in the role of a custodian of the Related Documents hereunder.

“Document Custodian Facilities” means the office of the Document Custodian specified on Schedule 6.

“Dollar Advance” means an Advance denominated in Dollars.

“Dollar Advance Test” means a test that will be satisfied at any time that (i) the aggregate outstanding principal balance of Advances denominated in Dollars is less than (ii) the Dollar Availability.

“Dollar Availability” means an amount equal to:

(A)         the lesser of:

(x)      (i) the Dollar Borrowing Base plus (ii) the aggregate amount of Dollars then on deposit in the Principal Collection Subaccounts, minus (iii) the product of (a) the Aggregate Foreign Currency Borrowing Base minus the Dollar Equivalent of the aggregate amount of cash in an Agreed Foreign Currency deposited in the Principal Collection Subaccounts and (b) a percentage equal to 1 minus the Maximum Advance Rate, and,

(y)      (i) the Facility Amount minus (ii) the Aggregate Foreign Currency Borrowing Base, minus

(B)         the Foreign Currency Variability Reserve.

“Dollar Borrowing Base” means an amount, calculated in Dollars, equal to (i) the portion of the Borrowing Base that is allocable to Collateral Loans that are denominated in Dollars times (ii) the Maximum Advance Rate.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Agreed Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Agreed Foreign Currency based upon the spot selling rate at which such Foreign Currency may be exchanged for Dollars on the FXC GO screen of the Bloomberg Financial Markets System at approximately 4:00 p.m. (New York Time) on such date. None of the Administrative Agent, the Collateral Administrator or the Collateral Agent, shall have any responsibility for any calculation of a Dollar Equivalent made by the Collateral Manager. For avoidance of doubt, neither the Collateral Administrator nor the Collateral Agent shall have any responsibility to calculate any Dollar Equivalent pursuant to this Agreement.

“Dollars” and “$” mean lawful money of the United States of America.

“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.

“EBITDA” means earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Loan, in the manner provided in the Related Documents).

“Eligible Covenant Lite Loan” means a Covenant Lite Loan that (i) is not subordinate in right or payment to any other obligation for borrowed money of the obligor of such loan and is secured by a valid first priority perfected security interest or lien in, to or on specified collateral, (ii) has an original principal balance of (and unfunded commitments in respect of) the Dollar Equivalent of $250,000,000 or more and (iii) such loan is rated by either or both of S&P and Moody’s and (x) if rated only by S&P, such loan has a rating of B- or better, (y) if rated only by Moody’s, such loan has a rating of B3 or better and (z) if rated by both S&P and Moody’s, such loan has a rating of B- or better by S&P and B3 or better by Moody’s.

“Eligible First Lien Obligation” means any loan, debt obligation or Participation Interest (for purposes of this definition, a “loan”) that:

(a) if such loan is a Senior B Loan Obligation, such loan satisfies each of the criteria in such definition and satisfies clauses (b)(ii)-(iv) below;

(b) with respect to any loan which does not constitute a Senior B Loan Obligation, such loan:

  (i)      is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the obligor of such loan;

 (ii)      is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such loan subject to Purchase Money Liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens customary in credit agreements, which Liens do not directly secure indebtedness for borrowed money (whether or not such loan is also secured by any lower priority security interest or lien on other collateral);

(iii)      is secured pursuant to such first priority perfected security interest or lien, by collateral having a value (determined as set forth below) not less than the outstanding principal balance of such loan plus the aggregate outstanding principal balances of all other loans of equal seniority secured by a first lien or security interest in the same collateral; and

(iv)      is not a loan which is secured solely or primarily by the common stock of its obligor or any of its Affiliates;

provided, that a First Lien/Last Out Obligation shall not constitute an Eligible First Lien Obligation.

The determination as to whether clause (b)(iii) of this definition is satisfied shall be based on both (x) an Appraisal or other valuation (including an internal valuation performed by the Collateral Manager and including enterprise value) performed on or about the date of acquisition by the Borrower or of the most recent restructuring of such loan, and (y) the Collateral Manager’s judgment at the time the loan is acquired by the Borrower. The limitation set forth in clause (b)(iv) above shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would (1) in the case of a subsidiary that is not part of the same consolidated group as such parent entity for U.S. Federal income tax purposes, result in a deemed dividend by such subsidiary to such parent entity for such tax purposes, (2) violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) or (3) cause such subsidiary to suffer adverse economic consequences under capital adequacy or other similar rules, in each case, so long as (x) the Related Documents limit the incurrence of indebtedness by such subsidiary and (y) the aggregate amount of all such indebtedness is not material relative to the aggregate value of the assets of such subsidiary. For purposes of this Agreement, a DIP Collateral Obligation shall constitute an “Eligible First Lien Obligation”.

“Eligible Investment Required Ratings” means, with respect to any obligation or security, that such obligation or security (a) (i) if such obligation or security has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) if such obligation or security only has a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) and (iii) if such obligation or security only has a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) has a rating of “A-1” or better (or, in the absence of a short-term credit rating, a long-term credit rating of “A+” or better) from S&P.

“Eligible Investments” means any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

    (i)      direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

   (ii)      demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances payable within 183 days of issuance by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

  (iii)      unleveraged repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with an entity (acting as principal) which has, or whose parent company has (in addition to a guarantee agreement with such entity), the Eligible Investment Required Ratings;

  (iv)      securities bearing interest or sold at a discount issued by any entity formed under the laws of the United States of America or any State thereof that has the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

   (v)      non-extendable commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

  (vi)      a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case with the Eligible Investment Required Ratings; provided that (a) the Administrative Agent and the Required Lenders have consented thereto or (b) such Reinvestment Agreement may be unwound at the option of the Borrower without penalty;

 (vii)      money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; and

(viii)      Cash;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (vii) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (x) sixty (60) days after the date of acquisition thereof or (y) the Business Day prior to the next Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is subject to U.S. withholding or foreign withholding tax unless the issuer of the security is required to make “gross-up” payments for the full amount of such withholding tax, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action or (g) in the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks. Any such investment may be made or acquired from or through the Collateral Agent or any of its affiliates, or any entity for whom the Collateral Agent or any of its affiliates provides services (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Eligible Investment at the time of acquisition).

“Eligible Second Lien Obligation” means a loan, debt obligation or Participation Interest (for purposes of this definition, a “loan”) that:

(a)          is a First Lien/Last Out Obligation; or

(b)          meets the following criteria:

  (i)      is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the obligor of such loan (excluding customary terms applicable to a second lien lender under customary intercreditor provisions, such as subordination in right to payment to a first lien lender following an event of default under the related first lien credit agreement with respect to the liquidation of the obligor or of specified collateral);

 (ii)      is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such loan (whether or not such loan is also secured by any higher or lower priority security interest or lien on other collateral);

(iii)      is secured, pursuant to such second priority perfected security interest or lien, by collateral having a value (determined as set forth below) not less than the outstanding principal balance of such loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by a first or second lien or security interest in the same collateral; and

(iv)      is not a loan which is secured solely or primarily by the common stock of its obligor or any of its Affiliates.

(c)          is not a Senior B Loan Obligation.

The determination as to whether clause (iii) of clause (b) of this definition is satisfied shall be based on both (x) an Appraisal or other valuation (including an internal valuation performed by the Collateral Manager and including enterprise value) performed on or about the date of acquisition by the Borrower or of the most recent restructuring of such loan, and (y) the Collateral Manager’s judgment at the time the loan is acquired by the Borrower. The limitation set forth in clause (iv) of clause (b) above shall not apply with respect to a loan made to a parent entity that is secured solely or substantially by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would (1) in the case of a subsidiary that is not part of the same consolidated group as such parent entity for U.S. Federal income tax purposes, result in a deemed dividend by such subsidiary to such parent entity for such tax purposes, (2) violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) or (3) cause such subsidiary to suffer adverse economic consequences under capital adequacy or other similar rules, in each case, so long as (x) the Related Documents limit the incurrence of indebtedness by such subsidiary and (y) the aggregate amount of all such indebtedness is not greater than 60% of the aggregate value of the assets of such subsidiary.

“Equity Security” means any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with the Borrower.

“Euro Borrowing Base” means an amount, calculated in Euros, equal to (a) the portion of the Borrowing Base that is allocable to Collateral Loans that are denominated in Euros, plus (b) the aggregate amount of Euros then on deposit in the applicable Principal Collection Subaccount.

“Euro Borrowing Base Test” means a test that will be satisfied at any time that (i) the aggregate outstanding principal balance of Advances denominated in Euros is less than or equal to (ii) the Euro Borrowing Base.

“Euro Variability Reserve” means, the sum, for each Collateral Loan in the Euro Borrowing Base, of an amount equal to the following: (i) the Dollar Equivalent of the Principal Balance of such Collateral Loan as of such date, times (ii) (a percentage equal to 100.00% minus the Maximum Advance Rate) times (iii) the applicable Currency Variability Factor times (iv) the applicable Foreign Currency Collateral Loan Percentage for such Collateral Loan.

“Eurocurrency”, when used in reference to any Advance or Borrowing, refers to whether such Advance, or the Advances constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Eurocurrency Liabilities” is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Disruption Event” means the occurrence of any of the following with respect to a Eurocurrency Borrowing of a Class (the Currency of such Borrowing herein called the “Affected Currency”): (a) any Lender or Liquidity Bank shall have notified the Administrative Agent of a determination by such Lender or Liquidity Bank or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain such Affected Currency in the London interbank market to fund any Advance, (b) any Lender or Liquidity Bank shall have notified the Administrative Agent of the inability, for any reason, of such Lender or Liquidity Bank or any of its assignees or participants to determine the Adjusted LIBOR Rate with respect to such Affected Currency for such Interest Accrual Period, (c) any Lender or Liquidity Bank shall have notified the Administrative Agent of a determination by such Lender or Liquidity Bank or any of its assignees or participants that the rate at which deposits of such Affected Currency are being offered to such Lender or Liquidity Bank or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Lender or Liquidity Bank, such assignee or such participant of making, funding or maintaining any Advance in such Affected Currency for such Interest Accrual Period, or (d) any Lender or Liquidity Bank shall have notified the Administrative Agent of the inability of such Lender or Liquidity Bank or any of its assignees or participants to obtain such Affected Currency in the London interbank market to make, fund or maintain any Advance in such Affected Currency for such Interest Accrual Period.

“Euros” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

“Excess Concentration Amount” means, at any time the sum of (i) Foreign Currency Collateral Loan Excess Concentration Amount, (ii) Group I Country Excess Concentration Amount, (iii) Group II and III Country Excess Concentration Amount, and (iv) at any time in respect of which any one or more of the Concentration Limitations are exceeded, the Dollar Equivalent of the portions (calculated by the Collateral Manager without duplication) of each Collateral Loan that cause such Concentration Limitations to be exceeded, provided, however, that the total Excess Concentration Amount shall be reduced by an amount equal to the Senior B Excess Concentration Advance Amount (if any).

“Excess Interest Proceeds Amount” means, at any time, the excess, if any, of (i) the Dollar Equivalent of the aggregate amount in and available from the Interest Collection Subaccounts over (ii) 150% of the Dollar Equivalent of the aggregate amount necessary on the following Payment Date, in the good faith estimate of the Collateral Manager, to make the required payments pursuant to Section 9.01(a)(i)(A) through (E) of the Priority of Payments (after giving effect to any prepayments pursuant to Section 2.05). The Excess Interest Proceeds Amount shall be calculated by the Collateral Manager pursuant to an Excess Interest Proceeds Estimate. The Collateral Manager shall calculate the Excess Interest Proceeds Amount (including, without limitation, the estimate of the required payments pursuant to Section 9.01(a)(i)(A) through (E) of the Priority of Payments) in good faith based on the outstanding Advances immediately after giving effect to the contemplated prepayment being made with the Excess Interest Proceeds Amount or such higher amount as deemed appropriate to make such required payments in the Collateral Manager’s estimation.

“Excess Interest Proceeds Estimate” means a good faith estimate of the Excess Interest Proceeds Amount as calculated by the Collateral Manager in the form attached hereto as Exhibit A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Facility Amount” means the Dollar Equivalent of (a) on or prior to the Commitment Termination Date, the aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth on Schedule 1 (as such amount may be reduced from time to time pursuant to Section 2.06) and (b) following the Commitment Termination Date, the outstanding principal balance of all the Advances; provided that the Facility Amount may be increased by the Borrower from time to time in accordance with Section 2.15 hereof.

“Facility Amount Increase” means an increase in the Facility Amount pursuant to Section 2.15 hereof.

“Facility Amount Increase Request” is defined in Section 2.15 hereof.

“Facility Documents” means this Agreement, the Purchase and Contribution Agreement, the Account Control Agreement, the Collateral Agent Fee Letter, the Custodian Fee Letter, the

Backup Collateral Manager Fee Letter, the Administrative Agent Fee Letter, the Lender Fee Letter, the Collateral Administration Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest.

“FATCA” means Code Sections 1471 through 1474 and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower, the Collateral Administrator and the Agents in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Final Maturity Date” means the second anniversary of the last day of the Reinvestment Period.

“Final Order” means an order, judgment, decree or ruling the operation or effect of which has not been stayed, reversed or amended and as to which order, judgment, decree or ruling (or any revision, modification or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Documents” has the meaning set forth in Section 14.02(b) hereof.

“Financing Statements” has the meaning specified in Section 9-102(a)(39) of the UCC.

“First Lien/Last Out Obligation” means a Collateral Loan that would constitute an Eligible First Lien Obligation (other than by operation of the proviso in the definition of such term) but that, in the case of an event of default under the applicable Related Document, will be paid after one or more tranches of first lien loans issued by the same obligor have been paid in full in accordance with a specified waterfall of payments.

“Fitch” means Fitch, Inc., together with its successors.

“Fixed Rate Obligation” means any Collateral Loan that bears a fixed rate of interest.

“Floating Rate Obligation” means any Collateral Loan that bears a floating rate of interest.

“Floor Obligation” means, as of any date:

(a)      a Floating Rate Obligation (1) for which the Related Documents provides for a Libor rate option and that such Libor rate is calculated as the greater of a specified “floor” rate per annum and the London interbank offered rate for the applicable interest period and (2) that, as of such date, bears interest based on such Libor rate option, but only if as of such date the London interbank offered rate for the applicable interest period is less than such floor rate; and

(b)      a Floating Rate Obligation (1) for which the Related Documents provides for a base or prime rate option and such base or prime rate is calculated as the greater of a specified “floor” rate per annum and the base or prime rate for the applicable interest period and (2) that, as of such date, bears interest based on such base or prime rate option, but only if as of such date the base or prime rate for the applicable interest period is less than such floor rate.

“Foreign Currency Advance Test” means a test that will be satisfied at any time that the Dollar Equivalent of all Advances denominated in Agreed Foreign Currencies does not exceed 15.00% of the Maximum Available Amount.

“Foreign Currency Collateral Loan” a Collateral Loan that is denominated in an Agreed Foreign Currency.

“Foreign Currency Collateral Loan Assigned Value” shall mean, for any Foreign Currency Collateral Loan as of any date of determination, the lesser of (i) the Dollar Equivalent of the value of the Collateral Loan as reflected on the books and records of the Collateral Manager on such date of determination, and (ii) the Dollar Equivalent of the value of the Collateral Loan as reflected on the books and records of the BDC on such date of determination, in each case subject to a maximum Foreign Currency Collateral Loan Assigned Value of 100% of the Dollar Equivalent of such Collateral Loan’s Principal Balance and in each case as reported by the Collateral Manager to the Administrative Agent and the Collateral Administrator.

“Foreign Currency Collateral Loan Excess Concentration Amount” means the amount by which (A) the portion of the Aggregate Collateral Balance of Collateral Loans that are denominated in an Agreed Foreign Currency exceeds (B) an amount equal to (x) the lesser of (i) the product of (a) the Aggregate Collateral Balance of all the Collateral Loans times (b) the Maximum Advance Rate in effect at such time, and (ii) the Facility Amount, times (y) 15.00%.

“Foreign Currency Collateral Loan Par Value” means, as of any date, for any Foreign Currency Collateral Loan, an amount equal to the number, expressed as a percentage, obtained by dividing:

 (a) the Foreign Currency Collateral Loan Assigned Value of such Foreign Currency Collateral Loan; by

(b) the Principal Balance of such Foreign Currency Collateral Loan as of such date.

“Foreign Currency Collateral Loan Percentage” means, for any Foreign Currency Collateral Loan, if the Foreign Currency Collateral Loan Par Value for such Foreign Currency Collateral Loan is greater than or equal to 80% then 50%, otherwise 100%.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Agreed Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Collateral Manager and reported to the Administrative Agent and the Collateral Administrator.

“Foreign Currency Variability Reserve” means, the sum of (i) the Australian Dollar Variability Reserve, (ii) the Canadian Dollar Variability Reserve, (iii) the Euro Variability Reserve, and (iv) the Pounds Sterling Variability Reserve.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of a particular Lender or addition of a new Lender hereunder agreed to by the relevant Lender(s) pursuant to the terms of this Agreement) or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 6.01, Section 9.01, or Section 15.01(b) or any defined terms used therein, (g) modify the definition of the terms “Agreed Foreign Currency,” “Currency Valuation Trigger Event,” “Dollar Equivalent,” “Majority Lenders,” “Required Lenders,” “Maximum Available Amount,” “Borrowing Base,” “Maximum Advance Rate Test”, “Fundamental Amendment”, “Interest Coverage Ratio Test”, “Minimum Equity Amount”, “Collateral Loan” or any defined terms used therein, or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (h) extend the Reinvestment Period.

“Funding Effective Date” means the later of the Closing Date and the date on which the conditions precedent set forth in Section 3.01 are satisfied.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Authorities.

“Group I Country” means Australia and the Netherlands.

“Group I Country Excess Concentration Amount” means the amount by which (A) the portion of the Aggregate Collateral Balance of Collateral Loans whose Obligors are organized or incorporated in a Group I Country exceeds (B) an amount equal to (x) the lesser of (i) the product of (a) the Aggregate Collateral Balance of all the Collateral Loans times (b) the Maximum Advance Rate in effect at such time, and (ii) the Facility Amount, times (y) 10.00%.

“Group II Country” means Germany, Sweden and Switzerland.

“Group II and III Country Excess Concentration Amount” means the amount by which (A) the portion of the Aggregate Collateral Balance of Collateral Loans whose Obligors are organized or incorporated in a Group II Country or Group III Country, collectively exceeds (B) an amount equal to (x) the lesser of (i) the product of (a) the Aggregate Collateral Balance of all the Collateral Loans times (b) the Maximum Advance Rate in effect at such time, and (ii) the Facility Amount, times (y) 7.50%.

“Group III Country” means Austria, Belgium, Denmark, Finland, Iceland, Lichtenstein, Luxembourg and Norway.

“Hedge Counterparty” means (1) SunTrust Bank or (2) any other entity that (a) on the date of entering into any hedge transaction with the Borrower (i) is an interest rate swap dealer that has been approved in writing by the Administrative Agent and (ii) has a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s, and (b) in a hedging agreement (i) consents to the assignment of the Borrower’s rights under the hedging agreement to the Collateral Agent and (ii) agrees that in the event that Moody’s or S&P reduces its short-term unsecured debt rating below the ratings set forth above, it shall, at its own expense, transfer its rights and obligations under each hedging transaction to another entity that meets the requirements of clauses (a) and (b) hereof or collateralize its exposure under each hedging transaction.

“Indemnified Party” has the meaning assigned to such term in Section 12.04(b).

“Independent Accountants” has the meaning assigned to such term in Section 8.08.

“Ineligible Collateral Loan” means, at any time, a loan, debt obligation, Participation Interest or other obligation, or any portion thereof, that fails to satisfy any criteria of the definition of “Collateral Loan” after the date of acquisition thereof by the Borrower (i.e., determined as of such date and not giving effect to the introductory language to the definition of “Collateral Loan”).

“Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest” means, for each day during an Interest Accrual Period and each Advance outstanding by a Lender on such day, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x	1
D

where:

IR	=	the Interest Rate for such Advance on such day;

P	=	the principal amount of such Advance on such day; and

D	=	360 or, to the extent the Interest Rate is based on the Prime Rate or Multicurrency Advances denominated in Canadian Dollars or Pounds Sterling, 365 or 366 days, as applicable.

“Interest Accrual Period” means, with respect to each Advance (or portion thereof) (a) with respect to the first Payment Date for such Advance (or portion thereof), the period from and including the Closing Date to and including the last day of the calendar month preceding the first Payment Date and (b) with respect to any subsequent Payment Date for such Advance (or portion thereof), the period commencing on the first day of the calendar month in which the preceding Payment Date occurred and ending on the last day of the calendar month immediately preceding the month in which the Payment Date occurs; provided, that the final Interest Accrual Period for all outstanding Advances hereunder shall end on and include the day prior to the payment in full of the Advances hereunder.

“Interest Collection Subaccount” has the meaning specified in Section 8.02(a).

“Interest Coverage Ratio” means, on any Determination Date as of the end of the most recent Collection Period, the percentage equal to:

(a)      the Dollar Equivalent of the aggregate Collateral Interest Amount for the three most recent Collection Periods then ended; divided by

(b)      the Dollar Equivalent of the sum of all amounts payable under Section 9.01(a)(i)(A) through (E) on the related Payment Date for each of the three most recent Collection Periods then ended.

“Interest Coverage Ratio Test” means a test applicable hereunder on and after the Determination Date on September 30, 2011 and that is satisfied at any such time if the Interest Coverage Ratio as calculated on the most recent Determination Date as of the end of the most recent Collection Period was greater than or equal to 125%.

“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:

(a)      all payments of interest and other income received by the Borrower during such Collection Period on the Collateral Loans (including Ineligible Collateral Loans), including the accrued interest received in connection with a sale thereof during such Collection Period;

(b)      all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds; and all interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with amounts credited to the Revolving Reserve Account;

(c)      all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period, unless the Collateral Manager notifies the Agents before such Determination Date that the Collateral Manager in its sole discretion has determined that such payments are to be treated as Principal Proceeds; and

(d)      commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Collateral

Manager notifies the Agents before such Determination Date that the Collateral Manager in its sole discretion has determined that such payments are to be treated as Principal Proceeds;

provided that:

(1)      as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the outstanding principal balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds;

(2)      all payments received in respect of Equity Securities will constitute Principal Proceeds; and

(3)      all Cash received as equity contributions from the BDC will constitute Principal Proceeds unless specified by the Collateral Manager pursuant to Section 10.05.

“Interest Rate” means, for any Interest Accrual Period and for each Advance outstanding by a Lender for each day during such Interest Accrual Period:

(a)      to the extent such Advance is a Dollar Advance and the Lender has funded the applicable Advance through the issuance of commercial paper, a rate equal to the applicable CP Rate plus the Applicable Margin, provided that, upon the occurrence and during the continuance of an Event of Default (which has not otherwise been waived by the Lenders pursuant to the terms hereof) the rate shall be the Base Rate plus the Applicable Margin;

(b)      to the extent such Advance is not a Dollar Advance or to the extent the Lender did not fund the applicable Advance through the issuance of commercial paper, a rate equal to the Alternative Rate plus the Applicable Margin; and

(c)      with respect to any Swingline Advance, a rate equal to the Base Rate plus the Applicable Margin minus 1.00% per annum.

“Interim Order” means an order, judgment, decree or ruling entered after notice and a hearing conducted in accordance with Bankruptcy Rule 4001(c) granting interim authorization, the operation or effect of which has not been stayed, reversed or amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Criteria” means the criteria specified in Section 10.02(a).

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“LBO Loan” means a Collateral Loan the proceeds of which are used by the Obligor to acquire a controlling interest in another business enterprise that is secured by the assets of such business enterprise.

“Lender Fee Letter” means, collectively, (i) that certain Fifth Amended and Restated Lender Fee Letter, dated as of the Third Restatement Effective Date, by and among the Lenders, the Borrower and the Administrative Agent, as the same may be amended or amended and restated from time to time, and (ii) any upfront fee letters entered into by and among any Lender and the Borrower.

“Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro and Pounds Sterling; in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Rate” means, for any Interest Accrual Period, the greater of (i) zero percent (0%) and (ii):

(a)      in the case of Eurocurrency Borrowings denominated in a LIBOR Quoted Currency, the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in the relevant Currency for a period equal to the Interest Accrual Period as displayed in the Bloomberg Financial Markets System (or such other page on that service or such other service designated by the ICE Benchmark Administration Limited for the display of such Administration’s London interbank offered rate for deposits in the relevant Currency) as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of the Interest Accrual Period (or, solely with respect to Eurocurrency Borrowings in Pounds Sterling, on the first day of the Interest Accrual Period); provided that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Accrual Period, LIBOR Rate shall mean, for any LIBOR Quoted Currency, the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rate per annum at which the Administrative Agent could borrow funds if it were to do so by asking for and then accepting interbank offers two (2) Business Days’ preceding the first day of such Interest Accrual Period (or, solely with respect to Eurocurrency Borrowings denominated in Pounds Sterling, on the first day of such Interest Accrual Period) in the London interbank market for the relevant Currency as of 11:00 a.m. (London Time) for delivery on the first day of such Interest Accrual Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Eurocurrency Borrowing1;

(b)      in the case of Eurocurrency Borrowings denominated in Canadian Dollars, the CDOR Rate per annum; and

(c)      in the case of Eurocurrency Borrowings denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Administrative Agent (“BBSY”) as published by Reuters (or such other page or commercially available source providing BBSY (Bid) quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the day that is two (2) Business Days prior to the first day of the Interest Accrual Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Accrual Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).

“Liquidity Facility” means, for any CP Conduit, a loan facility, asset purchase facility or other arrangement under which the providers of such facility have agreed to provide funds to such CP Conduit for purposes of funding such CP Conduit’s obligations under this Agreement.

“Liquidity Bank” means the Person or Persons who provide liquidity support to a Lender that is a CP Conduit pursuant to a Liquidity Facility.

“Listed Collateral Loan” means a Collateral Loan for which, at the time of determination, a Listed Value is available.

“Listed Value” means, for any Collateral Loan, the bid price for such Collateral Loan most recently quoted by Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X), Interactive Date Corporation (Thompson Reuters), or quoted by another nationally recognized broker-dealer or nationally recognized quotation service as may be approved from time to time by the Administrative Agent and the Required Lenders if so requested by the Borrower; provided that, if the Collateral Manager reasonably believes that the price quoted by

1

ICE Benchmark Administration Limited makes no warranty, express of implied, either as to the results to be obtained from the use of ICE LIBOR and/or the figure at which ICE LIBOR stands at any particular time on any particular day or otherwise. ICE Benchmark Administration Limited makes no express or implied warranties of merchantability or fitness for a particular purpose in respect of any use of ICE LIBOR.

any such source it based on less than three bona fide bids, then the Collateral Manager, by notice to the Agents, may determine the Listed Value in accordance with clause (b) of the definition of “Market Value”.

“Loan Checklist” means an electronic or hard copy, as applicable, checklist delivered by or on behalf of the Borrower to the Custodian, for each Collateral Loan, of all Related Documents to be included within the respective loan file, which shall specify whether such document is an original or a copy.

“London Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Majority Lenders” means, as of any date of determination, one or more Lenders having aggregate Percentages greater than or equal to 51%.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Value” means, as of any date, for any Collateral Loan:

(a)         if such Collateral Loan is a Listed Collateral Loan as at such date, the Listed Value of such Collateral Loan as at such date; and

(b)         if such Collateral Loan is not a Listed Collateral Loan as of such date, the lower of:

 (i)      the fair market value of such Collateral Loan as reasonably determined by the Collateral Manager in accordance with the Collateral Management Standard; and

(ii)      the purchase price in respect of such Collateral Loan expressed as an effective percentage of par less any loss reserves maintained by the Borrower in accordance with GAAP.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, the Collateral Manager or the BDC, both individually or taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans generally or any material portion of the Collateral Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower or the Collateral Manager to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral.

“Material Modification” means, with respect to any Collateral Loan, any amendment, waiver, consent or modification of a Related Document with respect thereto executed or effected after the date on which such Collateral Loan is acquired by the Borrower, that:

(a)      reduces or waives one or more interest payments or permits any interest due with respect to such Collateral Loan in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than any deferral or capitalization already expressly permitted by the terms of its underlying instruments as of the date such Collateral Loan was acquired by the Borrower);

(b)      contractually or structurally subordinates such Collateral Loan by operation of a priority of payments, turnover provisions or the transfer of assets in order to limit recourse to the related Obligor or releases any material guarantor or co-obligor from its obligations with respect thereto;

(c)      substitutes or releases the underlying assets securing such Collateral Loan (other than as expressly permitted by the Related Documents as of the date such Collateral Loan was acquired by the Borrower), and such substitution or release materially and adversely affects the value of such Collateral Loan (as determined by the Collateral Manager in good faith);

(d)      waives, extends or postpones any date fixed for any payment or mandatory prepayment of principal on such Collateral Loan; or

(e)       reduces or forgives any principal amount of such Collateral Loan.

 provided that any Collateral Loan subject to a Material Modification which subsequently becomes a Restructured Loan shall no longer be considered to have been subject to a Material Modification hereunder.

“Matrix” means the Matrix set forth on Schedule 5 attached hereto.

“Matrix Adjustment Notice” means a notice from the Borrower, or the Collateral Manager on its behalf, to the Administrative Agent and the Collateral Agent substantially in the form of Exhibit H hereto.

“Matrix Inputs” means, at any time, the combination of “Advance Rates”, “Minimum Weighted Average Spread”, “Minimum Diversity Score”, “Maximum Obligor”, “Maximum Moody’s Industry Classification”, “Ratings” and “Maximum Loan Types” that are in effect for use in relation to the Matrix at such time as set forth in the applicable row of the Matrix, as the same may be adjusted from time to time pursuant to Section 11.02(e) hereof.

“Maximum Advance Rate” means, at any time, the “Advance Rate” specified in the Matrix based on the applicable combination of Matrix Inputs as then in effect.

“Maximum Advance Rate Test” means a test that will be satisfied at any time if (a) the sum of (i) the Dollar Equivalent of the aggregate outstanding principal balance of the Advances and (ii) the Net Aggregate Exposure Amounts at such time is less than (b) (i) the Maximum Available Amount at such time minus (ii) the Foreign Currency Variability Reserve at such time.

“Maximum Available Amount” means, at any time, the least of:

(a)          the Facility Amount at such time;

(b)          the sum of:

 (i)      the product of (x) the Borrowing Base and (y) the Maximum Advance Rate in effect at such time, plus

(ii)      the Dollar Equivalent of the aggregate amount of cash then on deposit in the Principal Collection Subaccounts; and

(c)          the sum of:

  (i)      the Borrowing Base, minus

 (ii)      the Minimum Equity Amount, plus

(iii)      the Dollar Equivalent of the aggregate amount of cash then on deposit in the Principal Collection Subaccounts.

“Measurement Date” means, (i) the Closing Date, (ii) each Borrowing Date and (iii) each Monthly Report Determination Date.

“Minimum Equity Amount” means, at any time, $25,000,000.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Asset Amount” means, for any Payment Date, the Aggregate Collateral Balance as of the last day of the most recent Collection Period.

“Monthly Report” has the meaning specified in Section 8.06(a).

“Monthly Report Determination Date” has the meaning specified in Section 8.06(a).

“Monthly Reporting Date” means the 20th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than January, April, July and October in each year).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 4 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if Moody’s publishes revised industry classifications.

“Moody’s Rating” means, with respect to any Collateral Loan, as of any date of determination, the rating determined pursuant to Schedule 9 hereto (or such other schedule provided by Moody’s to the Borrower and the Collateral Manager).

“Multicurrency Advance” means an Advance denominated in Dollars or an Agreed Foreign Currency.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net Aggregate Exposure Amount” means, at any time, the excess (if any) of (x) the Dollar Equivalent of the aggregate unfunded amounts in respect of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans at such time over (y) the Dollar Equivalent of the aggregate amount on deposit in the Revolving Reserve Account at such time.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Transferred Loans (as defined in the Purchase and Sale Agreement) sold and/or contributed by the BDC, as seller, to the Borrower, as buyer pursuant to the Purchase and Sale Agreement prior to such date, minus (b) the Aggregate Principal Balance of all Transferred Loans (other than Warranty Loans (as defined in the Purchase and Sale Agreement)) repurchased or substituted by the BDC, as seller, prior to such date.

“Net Worth” means, for any Obligor and at any time the same is to be determined, the difference between total assets and total liabilities of such Obligor, total assets and total liabilities each to be determined in accordance with GAAP.

“Net Worth to Total Capital Ratio” means, at any time the same is to be determined for any Obligor, the ratio of (i) such Obligor’s Net Worth to (ii) the Total Capitalization of such Obligor.

“Non-Cash Paying PIK Loan” means, at any time, a PIK Loan that is deferring all of the cash interest that is due at such time or that, at such time, has any capitalized interest (unless, in addition to capitalized interest, such PIK Loan requires interest in cash at a rate of at least LIBOR plus 3.50% per annum), or any balance of due and unpaid cash interest, outstanding.

“Noteless Loan” means a Collateral Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Collateral Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Collateral Loan transferred to the Borrower.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02.

“Notice of Prepayment” has the meaning assigned to such term in Section 2.05.

“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Collateral Agent Fee Letter or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all amounts payable hereunder.

“Obligor” means, in respect of any Collateral Loan, the Person primarily obligated to pay Collections in respect of such Collateral Loan.

“OFAC” has the meaning assigned to such term in Section 4.01(f).

“Offer” has the meaning given in Section 8.07(c).

“Original Agreement” has the meaning assigned to such term in the preamble hereto.

“Original Currency” has the meaning assigned to such term in Section 2.14.

“Other Taxes” has the meaning given in Section 15.03(b).

“Ownership Certificates” means, in respect of any Collateral, all stock, ownership certificates, participation certificates and other “instruments” and “certificated securities” (as such terms are defined in the UCC), if any, governing or evidencing or representing ownership of such Collateral.

“Participant” means any Person to whom a participation is sold as permitted by Section 15.06(d).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Participation Interest” means a participation interest in a loan or other obligation that would, at the time of acquisition, or the Borrower’s commitment to acquire the same, constitute a Collateral Loan.

“PATRIOT Act” has the meaning assigned to such term in Section 15.16.

“Payment Account” means, collectively, the payment accounts of the Collateral Agent established pursuant to Section 8.03(a).

“Payment Date” means the 20th day of each calendar month in each year; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

“Payment Date Report” has the meaning specified in Section 8.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” of any Lender means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such lender with an assignor.

“Permitted Agent” means:

(a)      in connection with the Facility Documents, the Collateral Manager, the Custodian, the Agents, the Independent Accountants and any such party’s sub-agents; and

(b)      in connection with the Collateral Loans, (i) administrative agents, collateral agents, arrangers, trustees and similar agents (and any sub-agents) appointed under the Related Documents, (ii) financial and restructuring advisors, appraisers and evaluators, (iii) foreign agents retained for foreign perfection purposes or other local law requirements, (iv) back-office operations providers and (v) legal counsel, in each case, consistent with the Collateral Manager’s past practice and in the ordinary course of business.

“Permitted Assignee” means, with respect to (i) any CP Conduit, any Liquidity Bank for such CP Conduit and any other multi-seller asset-backed commercial paper conduit administered by the same agent as such CP Conduit, (ii) any Lender other than a CP Conduit, an Affiliate of such Lender that has a short-term unsecured debt rating or certificate of deposit rating of “A-2” or better by S&P or “P-2” or better by Moody’s, and (iii) any Lender, any other Lender, and which, in the case of clause (ii) does not require the Borrower to pay any additional or increased costs or is otherwise approved by the Borrower.

“Permitted Liens” means: (a) Liens created in favor of the Collateral Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; and (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP.

“Permitted Securitization” means any private or public term or conduit securitization transaction undertaken by the Borrower or its Affiliates that is secured, directly or indirectly, by any Collateral Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIK Loan” means a Collateral Loan that permits the obligor thereon to defer or capitalize any portion of the accrued interest thereon.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Post-Default Rate” means a rate per annum equal to the rate of interest otherwise in effect pursuant to this Agreement plus 2.0% per annum.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Pounds Sterling Borrowing Base” means an amount, calculated in Pounds Sterling, equal to (a) the portion of the Borrowing Base that is allocable to Collateral Loans that are denominated in Pounds Sterling, plus (b) the aggregate amount of Pounds Sterling then on deposit in the applicable Principal Collection Subaccount.

“Pounds Sterling Borrowing Base Test” means a test that will be satisfied at any time that (i) the aggregate outstanding principal balance of Advances denominated in Pounds Sterling is less than or equal to (ii) the Pounds Sterling Borrowing Base.

“Pounds Sterling Variability Reserve” means, the sum, for each Collateral Loan in the Pounds Sterling Borrowing Base, of an amount equal to the following: (i) the Dollar Equivalent of the Principal Balance of such Collateral Loan as of such date, times (ii) (a percentage equal to 100.00% minus the Maximum Advance Rate) times (iii) the applicable Currency Variability Factor times (iv) the applicable Foreign Currency Collateral Loan Percentage for such Collateral Loan.

“Prime Rate” means the rate announced by SunTrust Bank from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by SunTrust Bank in connection with extensions of credit to debtors. SunTrust Bank may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Principal Balance” means, with respect to any Collateral Loan, as of any date of determination, the Dollar Equivalent of the outstanding principal amount of such Collateral Loan (excluding any capitalized interest).

“Principal Collection Subaccount” has the meaning specified in Section 8.02(a).

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any Cash equity contributions (unless specified by the Collateral Manager to constitute Interest Proceeds in accordance with Section 10.05).

“Priority of Payments” has the meaning specified in Section 9.01(a).

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Professional Independent Manager” means an individual who is employed by a nationally-recognized company that provides professional independent directors or independent managers for Special Purpose Entities and other corporate services in the ordinary course of its business.

“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.

“Purchase and Contribution Agreement” means that certain Purchase and Contribution Agreement dated as of the Closing Date between the BDC, as seller, and the Borrower, as buyer.

“Purchase Money Lien” means a Lien that secures indebtedness for borrowed money so long as (i) substantially all of the proceeds of the indebtedness for borrowed money that is the subject of such Lien was used to acquire, construct or improve the asset(s) that are the subject of such Lien, and (ii) such Lien does not attach to assets other than those acquired, constructed or improved with such proceeds.

“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“QIB” has the meaning specified in Section 15.06(e).

“Qualified Purchaser” has the meaning specified in Section 15.06(e).

“Ratings” means, for purposes of determining the “Ratings” Matrix Input, the lower of the Moody’s Rating and the S&P Rating.

“Rating Agency” means Moody’s, Fitch or S&P (or, if, at any time Moody’s, Fitch or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Borrower or the Collateral Manager on behalf of the Borrower with the consent of the Administrative Agent and the Required Lenders). In the event that at any time any of the rating agencies referred to above ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Agreement shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency’s published ratings for the type of obligation in respect of which such replacement rating agency is used.

“Recovery Rate” means, for Defaulted Collateral Loans, the lesser of (a) the recovery rate assigned by Moody’s or S&P (if both are provided, the lowest shall govern) to such Collateral Loan; and (b) the recovery rate set forth opposite such asset type below:

Eligible First Lien Obligation-50%

Eligible Second Lien Obligation-30%,

provided, however, that if (1) all amounts have been recovered with respect to a Defaulted Collateral Loan or (2) the amounts that have been recovered with respect to a Defaulted Collateral Loan would result in a higher Recovery Rate (calculated pursuant to this proviso) than that set forth above, the Recovery Rate for such Collateral Loan shall be equal to (A) the aggregate amount recovered with respect to such Collateral Loan, divided by (B) the Principal Balance of such Collateral Loan on the day it became a Defaulted Collateral Loan.

“Register” has the meaning specified in Section 15.06(d).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Change” has the meaning specified in Section 2.09(a).

“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity having an Eligible Investment Required Ratings; provided that such agreement provides that it is terminable by the purchaser, without penalty and with the return of all invested funds, if within sixty (60) days after the provider of such agreement no longer satisfies the Eligible Investment Required Ratings, the provider has failed to obtain either (i) a guarantor with an Eligible Investment Required Ratings to guarantee the obligations of such provider under such agreement or (ii) a replacement provider with an Eligible Investment Required Ratings.

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) May 14, 2016 (or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Agents) or (b) the date of the termination of the Commitments pursuant to Section 6.01.

“Related Documents” means, with respect to any Collateral Loan, all agreements or documents evidencing, guaranteeing, securing, governing or giving rise to such Collateral Loan (as identified on the Loan Checklist).

“Requested Amount” has the meaning assigned to such term in Section 2.02.

“Required Lenders” means, as of any date of determination, one or more Lenders having aggregate Percentages greater than or equal to 66 2/3%; provided that at any time there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).

“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, and (e) in the case of the Collateral Agent or Administrative Agent, an officer of the Collateral Agent or Administrative Agent as applicable responsible for the administration of this Agreement.

“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount (including in respect of redemptions permitted by the Constituent Documents of the Borrower) to any shareholder, partner, member or other equity investor in the Borrower on account of any share, membership interest, partnership interest or other equity interest in respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any class of stock of or other equity interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any share, membership interest, partnership interest or other equity interest in respect of the Borrower.

“Restructured Loan” means:

(a)        with respect to any Defaulted Collateral Loan, after the date on which such loan became a Defaulted Collateral Loan, (i) it is current on all required payments for a period of three months (if such loan pays monthly), two quarters (if such loan pays quarterly) or one year (if such loan pays semiannually) and (ii) it would be eligible for purchase by the Borrower as a Collateral Loan in accordance with the terms of this Agreement if purchased at such time; and

(b)        with respect to any Collateral Loan which has been the subject of a Material Modification, either (i) after the date on which such loan became a Collateral Loan which is the subject of a Material Modification, (A) it is current on all required payments for a period of three months (if such loan pays monthly), two quarters (if such loan pays quarterly) or one year (if such loan pays semiannually) and (B) it would be eligible for purchase by the Borrower as a Collateral Loan in accordance with the terms of this Agreement if purchased at such time, or (ii) the Administrative Agent has consented in writing to such Collateral Loan no longer constituting a loan which has been the subject of a Material Modification hereunder.

“Review Criteria” is defined in Section 14.02(b)(i) hereof.

“Revolving Collateral Loan” means any Collateral Loan (other than a Delayed Drawdown Collateral Loan) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Borrower; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Reserve Account” means the account established pursuant to Section 8.04.

“Revolving Reserve Required Amount” has the meaning assigned to such term in Section 8.04.

“S&P” means Standard & Poor’s Ratings Group.

“S&P Rating” means, with respect to any Collateral Loan, as of any date of determination, the rating determined pursuant to Schedule 10 hereto (or such other schedule provided by S&P to the Borrower and the Collateral Manager).

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Backup Collateral Manager, the Collateral Administrator, the Custodian, the BDC (in respect of the Senior Collateral Management Fee and the Subordinated Collateral Management Fee payable to the BDC to the extent provided in Section 11.06), the Collateral Manager, the Lenders and their respective permitted successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” has the meaning assigned to it in Section 8-102(a)(14) of the UCC.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution” means an entity obligated to make payments to the Borrower under the terms of a Participation Interest.

“Senior B Loan Obligation” means a loan, debt obligation or Participation Interest (for purposes of this definition, a “loan”) that would constitute an Eligible First Lien Obligation (other than by operation of the proviso in the definition of such term) but that, in the case of an event of default under the applicable Related Document, will be paid after a tranche that is senior in the right of payment issued by the same Obligor has been paid in full (the “First Out Tranche”) in accordance with a specified waterfall of payments, provided, that:

(a)      the outstanding Principal Balance (and Unfunded Commitments in respect of) the First Out Tranche is less than 25% of total first lien debt (including the Senior B Loan Obligations and the First Out Tranche);

(b)      the ratio of the outstanding Principal Balance (and unfunded commitments in respect of) the First Out Tranche to the EBITDA of the Obligor on such loan is less than or equal to 1.00x;

(c)      the trailing twelve-month senior debt to EBITDA ratio of the Obligor on such loan is less than or equal to 4.25x; and

(d)      if such Senior B Loan Obligation has been specifically assigned a recovery rate assigned by Moody’s or S&P, such recovery rate is greater than or equal to 50%.

“Senior Collateral Management Fee” means the monthly fee, accruing from the Closing Date, payable in arrears on each Payment Date for the related Interest Accrual Period, in an amount equal to 0.50% per annum (calculated on the basis of a 360 day year and the actual number of days elapsed) of the Monthly Asset Amount.

“Senior B Excess Concentration Advance Amount” means an amount equal to (i) 50.00% multiplied by (ii) any Excess Concentration Amounts attributable to Collateral Loans that constitute Senior B Loan Obligations to the extent that (x) such Excess Concentration Amounts arise solely as the result of Collateral Loans that constitute Senior B Loan Obligations exceeding the Concentration Limitation set forth in clause (b) of the definition of “Concentration Limitation” and (y) any such Senior B Obligations (or portions thereof) included in such Excess Concentration Amounts would not cause the aggregate amount of Collateral Loans that are Eligible Second Lien Obligations and Senior B Loan Obligations to exceed 30.00% of the Aggregate Collateral Balance of all the Collateral Loans.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity for the Borrower and its Subsidiaries at such date.

“Single Covenant Obligation” means a loan, debt obligation or Participation Interest (for purposes of this definition, a “loan”) that:

  (i)        is not a Covenant Lite Loan,

 (ii)       does not require the Obligor to comply with at least two of the following financial covenants during each reporting period applicable to such Collateral Loan, whether or not any action by, or event relating to, the Obligor has occurred: maximum leverage, maximum senior leverage, minimum fixed charge coverage, minimum tangible net worth, minimum net worth, minimum debt service coverage, minimum interest coverage, maximum capital expenditures, minimum EBITDA, or other customary financial covenants, and

(iii)      either, at the time of acquisition of such loan:

(a)            has an original principal balance of (and unfunded commitments in respect of) more than the Dollar Equivalent of $150,000,000; or

(b)            (x) has a rating of at least “B-” from S&P and “B3” from Moody’s, and (y) either (1) (A) has an original principal balance of (and unfunded commitments in respect of) more than the Dollar Equivalent of $125,000,000, (B) has an Obligor with a trailing twelve-month EBITDA of at least the Dollar Equivalent of $30,000,000 and (C) is a first lien commercial loan, or (2) (A) has an Obligor with a trailing twelve-month EBITDA of at least the Dollar Equivalent of $40,000,000 and (B) is an Eligible Second Lien Obligation.

“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the projections delivered in connection with this Agreement or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code, Section 271 of the Debtor and Creditor Law of the State of New York or other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Special Obligor” means an Obligor that is in the government IT, payment processors, insurance services, healthcare services or marketing services subcategory of the “Business Services” industry as defined by Moody’s.

“Special Purpose Entity” means a limited liability company or other business entity that is created with the purpose of being “bankruptcy remote” and whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the special purpose provisions of the Borrower LLC Agreement.

“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.05(a) and that is available to the Collateral Agent, to be specified by the Collateral Manager to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Default or Event of Default shall have occurred and then be continuing, at any time with not less than five (5) Business Days’ notice to the Collateral Agent (with a copy to the Administrative Agent) the Collateral Manager may (and, if the-then Specified Eligible Investment is no longer available to the Collateral Agent, shall) designate another Eligible Investment that meets the requirements of Section 8.05(a) and that is available to the Collateral Agent to be the Specified Eligible Investment for purposes hereof.

“Specified LIBOR” means at any time:

(a)      if no Advances are bearing interest at the Adjusted LIBOR Rate, the LIBOR Rate determined by the Collateral Administrator as if (1) Advances having an aggregate principal balance of $10,000,000 were bearing interest at the Adjusted LIBOR Rate hereunder and (2) the related Interest Accrual Period were in effect for the period from the immediately preceding Payment Date (or, if prior to the first Payment Date, the Closing Date) through the next following Payment Date;

(b)      if only one Interest Accrual Period for Advances bearing interest at the Adjusted LIBOR Rate is outstanding at such time, the LIBOR Rate in effect with respect to such Advances for such Interest Accrual Period; and

(c)      if more than one Interest Accrual Period for Advances bearing interest at the Adjusted LIBOR Rate is outstanding at such time, a rate per annum equal to (1) the sum of the products, for each such Interest Accrual Period, of the LIBOR Rate (as determined by the Collateral Administrator) in effect with respect to such Interest Accrual Period multiplied by the Dollar Equivalent of the principal amount of Advances then bearing interest at a rate based on such LIBOR Rate, divided by (2) the Dollar Equivalent of the aggregate principal amount of all Advances bearing interest at the Adjusted LIBOR Rate outstanding at such time, rounded to the nearest 0.01%.

“Statutory Reserve Rate” means, for the Interest Accrual Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Accrual Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Borrowings shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Structured Finance Obligation” means any debt obligation owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that ABL Facilities, loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Subject Laws” has the meaning assigned to such term in Section 4.01(f).

“Subordinated Collateral Management Fee” means the monthly fee, accruing from the Closing Date, payable in arrears on each Payment Date for the related Interest Accrual Period, in an amount equal to 0.50% per annum (calculated on the basis of a 360 day year and the actual number of days elapsed) of the Monthly Asset Amount.

“Successor Collateral Manager” has the meaning assigned to such term in Section 11.09(a).

“SunTrust” means SunTrust Bank, a Georgia banking corporation.

“Swingline Advance” has the meaning assigned to such term in Section 2.01.

“Swingline Borrowing” has the meaning assigned to such term in Section 2.01.

“Swingline Facility End Date” has the meaning assigned to such term in Section 2.01.

“Swingline Lender” means SunTrust, in its capacity as lender of Swingline Advances hereunder.

“Swingline Refinancing Advances” has the meaning assigned to such term in Section 2.02(c).

“Swingline Refinancing Date” has the meaning assigned to such term in Section 2.02(c).

“Syndicated Advance” has the meaning assigned to such term in Section 2.01.

“Syndicated Borrowing” has the meaning assigned to such term in Section 2.01.

“Taxes” has the meaning assigned to such term in Section 15.03(a).

“Third Restatement Effective Date” means May 22, 2015.

“Total Capitalization” means, for any Obligor at any time the same is to be determined, the sum of Total Funded Debt of such Obligor plus the Net Worth of such Obligor.

“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of (a) all indebtedness for borrowed money of such Obligor and its Subsidiaries at such time, and (b) all indebtedness for borrowed money of any other Person which is directly or indirectly guaranteed by the Obligor or any of its Subsidiaries or which the Obligor or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Obligor or any of its Subsidiaries has otherwise assured a creditor against loss.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Note” means, with respect to a Collateral Loan, one or more promissory notes executed by an Obligor to evidence such Collateral Loan.

“Uni-Tranche Loan” means any loan, debt obligation or Participation Interest (for purposes of this definition, a “loan”) that has been structured such that one loan comprises an Eligible First Lien Obligation and an Eligible Second Lien Obligation between the related Obligor and a single lender.

“Unrestricted Cash” means the meaning of “Unrestricted Cash” or any comparable definition in the related loan agreement for each Collateral Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such loan agreements, all cash (i) available for use for general corporate purposes and (ii) not held in any reserve account or legally or contractually restricted for any particular purposes inconsistent with the payment of the indebtedness for borrowed money of the relevant Obligor or subject to any lien (other than blanket liens permitted under or granted in accordance with such loan agreement).

“Voting Shares” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Weighted Average Coupon” means, as of any date, an amount equal to the number, expressed as a percentage, obtained by dividing:

(a)      the sum, for each Fixed Rate Obligation, of the stated interest coupon on such Collateral Loan times the portion of the Aggregate Collateral Balance attributable to such Collateral Loan; by

(b)      the Aggregate Collateral Balance of all Fixed Rate Obligations as of such date.

“Weighted Average Floating Spread” means, as of any date, the number obtained by dividing:

(a)      the amount equal to (A) the Aggregate Funded Spread (with respect to all Floating Rate Obligations), plus (B) the Aggregate Unfunded Spread, by

(b)      the Aggregate Collateral Balance of all Floating Rate Obligations as of such date.

“Weighted Average Life” means, as of any date of determination with respect to all Collateral Loans, the number of years following such date obtained by summing the products obtained by multiplying:

The Average Life at such time of each such Collateral Loan	X	The portion of the Aggregate Collateral Balance attributable to such Collateral Loan and dividing such sum by:

The Aggregate Collateral Balance at such time of all Collateral Loans.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Loan, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Loan and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Loan.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Zero Coupon Obligation” means a Collateral Loan that does not provide for periodic payments of interest in Cash or that pays interest only at its stated maturity.

Section 1.02.     Rules of Construction.    For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (vi) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (viii) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, and (ix) each reference to any-time means Atlanta, Georgia time.

Section 1.03.     Computation of Time Periods.   Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

Section 1.04.     Collateral Value Calculation Procedures.       In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loans, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

 (a)      All calculations with respect to Scheduled Distributions on the Collateral Loans shall be made on the basis of information as to the terms of each such Collateral Loan and upon reports of payments, if any, received on such Collateral Loans that are furnished by or on behalf of the Obligor of such Collateral Loans and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

 (b)      For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include (i) scheduled interest and principal payments on Defaulted Collateral Loans and Ineligible Collateral Loans unless or until such payments are actually made and (ii) ticking fees in respect of Collateral Loans, and other similar fees, unless or until such fees are actually paid.

 (c)      For each Collection Period and as of any date of determination, the Scheduled Distribution on any Collateral Loans (other than Defaulted Collateral Loans and Ineligible Collateral Loans, which, except as otherwise provided herein, shall be assumed to have Scheduled Distributions of zero) shall be the total amount of payments and collections to be received during such Collection Period in respect of such Collateral Loans.

 (d)      Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date.

 (e)      References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

 (f)       For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Collateral Loans and Ineligible Collateral Loans (including any unfunded commitments with respect to such Collateral Loans) will be treated as having a value equal to zero.

 (g)      Determinations of the Collateral Loans, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that a Collateral Loan (or portion thereof) that falls into more than one such category of Collateral Loans will be deemed, solely for purposes of such determinations, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).

 (h)      Except as otherwise provided herein, Defaulted Collateral Loans and Ineligible Collateral Loans will not be included in the calculation of the Weighted Average Floating Spread, the Weighted Average Coupon, and the Weighted Average Life.

 (i)       For purposes of determining the Weighted Average Floating Spread and the Weighted Average Coupon (and related computations of stated interest coupons and Aggregate Funded Spread), capitalized or deferred interest (and any other interest that is not paid in cash) will be excluded.

 (j)       References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale and/or contribution from the BDC and the Borrower’s making or origination of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).

 (k)      For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.

 (l)       Unless otherwise indicated herein, all monetary calculations under this Agreement shall be in Dollars (and any amounts denominated in an Agreed Foreign Currency shall be converted to the Dollar Equivalent of such Agreed Foreign Currency for such calculations, as applicable). For purposes of this Agreement, calculations with respect to all amounts received or required to be paid in a currency other than Dollars or an Agreed Foreign Currency shall be valued at zero.

 (m)      For purposes of calculating all Concentration Limitations, (i) at all times during the Reinvestment Period, unfunded commitments shall be included in both the numerator and the denominator of any component of the Concentration Limitations, and (ii) at all other times, unfunded commitments shall not be included in either the numerator or the denominator of any component of the Concentration Limitations.

Section 1.05.     Classification of Advances and Borrowings.      For purposes of this Agreement, Advances may be classified and referred to by Class (e.g., a “Syndicated Dollar Advance” or “Syndicated Multicurrency Advance”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing”, “Multicurrency Borrowing” or “Syndicated Borrowing”). Advances and Borrowings may also be identified by Currency.

Section 1.06.     Currencies Generally.  At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. The outstanding principal amount of any Borrowing that is denominated in any Agreed Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Agreed Foreign Currency of such Borrowing determined as of the date of such Borrowing. Wherever in this Agreement in connection with a Borrowing, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing is denominated in an Agreed Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Agreed Foreign Currency).

Section 1.07.     Calculation of Borrowing Base.      In connection with amounts to be calculated for purposes of determining the Borrowing Base and generally preparing the Borrowing Base Calculation Statement, all amounts shall be expressed in Dollars. If any such amount is denominated in an Agreed Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Agreed Foreign Currency).

ARTICLE II

ADVANCES

Section 2.01.     Revolving Credit Facility.    On the terms and subject to the conditions hereinafter set forth, including Article III:

(a)      each Lender severally agrees to make loans in Dollars and in Agreed Foreign Currencies to the Borrower (each, a “Syndicated Advance”) from time to time on any Business Day during the period from the Funding Effective Date until the Commitment Termination Date (or thereafter pursuant to Section 8.04), on a pro rata basis in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Commitment and, as to all Lenders, in an aggregate principal amount up to but not exceeding the Maximum Available Amount as then in effect.

(b)      the Swingline Lender agrees to make loans in Dollars (each, a “Swingline Advance” and, together with the Syndicated Advances, the “Advances”) to the Borrower from time to time on any Business Day during the period from the Funding Effective Date until the date that is five (5) Business Days prior to the Commitment Termination Date (the “Swingline Facility End Date”) in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) $20,000,000 and (ii) the aggregate unused Commitment of the Swingline Lender. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swingline Lender to make Swingline Advances shall be subject to all of the terms and conditions of this Agreement, and Swingline Lender shall not make any Swingline Advances if any of the conditions precedent in Section 3.02 are not satisfied; provided that the Swingline Lender shall be entitled to assume that the conditions precedent to an advance of any Swingline Loan have been satisfied unless notified to the contrary by the Administrative Agent, the Collateral Agent, the Majority Lenders, the Borrower or the Collateral Manager on the Borrower’s behalf.

Each such borrowing of a Syndicated Advance on any single day is referred to herein as a “Syndicated Borrowing”; each such borrowing of a Swingline Advance on any single day is referred to herein as a “Swingline Borrowing”; and Syndicated Borrowings and Swingline Borrowings are referred to herein collectively as “Borrowings”.

(c)     Type of Advances.  Each Syndicated Borrowing of a Class shall be denominated in a single Currency as the Borrower may request in accordance herewith.

(d)     Maximum Multicurrency Advances.  With respect to Borrowings denominated in an Agreed Foreign Currency, (i) no more than two (2) Borrowings per week shall be permitted hereunder and (ii) no more than eight (8) Borrowings shall be outstanding hereunder at any one time.

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.05; provided that the Swingline Lender shall not be required to make a Swingline Advance to refinance an outstanding Swingline Advance.

Section 2.02.     Making of the Advances.  (a) If the Borrower desires to make a Borrowing under this Agreement, the Borrower, or the Collateral Manager on its behalf, shall give the Administrative Agent and the Collateral Agent a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice shall be irrevocable and effective upon receipt) not later than:

(i)       in the case of Syndicated Borrowings denominated in Dollars, 2:00 p.m. at least one (1) Business Day prior to the day of the requested Borrowing. A Notice of Borrowing received after 2:00 p.m. shall be deemed received on the following Business Day;

 (ii)      in the case of Syndicated Borrowings denominated in an Agreed Foreign Currency, 2:00 p.m. at least three (3) Business Days prior to the day of the requested Borrowing. A Notice of Borrowing received after 2:00 p.m. shall be deemed received on the following Business Day; and

(iii)      in the case of Swingline Borrowings denominated in Dollars, 2:00 p.m. on the date of the requested Swingline Borrowing.

Promptly following receipt of a Notice of Borrowing in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing. Each Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date the request for the related Borrowing is being made, signed by a Responsible Officer of the Borrower or the Collateral Manager, as applicable, shall attach a Borrowing Base Calculation Statement, and shall otherwise be appropriately completed. If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to (in the case of Syndicated Borrowings) the Commitment Termination Date and (in the case of Swingline Borrowings) the Swingline Facility End Date, and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $250,000 or an integral multiple of $100,000 in excess thereof (or, if less, the remaining unfunded Commitments hereunder). Borrowings of more than one Class and Currency may be outstanding at the same time.

(b)     Funding by Lenders.  Each Lender, in respect of Syndicated Advances, shall make its Percentage of the applicable Requested Amount on each Borrowing Date by wire transfer of immediately available funds by 11:00 a.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Advances available to the Borrower by promptly crediting the amounts so received, in like funds, to the Principal Collection Subaccount. The Swingline Lender shall not later than 4:00 p.m. on each Borrowing Date, in respect of Swingline Advances, make the applicable Requested Amount available to the Borrower by disbursing such funds to the Principal Collection Subaccount; provided that the Swingline Lender shall have no obligation hereunder to make any Swingline Advance at any time if, at such time, one or more Lenders has announced that it is not obligated (or has disputed, in good faith or otherwise, whether it is obligated) to make additional Advances hereunder (including its portion of any Swingline Refinancing Advance).

(c)     Each Notice of Borrowing for a Swingline Advance shall also be deemed to constitute a Notice of Borrowing for Syndicated Advances (such Advances, “Swingline Refinancing Advances”), in an amount equal to (1) the same Requested Amount or (2) if the Borrower has submitted a Notice of Prepayment in tandem with the Notice of Borrowing for a Swingline Borrowing, such portion of the Requested Amount that will not be repaid by the

Borrower on the next Business Day. The Borrowing Date for the Swingline Refinancing Advance shall fall on the day (the “Swingline Refinancing Date”) that is one (1) Business Day after the date on which such Swingline Borrowing is made (and the applicable Notice of Borrowing shall specify both applicable information for the Swingline Advance and the related Swingline Refinancing Advance). Notwithstanding anything to the contrary contained herein:

 (i)      it is understood and agreed that each Lender shall acquire a pro rata risk participation in each Swingline Advance upon the date such Swingline Advance is made and each Lender shall make Syndicated Advances on each Swingline Refinancing Date in an amount equal to its Percentage of such Requested Amount and (unless it is the Swingline Lender) shall disburse such funds in Dollars to the Principal Collection Subaccount for the exclusive benefit of the Swingline Lender; and

(ii)      the Collateral Agent shall immediately apply all amounts received from the Lenders under clause (i) above to the repayment of the outstanding Swingline Advances by paying the same to the Swingline Lender.

If the Swingline Lender is also a Lender, it will be deemed to have automatically funded its portion of each Swingline Refinancing Advance on the relevant Swingline Refinancing Date. The obligations of the Lenders under clause (i) above, and the obligations of the Collateral Agent to apply amounts received from the Lenders under clause (ii) above, shall be absolute and unconditional, shall not be affected by any event or circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, shall be made without any offset, abatement, withholding or reduction whatsoever, and shall survive the termination of this Agreement. For the avoidance of doubt, at no time will the Administrative Agent have any duty (express or implied) to fund (or front or advance) any Lender’s Percentage of a Requested Amount.

(d)     Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the applicable proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s Percentage of the applicable Requested Amount, the Administrative Agent may assume that such Lender has made such Percentage of the applicable Requested Amount available on the Borrowing Date in accordance with paragraph (b) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Percentage of the applicable Requested Amount available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Rate or (ii) in the case of the Borrower, the Interest Rate applicable to Advances not funded through the issuance of commercial paper. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Advance included in such Borrowing.

Section 2.03.     Evidence of Indebtedness.  (a)  Maintenance of Records by Lenders.   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder.

(b)     Maintenance of Records by Administrative Agent.   The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)     Effect of Entries.   The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

Section 2.04.     Payment of Principal and Interest.   The Borrower shall pay principal and Interest on the Advances as follows:

(a)     100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.

(b)     Interest shall accrue at the applicable Interest Rate on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full. The Administrative Agent shall determine the unpaid Interest and Commitment Fees payable thereto prior to each Payment Date (using the applicable Interest Rate for each day during the related Interest Accrual Period) to be paid by the Borrower with respect to each Advance on each Payment Date for the related Interest Accrual Period and shall advise the Collateral Manager and the Collateral Administrator thereof on the sixth Business Day prior to such Payment Date. The Administrative Agent shall send a consolidated invoice of all such Interest and Commitment Fees to the Borrower on the Business Day following the Administrative Agent’s receipt of all such information from the Lenders. To the extent any applicable Interest Rate is determined by the Collateral Administrator, the Collateral Administrator will provide such rate to the Administrative Agent (who shall promptly inform the Lenders of the same) upon request. For the avoidance of doubt, when the applicable Interest Rate is the LIBOR Rate, such rate shall be determined on a daily, fluctuating basis for a one month interest period.

(c)     Accrued Interest on each Advance shall be payable in arrears (x) on each Payment Date, and (y) in connection with any prepayment in full of the Advances pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date for the Collection Period in which such prepayment occurred.

(d)      Subject in all cases to Section 2.04(f), the obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.14), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person.

(e)      As a condition to the payment of principal of and Interest on any Advance without the imposition of withholding tax, the Borrower or either Agent may require certification acceptable to it to enable the Borrower and the Agents to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future law or regulation of the United States and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(f)       Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower payable solely from the Collateral and, following realization of the Collateral, and application of the proceeds thereof in accordance with the Priority of Payments and, subject to Section 2.12, all obligations of and any claims against the Borrower hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, Affiliate, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions of this clause (f) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until such Collateral has been realized. It is further understood that the foregoing provisions of this clause (f) shall not limit the right of any Person to name the Borrower as a party defendant in any proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Borrower.

Section 2.05.     Prepayment of Advances. (a) Optional Prepayments.   The Borrower may, from time to time on any Business Day (and with respect to Advances denominated in Agreed Foreign Currencies, no more than twice per week on any Business Day), voluntarily prepay Advances in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C hereto (i) in the case of a prepayment of a Syndicated Advance denominated in Dollars, by no later than 2:00 p.m. at least one (1) Business Day prior to the day of such prepayment, (ii) in the case of a prepayment of a Syndicated Advance denominated in an Agreed Foreign Currency, by no later than 2:00 p.m. at least three (3) Business Days prior to the day of such prepayment, and (iii) in the case of a prepayment of a Swingline Advance denominated in Dollars, by no later than 2:00 p.m. on the date of such prepayment, and provided, further, that there shall not be more than two (2) such prepayments during any calendar month which are made in whole or in part with any Interest Proceeds. Any Notice of Prepayment received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next Business Day. Upon receipt of such Notice of Prepayment, the Administrative Agent shall promptly notify each Lender. Each such Notice of Prepayment shall be irrevocable and effective upon the date received and shall be dated the date such notice is given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 11:00 a.m. to the Agent’s Account. The Administrative Agent promptly will make such payment amount specified in such notice available to each Lender in the amount of each Lender’s Percentage of the payment amount by wire transfer to such Lender’s account. Any funds for purposes of a voluntary prepayment received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next Business Day. The Borrower (or the Collateral Manager on its behalf) shall have discretion to determine whether any such prepayment is paid from available Interest Proceeds and/or from available Principal Proceeds. If any such prepayment is to be paid, in whole or in part, from available Interest Proceeds, the aggregate amount of Interest Proceeds which are used to make such prepayment shall not exceed the Excess Interest Proceeds Amount and the Borrower (or the Collateral Manager on its behalf) shall deliver to the Agents an Excess Interest Proceeds Estimate together with the related Notice of Prepayment. For the avoidance of any doubt, the Borrower may only provide a Notice of Prepayment to prepay Advances that are outstanding on the date such Notice of Prepayment is delivered and may not provide a Notice of Prepayment to prepay any future Advances.

(b)     Mandatory Prepayments.     The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments. The Borrower shall provide, in each Payment Date Report, notice of the aggregate amounts of Advances that are to be prepaid on the related Payment Date in accordance with the Priority of Payments.

(c)     Additional Prepayment Provisions.   Each prepayment pursuant to this Section 2.05 shall be subject to Sections 2.04(c) and 2.10 and applied to the Syndicated Advances in accordance with the Lenders’ respective Percentages (unless a Notice of Prepayment is submitted in tandem with a Notice of Borrowing for a Swingline Borrowing, in which case the prepayment shall be applied first to the Swingline Advance).

(d)      Interest on Prepaid Advances.    If requested by the Administrative Agent, the Borrower shall pay all accrued and unpaid Interest on Advances prepaid on the date of such prepayment.

Section 2.06.     Changes of Commitments.

(a)      Automatic Reduction and Termination.   Subject to the provisions of Section 8.04, the Commitments of all Lenders shall be automatically reduced to zero at 5:00 p.m. on the Commitment Termination Date.

(b)     Optional Reductions.   Prior to the Commitment Termination Date, the Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time without any fee or penalty upon not less than five (5) Business Days’ prior notice to the Lenders, Collateral Agent and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Facility Amount shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Facility Amount below the sum of (x) aggregate principal amount of Advances outstanding (including Swingline Advances) at such time and (y) the aggregate unfunded commitments under all of the Borrower’s Revolving Collateral Loans and Delayed Drawdown Collateral Loans. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Commitments of each Lender.

(c)      Effect of Termination or Reduction.    The Commitments of the Lenders once terminated or reduced may not be reinstated. Each reduction of the Facility Amount pursuant to this Section 2.06 shall be applied ratably among the Lenders in accordance with their respective Commitments.

Section 2.07.     Maximum Lawful Rate.   It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.08.     Several Obligations.  The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date, neither Agent shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.

Section 2.09.     Increased Costs.  (a) Except with respect to taxes, which shall be governed exclusively by Section 15.03, if, due to either (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the date hereof, or (ii) the compliance with any guideline or change in the interpretation, application or implementation of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof (a “Regulatory Change”), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Advances to the Borrower, then the Borrower shall from time to time (and, to the extent the funds available for payment thereof by the Borrower are insufficient to pay such amounts in full on the applicable Payment Date, the Collateral Manager, on behalf of the Borrower, shall be obligated to pay such amounts), on the Payment Dates, following such Affected Person’s demand, pay in accordance with the Priority of Payments such Affected Person such additional amounts as may be sufficient to compensate such Affected Person for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost, submitted to the Borrower by an Affected Person (with a copy to the Agents), shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything herein to the contrary, each of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel II or Basel III, and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Parties as of the Closing Date, regardless of the date enacted, adopted or issued.

(b)     If an Affected Person determines that compliance with any Applicable Law or request from any central bank or other Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law), in each case, introduced or made after the date hereof (i) affects the amount of capital or liquidity required to be maintained by such Affected Person and that the amount of such capital or liquidity is increased by or based upon the existence of such Affected Person’s Commitment under this Agreement or upon such Affected Person’s making, funding or maintaining Advances or (ii) reduces the rate of return of an Affected Person to a level below that which such Affected Person could have achieved but for such compliance (taking into consideration such Affected Person’s policies with respect to capital adequacy and liquidity), then the Borrower shall from time to time (and, to the extent the funds available for payment thereof by the Borrower are insufficient to pay such amounts in full on the applicable Payment Date, the Collateral Manager, on behalf of the Borrower, shall be obligated to pay such amounts), on the Payment Dates, following such Affected Person’s demand, pay in accordance with the Priority of Payments such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return. If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.09(b), it shall promptly notify the Borrower (with a copy to the Agents) of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)     Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 2.09, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

Section 2.10.     Compensation; Breakage Payments.   The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates, following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts), in accordance with the Priority of Payments for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s Advances occurs on a date that is not the last day of the relevant Interest Accrual Period, (iii) if any payment or prepayment of any Advance is not made on any date specified in a Notice of Prepayment given by the Borrower or (iv) as a consequence of any other default by the Borrower to repay its Advances when required by the terms of this Agreement. In the case of a Eurocurrency Advance, the loss to any Lender attributable to such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

(i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Advance denominated in the Currency of such Advance for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Accrual Period for such Advance (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Accrual Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBOR Rate for such Currency for such Interest Accrual Period, over

(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the Eurocurrency market at the commencement of such period.

A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.11.     Illegality; Inability to Determine Rates.   (a) Notwithstanding any other provision in this Agreement, in the event of a Eurodollar Disruption Event, then the affected Lender shall promptly notify the Agents and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the Adjusted LIBOR Rate shall be suspended until such time as such Lender may again make and maintain Advances based on the Adjusted LIBOR Rate.

(b)     Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on the Adjusted LIBOR Rate pursuant to Section 2.11(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the Adjusted LIBOR Rate; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c)     If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Collateral Administrator determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for the applicable Advances, or (ii) the Required Lenders determine and notify the Administrative Agent that the Adjusted LIBOR Rate with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Administrator and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the Adjusted LIBOR Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

Section 2.12.     Rescission or Return of Payment.   The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made.

Section 2.13.     Post-Default Interest.   The Borrower shall pay interest on all Obligations (other than principal and interest on the Advances, where the default rate is reflected in the Applicable Margin) that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.14.      Payments Generally.      (a)    Principal and interest on any Advance denominated in any Agreed Foreign Currency and payments relating to any such Advance required under Section 2.10 shall be payable in the applicable Agreed Foreign Currency. All other amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amount payable under this Agreement, shall be paid by the Borrower to the Administrative Agent for the account of the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Administrative Agent and each Lender shall provide wire instructions to the Borrower, the Administrative Agent and the Collateral Agent. Payments must be received by the Administrative Agent for account of the Lenders on or prior to 12:00 noon on a Business Day; provided that, payments received by the Administrative Agent after 12:00 noon on a Business Day will be deemed to have been paid on the next following Business Day.

 Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing in any Agreed Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Borrowing was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)     Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed in computing interest on any Advance (except that interest computed (i) by reference to the Base Rate at times when the Base Rate is based on the Prime Rate and (ii) on Multicurrency Advances denominated in Canadian Dollars or Pounds Sterling shall be computed on the basis of a year of 365 (or 366 days in a leap year), the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by a Lender, the Collateral Agent or the Administrative Agent under this Agreement shall be conclusive absent manifest error.

Section 2.15.     Increase in Facility Amount.  The Borrower may, on any Business Day prior to the Commitment Termination Date, increase the Facility Amount by delivering a request substantially in the form attached hereto as Exhibit F (each, a “Facility Amount Increase Request”) or in such other form acceptable to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Facility Amount Increase”) identifying an additional Lender that is a Permitted Assignee (or additional Commitments for existing Lender(s)), and the amount of its Commitment (or additional amount of its

Commitment(s)); provided, however, that (i) any increase of the Facility Amount to an amount in excess of $600,000,000 will require the approval of all Lenders, (ii) any increase of the aggregate amount of the Facility Amount shall be in an amount not less than $10,000,000, (iii) no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Facility Amount Increase, (iv) all representations and warranties contained in Article IV hereof (as the same may be amended from time to time) shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) at the time of such request and on the effective date of such Facility Amount Increase, and (v) unless such increase is increasing the Commitment of an existing Lender, the Administrative Agent shall have provided its written consent to such increase (which consent shall not be unreasonably withheld or delayed). The effective date of the Facility Amount Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, the new Lender(s) (or, if applicable, existing Lender(s)) shall make Advances in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Percentage of Advances. It shall be a condition to such effectiveness that (i) if any Advances are bearing interest at the Adjusted LIBOR Rate on the date of such effectiveness, such Advances shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 2.10 hereof, provided, however, that if a Facility Amount Increase is made among the existing Lenders and the amount of the increase in each such Lender’s Commitment is on a pro rata basis in accordance with the existing Commitments of such Lenders on the date of such Facility Amount Increase, such Advances bearing interest at the Adjusted LIBOR Rate shall not be deemed to be prepaid on such date and (ii) the Borrower shall not have terminated any portion of the Commitments pursuant to Section 2.06 hereof. The Borrower agrees to pay any reasonable expenses of the Administrative Agent relating to any Facility Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. For the avoidance of doubt, each Advance made under a Facility Amount Increase shall be subject to the same terms (including pricing) as Advances under the existing Facility Amount.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01.     [Reserved].

Section 3.02.     Conditions Precedent to Each Borrowing. The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment of the following conditions; provided that the conditions described in clauses (b) and (c) (other than a Default or Event of Default described in Sections 6.01(c) or (f) or in Sections 6.02(c), (e) or (f)) below need not be satisfied if the proceeds of the Borrowing are used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans then owned by the Borrower or to settle trades committed to by the Borrower prior to the end of the Reinvestment Period or to fund the Revolving Reserve Account to the extent required under Section 8.04; and this Section 3.02 shall not apply with respect to any Swingline Refinancing Advances:

(a)      the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Borrowing Base Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.02;

(b)      immediately after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing);

(c)      each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date); and

(d)      no Default or Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance.

Section 3.03.     Conditions Precedent to Third Restatement Effective Date.  The amendment and restatement of the Amended and Restated Agreement on the terms and conditions set forth herein shall be subject to the conditions precedent that the Administrative Agent shall have received on or before the Third Restatement Effective Date the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)      a fully executed copy of this Agreement and that certain Fifth Amended and Restated Lender Fee Letter dated as of even date herewith, in each case, duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b)      all fees called for by the Fifth Amended and Restated Lender Fee Letter; and

(c)      a closing certificate from the Borrower substantially in the form set forth on Exhibit I hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.     Representations and Warranties of the Borrower.  The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date (and, in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:

(a)      Due Organization.    The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)      Due Qualification and Good Standing.   The Borrower is in good standing in the State of Delaware. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)      Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability.  The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)      Non-Contravention.  None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (ii) or (iii), where such conflict, contravention, breach, violation or default could not be reasonably expected to have a Material Adverse Effect.

(e)      Governmental Authorizations; Private Authorizations; Governmental Filings.   The Borrower has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)      Compliance with Agreements, Laws, Etc.     The Borrower has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. The Borrower has preserved and kept in full force and effect its legal existence. The Borrower has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, (x) to the extent applicable, the Borrower is in compliance in all material respects with the regulations and rules promulgated by the U.S. Department of Treasury and/or administered by the U.S. Office of Foreign Asset Controls (“OFAC”), including U.S. Executive Order No. 13224, and other related statutes, laws and regulations (collectively, the “Subject Laws”), (y) the Borrower has adopted internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) to the knowledge of the Borrower (based on the implementation of its internal procedures and controls), no investor in the Borrower is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(g)      Location.   The Borrower’s chief place of business, its chief executive office and the office in which the Borrower maintains its books and records are located in the State of New York. The Borrower’s registered office and the jurisdiction of organization of the Borrower is the jurisdiction referred to in Section 4.01(a).

 (h)      Investment Company Act.  Assuming compliance by each of the Lenders and any participant with Section 15.06(e), neither the Borrower nor the pool of Collateral is required to register as an “investment company” under the Investment Company Act.

 (i)      Information and Reports.    Each Notice of Borrowing, each Monthly Report, each Payment Date Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified. All projections and forward-looking statements furnished by or on behalf of the Borrower were prepared reasonably and in good faith as the date stated herein or as of which they were provided.

 (j)       ERISA.  Neither the Borrower nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

 (k)      Taxes.  The Borrower has filed all income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person.

 (l)       Tax Status.    For U.S. Federal income tax purposes, assuming that the Advances constitute debt for such purposes, the Borrower is (i) disregarded as an entity separate from its owner and (ii) has not made an election under U.S. Treasury Regulation Section 301.7701 -3 and is not otherwise treated as an association taxable as a corporation.

(m)      Collections.    All Collections payable to the Borrower shall be remitted directly to the applicable Interest Collection Subaccount (in the case of Interest Proceeds) or the applicable Principal Collection Subaccount (in the case of Principal Proceeds).

 (n)      Plan Assets.   The assets of the Borrower are not treated as “plan assets” for purposes of Section 3(42) of ERISA and the Collateral is not deemed to be “plan assets” for purposes of Section 3(42) of ERISA. The Borrower has not taken, or omitted to take, any action which would result in any of the Collateral being treated as “plan assets” for purposes of Section 3(42) of ERISA or the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

 (o)      Solvency.     After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower is and will be Solvent.

 (p)      Representations Relating to the Collateral.      The Borrower hereby represents and warrants that:

    (i)      it owns and has legal and beneficial title to all Collateral Loans and other Collateral free and clear of any Lien, claim or encumbrance of any person, other than Permitted Liens;

   (ii)      other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; and the Borrower is not aware of any judgment, PBGC liens or tax lien filings against the Borrower;

  (iii)      the Collateral constitutes Money, Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC);

  (iv)      all Covered Accounts constitute “securities accounts” under Section 8-501(a) of the UCC;

   (v)      this Agreement creates a valid, continuing and, upon Delivery of Collateral, filing of the financing statement referred to in clause (viii) and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower;

  (vi)      the Borrower has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Collateral Agent of its interest and rights in such Collateral;

 (vii)      with respect to the Collateral that constitutes Security Entitlements, all such Collateral has been and will have been credited to the Custodial Account; and

(viii)      with respect to Collateral that constitutes accounts or general intangibles, the Borrower has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agrees may be an “all asset” filing).

Section 4.02.     Representations and Warranties of the Collateral Manager.  The Collateral Manager represents and warrants to each of the Secured Parties on and as of each Measurement Date (and in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:

(a)      Due Organization.  The Collateral Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)      Due Qualification and Good Standing.  The Collateral Manager is in good standing in the State of Delaware. The Collateral Manager is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents to which it is a party, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)      Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability.  The execution and delivery by the Collateral Manager of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)      Non-Contravention.  None of the execution and delivery by the Collateral Manager of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration of, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (ii) or (iii), where such conflict, contravention, breach, violation or default could not be reasonably expected to have a Material Adverse Effect.

(e)      Governmental Authorizations; Private Authorizations; Governmental Filings.   The Collateral Manager has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, and the performance by the Collateral Manager of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)      Compliance with Agreements, Laws, Etc.   The Collateral Manager has duly observed and complied in all material respects with all Applicable Laws, including the Securities Act and the Investment Company Act, relating to the conduct of its business and its assets. The Collateral Manager has preserved and kept in full force and effect its legal existence. The Collateral Manager has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, (x) to the extent applicable, the Collateral Manager is in compliance in all material respects with Subject Laws, (y) the Collateral Manager has adopted internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, once such regulations have been finalized, and (z) to the knowledge of the Collateral Manager (based on the implementation of its internal procedures and controls), no investor in the Collateral Manager is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(g)      Location of Records.   The Collateral Manager’s chief place of business, its chief executive office and the office in which the Collateral Manager maintains its books and records are located in the State of New York. The Collateral Manager’s registered office and the jurisdiction of organization of the Collateral Manager is the jurisdiction referred to in Section 4.02(a).

(h)      Investment Company Act.    The Collateral Manager is registered as an “investment company” under the Investment Company Act.

(i)      Information and Reports.    Each Notice of Borrowing, each Monthly Report, each Payment Date Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by the Collateral Manager to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified. All projections and forward-looking statements furnished by or on behalf of the Collateral Manager were prepared reasonably and in good faith as the date stated herein or as of which they were provided.

(j)      ERISA.    Neither the Collateral Manager nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

(k)      Taxes.    The Collateral Manager has filed all income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person.

ARTICLE V

COVENANTS

Section 5.01.     Affirmative Covenants of the Borrower.    The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a)      Compliance with Agreements, Laws, Etc.  It shall (i) duly observe, comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document, its Constituent Documents and each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, its Constituent Documents and the Related Documents to which it is a party.

(b)      Enforcement.  (i) It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to Section 5.01(k) hereof and the other terms of this Agreement, (i) amendments to Related Documents that govern Defaulted Collateral Loans or Ineligible Collateral Loans or that are otherwise reasonably deemed by the Collateral Manager to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and (ii) enforcement actions taken or work-outs with respect to any Defaulted Collateral Loan in accordance with the provisions hereof, and (C) actions by the Collateral Manager under this Agreement and in conformity with this Agreement or as otherwise required hereby.

(ii)      It will not, without the prior written consent of the Administrative Agent and the Required Lenders, contract with other Persons for the performance of actions and obligations to be performed by the Borrower or the Collateral Manager hereunder. Notwithstanding any such arrangement, the Borrower shall remain primarily liable with respect thereto. The Borrower will punctually perform, and use its reasonably commercial efforts to cause the Collateral Manager, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in this Agreement or any other Facility Document.

(c)      Further Assurances. It shall promptly upon the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), the Borrower shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Subject to Section 7.02, and without limiting its obligation to maintain and protect the Collateral Agent’s first priority security interest in the Collateral, the Borrower authorizes the Collateral Agent to file or record financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as are necessary to perfect the security interests of the Collateral Agent under this Agreement under each method of perfection required herein with respect to the Collateral, provided, that the Collateral Agent does not hereby assume any obligation of the Borrower to maintain and protect its security interest under this Section 5.01 or Section 7.07.

    In addition, the Borrower will take such reasonable action from time to time as shall be necessary to ensure that all assets (including all Covered Accounts) of the Borrower constitute “Collateral” hereunder. Subject to the foregoing, the Borrower will, and, upon the reasonable request of either Agent shall, at the Borrower’s expense, take such other action (including executing and delivering or authorizing for filing any required UCC financing statements) as shall be necessary to create and perfect a valid and enforceable first-priority security interest on all Collateral acquired by the Borrower as collateral security for the Obligations and will in connection therewith deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 3.01 on the Funding Effective Date or as either Agent or the Required Lenders (through the Administrative Agent) shall have reasonably requested.

(d)      Financial Statements; Other Information.      It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender) with a copy to the Collateral Agent and the Backup Collateral Manager:

  (i)      within ninety (90) days after the end of each fiscal year of the BDC, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows (with a consolidating schedule showing such statements for the Borrower) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the BDC and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

 (ii)      within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the BDC, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows (with a consolidating schedule showing such statements for the Borrower) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the BDC and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii)      within forty-five (45) days after the end of each fiscal quarter (other than a fiscal year-end) and ninety (90) days after the end of each fiscal year, copies of the quarterly valuation statements for the BDC in accordance with Applicable Law;

(iv)      as soon as possible, and in any event within two Business Days after a Responsible Officer of the Collateral Manager or a Responsible Officer of

the Borrower obtains actual knowledge of the occurrence and continuance of any (w) Default or (x) Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

   (v)      from time to time such additional information regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of each Coverage Test, the Weighted Average Floating Spread, the Weighted Average Coupon, and the Weighted Average Life) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may request if reasonably available to the Borrower;

  (vi)      promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

 (vii)      promptly after the occurrence of any change in the Borrower’s taxpayer identification number, notice of such change on an IRS Form W-9;

(viii)      as soon as possible and in any event at least two (2) Business Days prior to doing so, the Borrower shall provide notice of any change in its chief place of business, its chief executive office or the office in which the Borrower maintains its books and records; and

  (ix)      as soon as possible, and in any event within two Business Days after a Responsible Officer of the Collateral Manager or a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any Currency Valuation Trigger Event, notice of such Currency Valuation Trigger Event.

(e)      Access to Records and Documents.   It shall permit the Administrative Agent and each Lender (or any Person designated by the Administrative Agent or such Lender) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals (i) its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of its Related Documents, in each case all as often as the Administrative Agent or the Lenders may reasonably request; provided that so long as no Event of Default has occurred and is continuing, each Person entitled to so visit and inspect the Borrower’s records under this clause (e) may only exercise its rights under this clause (e) twice during any fiscal year of the Borrower (it being understood that the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year). Each Lender agrees to use commercially reasonable efforts to coordinate with the other Lenders in exercising their respective rights under this paragraph (e) and under paragraph (g) below with a view to minimizing duplication of effort and expense by the Borrower.

(f)      Use of Proceeds.   It shall use the proceeds of each Advance made hereunder solely:

  (i)      to fund or pay the purchase price of Collateral Loans (other than Ineligible Collateral Loans) or Eligible Investments acquired by the Borrower in accordance with the terms and conditions set forth herein or for general corporate purposes;

 (ii)      to fund additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Collateral Loans purchased in accordance with the terms of this Agreement;

(iii)      to repay outstanding Swingline Advances;

(iv)      to fund the Revolving Reserve Account on or prior to the Commitment Termination Date to the extent the Revolving Reserve Account is required to be funded pursuant to Section 8.04 (and the Borrower shall submit a Notice of Borrowing requesting a Borrowing of Advances for a Borrowing Date falling no more than five and no less than one Business Day prior to the Commitment Termination Date with a Requested Amount sufficient to fully fund the Revolving Reserve Account under Section 8.04); and

 (v)      for such other legal and proper purposes as are consistent with all applicable laws to the extent the Borrower has received the prior written consent of the Administrative Agent in its sole discretion.

  Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g)      Audit Rights.  It will permit the Administrative Agent and any Lender (or any representatives thereof (including any consultants, accountants, lawyers and appraisers)) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base no more than twice during any fiscal year of the Borrower. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent or any Lender to conduct any such evaluation or appraisal; provided that (i) the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and (ii) such evaluation or appraisal shall not be duplicative of the report required under Section 8.08(b). Each Lender agrees to use commercially reasonable efforts to coordinate with the other Lenders in exercising their respective rights under this paragraph (g) and under paragraph (e) above with a view to minimizing duplication of effort and expense by the Borrower.

(h)      Opinions as to Collateral.  On or before each five (5) year anniversary of the Closing Date, the Borrower shall furnish to the Agents an opinion of counsel, addressed to the Borrower and the Agents, relating to the continued perfection of the security interest granted by the Borrower to the Collateral Agent hereunder.

(i)      No Other Business.  The Borrower shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, originating, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Loans, Eligible Investments and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by this Agreement, and shall not engage in any activity or take any other action that would cause the Borrower to be subject to U.S. Federal, state or local income tax on a net income basis.

(j)      Tax Matters.  The Borrower shall (and each Lender hereby agrees to) treat the Advances as debt for U.S. Federal income tax purposes and will take no contrary position. Assuming that such treatment is correct, the Borrower shall at all times maintain its status as an entity disregarded as an entity separate from its owner for U.S. Federal income tax purposes. The Borrower shall at all times ensure that its owner is and will remain a United States person as defined by Section 7701(a)(30) of the Code. Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law.

(k)      Changes to Related Documents.  If any amendment, consent, waiver or other modification with respect to a Related Document (other than a Defaulted Collateral Loan or an Ineligible Collateral Loan) would effect a Material Modification, then the Borrower shall not cause or vote in favor of any such Material Modification without the written consent of the Administrative Agent and the Required Lenders.

(l)      Hedge Agreements.  The Borrower shall be permitted to enter into interest rate hedging agreements with respect to its Fixed Rate Obligations; provided that (i) the notional amount of such hedging arrangements may not exceed the outstanding principal amount of the related Collateral Obligations and (ii) the counterparty with respect to such hedging agreement is a qualified Hedge Counterparty.

(m)     Collections.   The Borrower shall direct all Obligors (and related paying agents) to pay all Collections directly to the applicable Interest Collection Subaccount (in the case of Interest Proceeds) or the applicable Principal Collection Subaccount (in the case of Principal Proceeds).

(n)      Priority of Payments.  The Borrower shall ensure all Interest Proceeds and Principal Proceeds are applied solely in accordance with the provisions of this Agreement.

Section 5.02.      Negative Covenants of the Borrower.  The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a)      Restrictive Agreements.  It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

(b)      Liquidation; Merger; Sale of Collateral.  It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations).

(c)      Amendments to Constituent Documents, etc.   Without the consent of the Administrative Agent and each of the Lenders, (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents and (ii) it will not amend, modify or waive any term or provision in any Facility Document (other than in accordance with any provision thereof requiring the consent of the Administrative Agent or all or a specified percentage of the Lenders).

(d)      ERISA.   Neither it nor any member of the ERISA Group shall establish any Plan or Multiemployer Plan.

(e)      Liens.  It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

(f)      Margin Requirements.    It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

 (g)     Restricted Payments.    It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so (other than payments made pursuant to the Priority of Payments).

 (h)     Changes to Filing Information.    It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days’ prior written notice to the Agents and takes all actions necessary to protect and perfect the Collateral Agent’s perfected security interest in the Collateral and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements that are necessary to perfect the security interests of the Collateral Agent under this Agreement under each method of perfection required herein with respect to the Collateral (and shall provide copy of such amendments to the Collateral Agent and the Administrative Agent).

 (i)      Transactions with Affiliates.   It shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, without limitation, sales of Defaulted Collateral Loans and other Collateral Loans), unless such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision).

 (j)      Investment Company Restriction.  It shall not become required to register as an “investment company” under the Investment Company Act.

 (k)      Subject Laws.  It shall not utilize directly or indirectly the proceeds of any Advance for the benefit of any Person controlling, controlled by, or under common control with any other Person, whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC or otherwise in violation of any Subject Laws.

 (l)      No Claims Against Advances.    Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.

(m)     Indebtedness; Guarantees; Securities; Other Assets.   It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other

Facility Documents, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents. The Borrower shall not acquire any Collateral Loans or other property other than as expressly permitted hereunder.

(n)      Validity of this Agreement.     It shall not (i) permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).

(o)      Priority of Payments.    It shall not pay any distributions other than in accordance with the Priority of Payments (it being understood that any amounts paid to the Borrower pursuant to the Priority of Payments may be distributed to the BDC).

(p)      Subsidiaries.  It shall not have or permit the formation of any subsidiaries.

(q)      Name.  It shall not conduct business under any name other than its own.

(r)      Employees.    It shall not have any employees (other than officers and directors to the extent they are employees).

(s)      Non-Petition.   The Borrower shall not be party to any agreements under which it has any material obligations or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for loan agreements, related loan documents, bond indentures and related bond documents, any agreements related to the purchase and sale of any Collateral Loans which contain customary (as determined by the Collateral Manager) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager) loan trading documentation, and customary service contracts and engagement letters entered into with Permitted Agents in connection with the Collateral Loans.

(t)      Certificated Securities.    The Borrower shall not acquire or hold any Certificated Securities in bearer form (other than securities not required to be in registered form under Section 163(f)(2)(A) of the Code) in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Collateral Manager).

(u)      Independent Manager.   Without limiting anything in the Borrower LLC Agreement, the Borrower shall at all times maintain at least one independent manager who (A) for the five year period prior to his or her appointment as independent manager has not been, and during the continuation of his or her service as independent manager, is not: (i) an employee, manager, member, stockholder, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an independent manager of the Borrower or any of its Affiliates), (ii) a significant customer or supplier of the Borrower or any of its Affiliates, (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower, or (iv) any member of the immediate family of a Person described in clause (i), (ii) or (iii); provided that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of the Borrower and (B) is a Professional Independent Manager. The criteria set forth above in this Section 5.02(u) are referred to herein as the “Independent Manager Criteria”. Each of the Collateral Manager and the Borrower shall notify the Administrative Agent of any decision to appoint a new manager of the Borrower as the “independent manager” for purposes of this Agreement, such notice shall be delivered not less than ten (10) days prior to the proposed effective date of such appointment and shall certify that the designated Person satisfies the Independent Manager Criteria. If the Administrative Agent shall object within ten (10) days of receipt of notice of such proposed new independent manager, the Borrower shall not appoint such new manager as the independent manager until the Administrative Agent and the Borrower shall have reasonably agreed that such proposed new independent manager or another proposed new independent manager satisfies the Independent Manager Criteria. In no event shall any Independent Manager be removed or expelled except for Cause.

Section 5.03.     Affirmative Covenants of the Collateral Manager.  The Collateral Manager covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a)      Compliance with Agreements, Laws, Etc.  It shall (i) duly observe, comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document, Constituent Document and each Related Document to which it is a party, and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, the Constituent Documents and the Related Documents to which it is a party.

(b)      Enforcement.   (i) It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (i) amendments to Related Documents that govern Defaulted Collateral Loans or Ineligible Collateral Loans or that are otherwise reasonably deemed by the Collateral Manager to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and (ii) enforcement action taken or work-out with respect to any Defaulted Collateral Loan in accordance with the provisions hereof, and (C) actions by the Collateral Manager under this Agreement and in conformity with this Agreement or as otherwise required hereby.

(ii)      It will not, without the prior written consent of the Administrative Agent and the Required Lenders, contract with other Persons for the performance of actions and obligations to be performed by the Collateral Manager hereunder. Notwithstanding any such arrangement, the Collateral Manager shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Collateral Manager, and the Collateral Manager will punctually perform all of its obligations and agreements contained in this Agreement or any such other agreement.

(c)      Further Assurances.  It shall promptly at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (subject to Permitted Liens). The Collateral Manager shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

    In addition, the Collateral Manager will take such reasonable action from time to time as shall be necessary to ensure that all assets (including all Covered Accounts) of the Borrower constitute “Collateral” hereunder. Subject to the foregoing, the Collateral Manager will at the Borrower’s expense, take such other action (including executing and delivering or authorizing for filing any required UCC financing statements) as shall be necessary to create and perfect a valid and enforceable first-priority security interest on all Collateral acquired by the Borrower as collateral security for the Obligations.

(d)      Changes to Related Documents.   If any amendment, consent, waiver or other modification with respect to a Related Document (other than a Defaulted Collateral Loan or an Ineligible Collateral Loan) would effect a Material Modification, then the Collateral Manager shall not cause or vote in favor of any such Material Modification to occur without the written consent of the Administrative Agent and the Required Lenders.

(e)      Access to Records and Documents.   It shall permit the Administrative Agent and each Lender (or any Person designated by the Administrative Agent or such Lender) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals (i) its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of its Related Documents, in each case all as often as the Administrative Agent or the Lenders may reasonably request; provided that so long as no Event of Default has occurred, each Person entitled to so visit and inspect the Collateral Manager’s records under this clause (e) may only exercise its rights under this clause (e) twice during any fiscal year of the Collateral Manager (it being understood that the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year). Each Lender agrees to use commercially reasonable efforts to coordinate with the other Lenders in exercising their respective rights under this paragraph (e) and under paragraph (f) below with a view to minimizing duplication of effort and expense by the Borrower and the Collateral Manager.

(f)      Audit Rights.  It will permit the Administrative Agent and any Lender (or any representatives thereof (including any consultants, accountants, lawyers and appraisers)) to conduct evaluations and appraisals of the Collateral Manager’s computation of the Borrowing Base and the assets included in the Borrowing Base no more than twice during any fiscal year of the Collateral Manager. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent or any Lender to conduct any such evaluation or appraisal; provided that (i) the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and (ii) such evaluation or appraisal shall not be duplicative of the report required under Section 8.08(b) or any audit pursuant to Section 5.01(g). Each Lender agrees to use commercially reasonable efforts to coordinate with the other Lenders in exercising their respective rights under this paragraph (f) and under paragraph (e) above with a view to minimizing duplication of effort and expense by the Borrower.

Section 5.04.     Negative Covenants of the Collateral Manager.   The Collateral Manager covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a)      Restrictive Agreements.  It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to perform its obligations under the Facility Documents.

(b)      Validity of this Agreement.     It shall not (i) permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).

(c)      Liquidation; Merger; Disposition of Assets.  It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of all or substantially all of its assets or enter into any agreement or commitment to do so.

Section 5.05.     Certain Undertakings Relating to Separateness.   (a) Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that any other Person (including the Collateral Manager and any of its Affiliates, the holders of the Equity and their respective Affiliates) and in furtherance of the foregoing:

(1)      The Borrower shall maintain its accounts, financial statements, books, accounting and other records, and other Borrower documents separate from those of any other Person, provided that the Borrower may be consolidated into the BDC solely for tax and accounting purposes.

(2)      The Borrower shall not commingle or pool any of its funds or assets with those of any Affiliate or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Facility Documents.

(3)      The Borrower shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.

(4)      The Borrower shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due.

(5)      The Borrower has observed, and shall observe all (A) Delaware limited liability company formalities and (B) other organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence, and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its limited liability company agreement in a manner that would adversely affect the existence of the Borrower as a bankruptcy-remote special purpose entity.

(6)      The Borrower shall not, (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person except as permitted by or pursuant to the Facility Documents.

(7)      The Borrower shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person provided that the assets of the Borrower may be consolidated into the BDC for accounting purposes and included in publicly filed financial statements of the BDC.

(8)      The Borrower shall not identify itself as a division of any other Person.

  (9)      The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.

(10)      The Borrower shall not use its separate existence to perpetrate a fraud in violation of Applicable Law.

(11)      The Borrower shall not, in connection with the Facility Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of Applicable Law.

(12)      The Borrower shall maintain an arm’s length relationship with its Affiliates and the Collateral Manager.

(13)      Except as permitted by or pursuant to the Facility Documents, the Borrower shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person.

(14)      Except as provided in the Facility Documents, the Borrower shall not acquire any securities or debt instruments of the Collateral Manager, its Affiliates or any other Person.

(15)      The Borrower shall not make loans or advances to any Person, except for the Collateral Loans and as permitted by or pursuant to the Facility Documents.

(16)      The Borrower shall make no transfer of its assets except as permitted by or pursuant to the Facility Documents.

(17)      The Borrower shall file its own tax returns separate from those of any other Person or entity, except to the extent that the Borrower is not required to file tax returns under applicable law or is not permitted to file its own tax returns separate from those of any other Person.

(18)      The Borrower shall not acquire obligations or securities of its members.

(19)      The Borrower shall use separate stationary, invoices and checks.

(20)      The Borrower shall correct any known misunderstanding regarding its separate identity.

(21)      The Borrower shall maintain adequate capital in light of its contemplated business operations.

(22)      The Borrower shall at all times be organized as a single-purpose entity with organizational documents substantially similar to those in effect on the Closing Date.

(23)      The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion letter delivered in connection with the Facility Documents will continue to be true and correct in all respects.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01.      Events of Default.   “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)      a default in the payment, when due and payable, of any interest on or Commitment Fee in respect of the Advances and such default is not cured within two (2) Business Days; or

(b)      the failure to reduce the Advances to $0 on the Final Maturity Date; or

(c)      (i) the Borrower becomes an investment company required to be registered under the Investment Company Act or (ii) the BDC is required to be registered under the Investment Company Act and is not otherwise registered; or

(d)      except as otherwise provided in this Section 6.01, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Borrower under this Agreement or the other Facility Documents, or the failure of any representation or warranty of the Borrower made in this Agreement, in any other Facility Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty (30) days after the earlier of (x) written notice to the Borrower or the Collateral Manager (which may be by email) by either Agent or the Collateral Manager (as the case may be), and (y) actual knowledge of the Borrower or the Collateral Manager; or

(e)      the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $2,000,000 against the BDC, or $250,000 against the Borrower (exclusive of judgment amounts fully covered by insurance), and the aforementioned parties shall not have either (x) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (y) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within thirty (30) days from the date of entry thereof or enforcement proceedings are commenced upon such judgment, decree or order; or

  (f)     an Insolvency Event relating to the Borrower or the BDC occurs; or

 (g)     any Collateral Manager Event of Default shall have occurred and be continuing; or

 (h)     (i) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such Lien shall not have been released within five (5) Business Days or (ii) the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such Lien shall not have been released within five (5) Business Days, unless in each case a reserve has been established therefor in accordance with GAAP and such action is being diligently contested in good faith by appropriate proceedings (except to the extent that the amount secured by such Lien exceeds $750,000); or

  (i)     (i) a Change of Control occurs with respect to the Borrower, or (ii) the BDC shall merge into any other Person or more than 50.0% of the Voting Shares of the BDC are sold to any Person and/or such Person’s Affiliates; or

  (j)     the occurrence of a Material Adverse Effect with respect to the BDC or the Borrower; or

 (k)     (i) the failure of the BDC to make any payment when due (after giving effect to any related grace period), whether or not waived, under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $10,000,000, or (ii) the occurrence of any event or condition (after giving effect to any related grace period) that has resulted in the acceleration of such debt; or

  (l)     the BDC shall fail to maintain “business development company” status under the Investment Company Act; or

(m)     failure to maintain the Interest Coverage Ratio Test for five (5) Business Days; or

 (n)     failure to maintain the Maximum Advance Rate Test for five (5) Business Days; or

 (o)     failure to maintain any Currency Borrowing Base Test for five (5) Business Days.

Upon a Responsible Officer of the Borrower or Collateral Manager obtaining knowledge of the occurrence of an Event of Default, each of the Borrower and the Collateral Manager shall notify each other and the Agents, specifying the specific Event(s) of Default that occurred as well as all other Events of Default that are then known to be continuing. Upon the occurrence of an Event of Default known to a Responsible Officer of the Collateral Agent, the Collateral Agent shall promptly notify the Administrative Agent (which will notify the Lenders promptly) of such Event of Default in writing.

Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent or the Majority Lenders, by notice to the Borrower (with a copy to the Collateral Agent), may do any one or more of the following: (1) declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate, and (2) declare the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (f) of Section 6.01 or clause (e) of Section 6.02, the Commitments shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.

In addition, upon the occurrence and during the continuation of an Event of Default, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) of the exercise of control rights with respect to the Collateral: (w) the Collateral Manager’s unilateral power to consent to modifications to and direct the acquisition, sales and other dispositions of Collateral Loans will be immediately suspended, (x) the Collateral Manager will be required to obtain the consent of the Administrative Agent before causing the Borrower to agree to any modification of any Collateral Loan or before causing the Borrower to acquire, sell or otherwise dispose of any Collateral Loan, and (y) the Collateral Manager will cause the Borrower to acquire, sell or otherwise dispose of any Collateral Loan as directed by the Administrative Agent in its sole discretion.

Section 6.02.     Collateral Manager Events of Default.    “Collateral Manager Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Collateral Manager Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)      a default in the payment by the Collateral Manager, when due and payable, of (i) any interest on or Commitment Fee in respect of the Advances or (ii) any principal of any Advance on the Final Maturity Date; or

(b)      the Collateral Manager is required to be registered under the Investment Company Act and is not otherwise registered; or

(c)      except as otherwise provided in this Section 6.02, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Collateral Manager under this Agreement or the other Facility

Documents, or the failure of any representation or warranty of the Collateral Manager made in this Agreement, in any other Facility Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty (30) days after the earlier of (x) written notice to the Collateral Manager (which may be by email) by the Agent, and (y) actual knowledge of the Collateral Manager; or

(d)      the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $2,000,000 against the Collateral Manager (exclusive of judgment amounts fully covered by insurance), and the Collateral Manager shall not have either (x) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (y) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within thirty (30) days from the date of entry thereof or enforcement proceedings are commenced upon such judgment, decree or order; or

(e)      an Insolvency Event relating to the Collateral Manager occurs; or

(f)      (1) any Facility Document shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Collateral Manager, (2) the Borrower or the Collateral Manager or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder, or (3) any Lien securing any obligation under any Facility Document shall, in whole or in part (other than in respect of a de minimis amount of Collateral), cease to be a first priority perfected security interest of the Collateral Agent except as otherwise expressly permitted in accordance with the applicable Facility Document and except Permitted Liens; or

(g)      (i) the Collateral Manager shall fail to comply with Section 5.04(c), or (ii) the owners of the outstanding equity interests in the Collateral Manager as of the date hereof cease to own 51% of the equity interests in the Collateral Manager at any time; or

(h)      Reserved.

(i)      any change to the Credit and Collection Policies that could reasonably be expected to have a material adverse effect on the Lenders or any change to the Credit and Collection Policies without prior written notice to the Administrative Agent; or

(j)      the occurrence of a Material Adverse Effect with respect to the Collateral Manager; or

(k)     (i) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period), whether or not waived, under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $10,000,000, or (ii) the occurrence of any event or condition (after giving effect to any related grace period) that has resulted in the acceleration of such debt; or

  (l)      the Collateral Manager shall fail to maintain at least $350,000,000 of assets (including cash) under management (which shall be reported in the Monthly Report occurring on the first Monthly Reporting Date to occur after the delivery of the statements required pursuant to Section 5.01(d)(iii)); or

(m)      the Collateral Manager shall have a Consolidated Leverage Ratio in excess of 4.0x.

Upon the occurrence and during the continuance of a Collateral Manager Event of Default or a Collateral Manager Replacement Event, the Administrative Agent, by written notice (provided in its sole discretion or at the direction of the Majority Lenders) to the Collateral Manager (with a copy to the Backup Collateral Manager, the Custodian, the Collateral Administrator and the Collateral Agent) (a “Collateral Manager Termination Notice”), may terminate all of the rights and obligations of the Collateral Manager as Collateral Manager under this Agreement in accordance with Section 11.09.

Upon the occurrence and during the continuance of a Collateral Manager Event of Default or a Collateral Manager Replacement Event, the Administrative Agent, by written notice to the Collateral Manager (with a copy to the Backup Collateral Manager, the Custodian, the Collateral Administrator and the Collateral Agent) (a “Collateral Manager Termination Notice”), may terminate all of the rights and obligations of the Collateral Manager as Collateral Manager under this Agreement in accordance with Section 11.09.

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT

Section 7.01.     Grant of Security.   (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):

 (i)      all Collateral Loans and Related Documents (listed, as of the Closing Date, in Schedule 3 hereto), both now and hereafter owned, including all collections and other proceeds thereon or with respect thereto;

(ii)      each Covered Account and all money and all investment property (including all securities, all security entitlements with respect to such Covered Account and all financial assets carried in such Covered Account) from time to time on deposit in or credited to each Covered Account;

  (iii)      all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the Collateral Loans of the Borrower, which the Borrower is entitled to receive, including all Collections in respect of its Collateral Loans;

  (iv)      each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Collateral Agent under this Agreement;

  (v)      all Cash or Money in possession of the Borrower or delivered to the Collateral Agent (or its bailee);

 (vi)      all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(vii)      all other property of the Borrower and all property of the Borrower which is delivered to the Collateral Agent (or the Custodian on its behalf) by or on behalf of the Borrower (whether or not constituting Collateral Loans or Eligible Investments);

(viii)      all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

 (ix)      all Proceeds of any and all of the foregoing.

(b)      All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC.

Section 7.02.     Release of Security Interest.  If and only if all Obligations have been paid in full and all Commitments have been terminated, the Collateral Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Collateral Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

Section 7.03.     Rights and Remedies.  The Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the written direction of the Administrative Agent or the Required Lenders acting through the Administrative Agent, (i) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) to redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, the Collateral Manager’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of either Agent or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 7.03 the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as permitted by applicable law, without notice to the Borrower.

Section 7.04.     Remedies Cumulative.  Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.05.     Related Documents.   (a) Each of the Borrower and the Collateral Manager hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of either Agent, promptly forward to such Agent and the Backup Collateral Manager all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, and (ii) upon the written request of either Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent.

(b)     The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee (including the Custodian). In addition, in accordance with Article XIV, promptly following its acquisition of any Collateral Loan the Borrower shall deliver to the Custodian copies of the principal underlying documentation with respect to such Collateral Loan (e.g., loan or credit agreement, primary security agreement and guarantees, etc.).

Section 7.06.     Borrower Remains Liable.    (a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b)     No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.

Section 7.07.     Protection of Collateral.    The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

  (i)      grant security more effectively on all or any portion of the Collateral;

 (ii)      maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)      perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)      enforce any of the Collateral or other instruments or property included in the Collateral;

 (v)      preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(vi)      pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Borrower hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 7.07 or Section 5.01(c). The Borrower further authorizes and shall cause the Borrower’s counsel to file, without the Borrower’s signature, UCC- 1 financing statements that names the Borrower as debtor and the Collateral Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01.     Collection of Money.   Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such

Collateral. The Collateral Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. Each Covered Account shall be established and maintained under the Account Control Agreement with a Qualified Institution. Any Covered Account may contain any number of subaccounts for the convenience of the Collateral Agent or as required by the Collateral Manager for convenience in administering the Covered Account or the Collateral.

Section 8.02.     Collection Account.     (a)    In accordance with this Agreement and the Account Control Agreement, the Collateral Agent shall, on or prior to the Closing Date, establish at the Custodian a single, segregated trust account in the name “PennantPark Floating Rate Funding I, LLC Collection Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Collection Account”, which shall be maintained with the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. In addition, the Collateral Agent shall establish two segregated accounts which for perfection purposes will be treated as sub-accounts within the Collection Account, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount”. The Collateral Agent shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 8.05(a), immediately upon receipt thereof all Interest Proceeds received by the Collateral Agent. The Collateral Agent shall deposit immediately upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Subaccount including, in addition to the deposits required pursuant to Section 8.05(a), all Principal Proceeds (unless simultaneously reinvested in additional Collateral Loans in accordance with Article X or in Eligible Investments or required to be deposited in the Revolving Reserve Account pursuant to Section 8.04) received by the Collateral Agent. In addition, for each Agreed Foreign Currency, the Collateral Agent shall establish segregated accounts that each constitute a Principal Collection Subaccount and Interest Collection Subaccount for each Agreed Foreign Currency. Any amounts received by the Collateral Agent that are denominated in an Agreed Foreign Currency that are required to be deposited into the Principal Collection Subaccount or the Interest Collection Subaccount shall be deposited by the Collateral Agent into the applicable Principal Collection Subaccount or Interest Collection Subaccount, as applicable, for such Agreed Foreign Currency. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes herein provided. Subject to Section 8.02(c), amounts in the Collection Account shall be reinvested pursuant to Section 8.05(a).

(b)     At any time when reinvestment is permitted pursuant to Article X, the Collateral Manager on behalf of the Borrower may by delivery of a certificate of a Responsible Officer direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccounts representing Principal Proceeds (together with accrued interest received with regard to any Collateral Loan and Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Loan) and reinvest such funds in additional Collateral Loans or exercise a warrant held in the Collateral, in each case in accordance with the requirements of Article X and such certificate. At any time as of which no funds are on deposit in the Revolving Reserve Account, the Collateral Manager on behalf of the Borrower may by delivery of a certificate of a Responsible Officer direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the applicable Principal Collection Subaccount representing Principal Proceeds and remit such funds as so directed by the Collateral Manager to meet the Borrower’s funding obligations in respect of Delayed Drawdown Collateral Loans or Revolving Collateral Loans.

(c)     The Collateral Agent shall transfer to the applicable Payment Account, from the Collection Account for application pursuant to Section 9.01(a), on each Payment Date, the amount set forth to be so transferred in the Payment Date Report for such Payment Date.

Section 8.03.     Transaction Accounts.    (a)    Payment Account.    In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Custodian a single, segregated trust account in the name “PennantPark Floating Rate Funding I, LLC Payment Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Payment Account”, which shall be maintained by the Borrower with the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. In addition, for each Agreed Foreign Currency, the Collateral Agent shall establish segregated accounts that each constitute a Payment Account for such Agreed Foreign Currency. Any amounts received by the Collateral Agent that are denominated in an Agreed Foreign Currency that are required to be deposited into the Payment Account shall be deposited by the Collateral Agent into the applicable Payment Account for such Agreed Foreign Currency. Except as provided in Section 9.01, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Accounts shall be to pay amounts due and payable under the Priority of Payments on the Payment Dates in accordance with their terms and the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Accounts other than in accordance with this Agreement and the Priority of Payments.

(b)     Custodial Account.   In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Custodian a single, segregated trust account in the name “PennantPark Floating Rate Funding I, LLC Custodial Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Custodial Account”, which shall be maintained by the Borrower with the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. All Collateral Loans (other than such Loans evidenced by Participation Interests, Noteless Loans or which is an account or general intangible) shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Agreement. The Collateral Agent agrees to give the Borrower prompt notice if (to the Collateral Agent’s actual knowledge) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

Section 8.04.     The Revolving Reserve Account; Fundings.    (a) In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Custodian a single, segregated trust account in the name “PennantPark

Floating Rate Funding I, LLC Revolving Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Revolving Reserve Account”, which shall be maintained by the Borrower with the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. The only permitted deposits to or withdrawals from the Revolving Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Revolving Reserve Account other than in accordance with this Agreement and the Priority of Payments.

On the Commitment Termination Date and at all times thereafter, the Borrower shall maintain an amount (the “Revolving Reserve Required Amount”) in the Revolving Reserve Account at least equal to the sum of (x) the Dollar Equivalent of the aggregate unfunded commitments in respect of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans, plus (y) the Dollar Equivalent of the aggregate amount of funds needed to settle purchases of Collateral Loans which the Borrower committed, prior to the end of the Reinvestment Period, to acquire after the Commitment Termination Date. Prior to or immediately after the occurrence of the Commitment Termination Date (other than a Commitment Termination Date following the occurrence of an Insolvency Event with respect to the Borrower), the Borrower shall request a final Borrowing in an amount sufficient to fund the Revolving Reserve Required Amount.

Amounts on deposit in the Revolving Reserve Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 8.05 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. Funds in the Revolving Reserve Account (other than earnings from Eligible Investments therein) will be available solely to cover drawdowns on the Delayed Drawdown Collateral Loans and Revolving Collateral Loans, provided that, to the extent that the aggregate amount of funds on deposit therein at any time exceeds the Revolving Reserve Required Amount, the Borrower shall direct the Collateral Agent to and the Collateral Agent shall remit such excess to the applicable Principal Collection Subaccount. In addition, following the occurrence and during the continuance of an Event of Default, funds in the Revolving Reserve Account may be withdrawn by the Collateral Agent and deposited into the Principal Collection Subaccount at the direction of the Administrative Agent.

Section 8.05.     Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent.  (a) By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower (or the Collateral Manager on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, invest all funds on deposit in the Collection Account (including the Principal Collection Subaccounts and the Interest Collection Subaccounts) and the Revolving Reserve Account as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If, prior to the occurrence and continuance of an Event of Default, the Borrower shall not have given any such investment directions, the Collateral Agent shall seek instructions from the Collateral Manager within three (3) Business Days after transfer of any funds to such accounts and shall immediately invest in Specified Eligible Investments that mature overnight. If the Collateral

Agent does not thereafter receive written instructions from the Collateral Manager within five (5) Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, but only in Specified Eligible Investments selected by the Administrative Agent maturing no later than the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). During the continuance of an Event of Default the Collateral Agent (as directed by the Administrative Agent) shall invest and reinvest such Monies as fully as practicable in Specified Eligible Investments selected by the Administrative Agent maturing not later than the earlier of (i) thirty (30) days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable) in and to the Interest Collection Subaccount. The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment.

(b)     The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)     The Collateral Agent shall supply, in a timely fashion, to the Borrower and the Collateral Manager (with a copy to the Backup Collateral Manager) any information regularly maintained by the Collateral Agent that the Borrower or the Collateral Manager may from time to time reasonably request with respect to the Collateral, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Agent and required to be provided by Section 8.06 or to permit the Collateral Manager to perform its obligations hereunder or the Borrower’s obligations hereunder that have been delegated to the Collateral Manager. The Collateral Agent shall promptly forward to the Collateral Manager and the Backup Collateral Manager copies of notices and other writings received by it from the Obligor of any Collateral Loan or from any Clearing Agency with respect to any Collateral Loan which notices or writings advise the holders of such Collateral Loan of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such Obligor.

Section 8.06.     Accountings.

(a)     Monthly.    The Collateral Manager shall compile and provide (or cause to be compiled and provided) to the Collateral Administrator and the Administrative Agent a loan data file (the “Data File”) for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Collateral Manager, the Collateral Administrator and the Administrative Agent). The Collateral Manager shall use reasonable commercial efforts to provide the Data File and designate the row of the Matrix and corresponding Matrix Inputs applicable to such Data File to the Collateral Administrator by no later than 12:00 noon at least ten (10) days prior to the Monthly Reporting Date. The Collateral Administrator shall, based on such Data File, such designated Matrix Inputs and the information contained in its collateral database, compile and provide (or cause to be compiled and provided) to the Collateral Manager a monthly report on a settlement basis (each, a “Monthly Report”) (containing such information agreed upon by the Collateral Agent, the Collateral Manager, the Collateral Administrator and the Administrative Agent). The Collateral Administrator shall use commercially reasonable efforts to provide such Monthly Report to the Collateral Manager by no later than 12:00 noon at least five (5) days prior to the Monthly Reporting Date. To the extent that the Maximum Advance Rate Test is not satisfied in any Monthly Report which is compiled and provided by the Collateral Administrator to the Collateral Manager, the Collateral Manager in consultation with the Collateral Administrator shall select a different row of the Matrix and corresponding combination of Matrix Inputs that, when used to calculate the Maximum Advance Rate Test, allow the Maximum Advance Rate Test to be satisfied. The Collateral Administrator shall then promptly provide the Collateral Manager with an updated Monthly Report calculated based on the new combination of Matrix Inputs applicable to the selected row of the Matrix. The Collateral Manager shall use commercially reasonable efforts to review and confirm the calculations made by the Collateral Administrator in any such Monthly Report within five (5) days of the receipt thereof. Upon receipt of such confirmation from the Collateral Manager and in any event by no later than the Monthly Reporting Date, the Collateral Administrator shall compile and provide to the Agents, the Collateral Manager, the Backup Collateral Manager and the Lenders the Monthly Report. As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the last day of the previous calendar month. The Monthly Report delivered for any calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments included in the Collateral set forth in Part 1 of Schedule 2 hereto, and shall be determined as of the Monthly Report Determination Date applicable to such Monthly Report. Additionally, each Monthly Report that is delivered on the first Monthly Reporting Date to occur after the delivery of the quarterly valuation statements for the BDC pursuant to Section 5.01(d)(iii) shall include a statement reporting the assets (including cash) under management by the Collateral Manager. The Collateral Manager shall provide such statement to the Collateral Administrator to be included in the Monthly Report at least five (5) days prior to such Monthly Reporting Date.

In addition, the Collateral Manager shall provide together with each Data File a copy of each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification, together with each other amendment, modification or waiver under any Related Document for each Collateral Loan that, in the Collateral Manager’s reasonable judgment, are material in relation to the related Obligor, in each case that became effective during the one month period ending on the Monthly Report Determination Date for the immediately prior Monthly Report (or, in respect of the first Monthly Report, from the Closing Date) together with a listing of each Collateral Loan with respect to which one of the foregoing amendments, modifications or waivers is being provided. Provided that the Payment Date Reports are prepared and delivered on a monthly basis pursuant to Section 8.06(b) below, the Collateral Administrator shall not be required to deliver a separate Monthly Report for such month.

(b)     Payment Date Accounting.  The Collateral Manager shall compile and provide (or cause to be compiled and provided) to the Collateral Administrator and the Administrative Agent a Data File for the previous Collection Period ending on the Determination Date (containing such information agreed upon by the Collateral Agent, the Collateral Manager, the Collateral Administrator and the Administrative Agent). The Collateral Manager shall use reasonable commercial efforts to provide the Data File by no later than 12:00 noon at least ten (10) days prior to each Payment Date. The Collateral Administrator shall, based on such Data File, the information contained in its database and information provided by the Collateral Manager, the Administrative Agent and the Lenders, compile and provide (or cause to be compiled and provided) to the Collateral Manager an accounting and report for such Collection Period (each, a “Payment Date Report”) (containing such information agreed upon by the Collateral Manager, the Collateral Administrator and the Administrative Agent). The Collateral Administrator shall use commercially reasonable efforts to provide such Payment Date Report to the Collateral Manager by no later than 12:00 noon at least five (5) days prior to the Payment Date. The Collateral Manager shall use commercially reasonable efforts to review and confirm the calculations made by the Collateral Administrator in such Payment Date Report within five (5) days of the receipt thereof but in any event no later than the Business Day preceding the Payment Date. Upon receipt of such confirmation from the Collateral Manager and in any event by no later than the Payment Date, the Collateral Administrator shall compile and provide to the Agents, the Collateral Manager, the Backup Collateral Manager and the Lenders the Payment Date Report. The Payment Date Report shall contain the information set forth in Part 2 of Schedule 2 hereto.

In addition, the Collateral Manager shall provide together with each Data File a copy of each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification, together with each other amendment, modification or waiver under any Related Document for each Collateral Loan that, in the Collateral Manager’s reasonable judgment, are material in relation to the related Obligor, in each case that became effective during the one month period ending on the Monthly Report Determination Date for the most recently delivered Monthly Report together with a listing of each Collateral Loan with respect to which one of the foregoing amendments, modifications or waivers is being provided.

(c)     Failure to Provide Accounting.    If the Collateral Administrator shall not have received any accounting provided for in this Section 8.06 on the first Business Day after the date on which such accounting is due to the Collateral Administrator, the Collateral Administrator shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date.

(d)     Collateral Administrator Protections.    In preparing the Payment Date Report, Monthly Report, and other information and statements required hereunder, the Collateral Administrator shall have the rights, protections, and immunities provided to it in the Collateral Administration Agreement.

(e)     Currency Calculations, Changes in Exchange Rates.  (A) Each Monthly Report and Payment Date Report shall include a calculation of the Maximum Available Amount, the Dollar Equivalent of the aggregate outstanding principal balance of the Advances, the Net Aggregate

Exposure Amount, each Currency Borrowing Base, the Aggregate Foreign Currency Borrowing Base and each Currency Borrowing Base Test. Additionally, promptly, but no later than two (2) Business Days, after the Collateral Manager acquires knowledge or receives notice from the Administrative Agent or a Lender of the occurrence of a Currency Valuation Trigger Event, the Collateral Manager shall determine the Maximum Available Amount, the Dollar Equivalent of the aggregate outstanding principal balance of the Advances, the Net Aggregate Exposure Amount, each Currency Borrowing Base, the Aggregate Foreign Currency Borrowing Base and each Currency Borrowing Base Test. For the purpose of this determination, the outstanding principal amount of any Advance that is denominated in any Agreed Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in such Agreed Foreign Currency of such Advance, determined by the Collateral Manager as of such Monthly Reporting Date or, (x) in the case of notice of the occurrence of a Currency Valuation Trigger Event received by the Collateral Manager prior to 11:00 a.m., on a Business Day, on such Business Day or, (y) in the case of notice of the occurrence of a Currency Valuation Trigger Event otherwise received, on the first Business Day after such notice of the occurrence of a Currency Valuation Trigger Event is received. Upon making such determination, the Collateral Manager shall promptly, but no later than two (2) Business Days after such determination, notify the Administrative Agent, the Lenders and the Borrower thereof.

(B)     If and to the extent the Collateral Administrator may be required to calculate or to report in a Monthly Report or Payment Date Report or other accounting hereunder or under the Collateral Administration Agreement, the Dollar Equivalent of any amount, including without limitation, the outstanding principal amount of a Collateral Loan, the Advances, the Currency Borrowing Base or other such calculation or amount involving an Agreed Foreign Currency, it shall use (A) the Dollar Equivalent identified in or the (B) Assigned Value provided in, as the case may be, the Data File compiled and delivered (or caused to be compiled and delivered) to the Collateral Administrator by the Collateral Manager for the related collection or reporting period or other such amount as is identified in such calculation or such report by the Collateral Administrator.

Section 8.07.     Release of Securities.     (a) If no Event of Default has occurred and is continuing, the Borrower may, by delivery of a certificate of a Responsible Officer of the Collateral Manager delivered to the Collateral Agent at least one Business Day prior to the settlement date for any sale of a security certifying that the sale of such security is being made in accordance with Section 10.01 and such sale complies with all applicable requirements of Section 10.01, direct the Collateral Agent to release or cause to be released such security from the lien of this Agreement and, upon receipt of such certificate, the Collateral Agent (or Custodian, as applicable) shall deliver any such security, if in physical form, duly endorsed to the broker or purchaser designated in such certificate or, if such security is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such certificate; provided that the Collateral Agent may deliver any such security in physical form for examination in accordance with street delivery custom.

(b)     Subject to the terms of this Agreement, the Collateral Agent or Custodian, as applicable, shall, upon the receipt of a certificate of the Borrower, by delivery of a certificate of a

Responsible Officer of the Collateral Manager, deliver any Collateral as instructed in such certificate, and execute such documents or instruments as are presented by the Borrower or the Collateral Manager and are reasonably necessary to release or cause to be released such security from the lien of this Agreement, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof.

(c)     As provided in Section 8.02(a), the Collateral Agent shall deposit any proceeds received by it from the disposition of Collateral in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Loans or Eligible Investments as permitted under and in accordance with the requirements of this Article VIII and Article X.

(d)     The Collateral Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower (or the Collateral Manager on its behalf), at such time as there are no Commitments outstanding and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied, release any remaining Collateral from the lien of this Agreement.

(e)     Any security, Collateral Loan or amounts that are released pursuant to Section 8.07(a) or (b) shall automatically be released from the Lien of this Agreement.

Section 8.08.     Reports by Independent Accountants.    (a) As of the Closing Date, the Borrower has appointed a firm of independent certified public accountants, independent auditors or independent consultants (together with its successors, the “Independent Accountants”), in each case reasonably acceptable to the Administrative Agent and the Required Lenders, for purposes of reviewing and delivering the reports or certificates of such accountants required by this Agreement, which may be the firm of independent certified public accountants, independent auditors or independent consultants that performs accounting services for the Borrower or the Collateral Manager. The Borrower may remove any firm of Independent Accountants at any time upon notice to, but without the consent of any of, the Lenders. Upon any resignation by such firm or removal of such firm by the Borrower, the Borrower (or the Collateral Manager on behalf of the Borrower) shall promptly appoint, by a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and the Collateral Agent, a successor thereto that shall also be a firm of independent certified public accountants, independent auditors or independent consultants of recognized standing, which may be a firm of independent certified public accountants, independent auditors or independent consultants that performs accounting services for the Borrower or the Collateral Manager. If the Borrower shall fail to appoint a successor Independent Accountants within thirty (30) days after such resignation, the Borrower shall promptly notify the Agents and the Collateral Manager of such failure in writing and the Collateral Manager shall promptly appoint a successor Independent Accountant of recognized standing. The fees of such Independent Accountants and any successor shall be payable by the Borrower.

(b)     The Borrower or the Collateral Manager will cause a firm of nationally recognized independent public accountants (who may also render other services to the Collateral Manager)

to furnish to the Administrative Agent (with a copy to the Collateral Agent, the Collateral Administrator and the Backup Collateral Manager) once during each 365-day period ending on June 23rd of each calendar year, with the first such report due by no later than June 23, 2012, a report relating to such fiscal year to the effect that (i) such firm has applied certain agreed-upon procedures, and (ii) based on such examination, such firm is of the opinion that the Monthly Reports and Payment Date Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report (including, with respect to any such exceptions, an explanation of how each such exception arose and reflecting the input/explanation of the Collateral Manager thereto).

Section 8.09.     Covered Account Details.  The account number of each Covered Account is set forth on Schedule 7 hereto.

ARTICLE IX

APPLICATION OF MONIES

Section 9.01.     Disbursements of Monies from Payment Account.  (a) Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Collection Account to the applicable Payment Account pursuant to Section 8.02 in accordance with the following priorities (the “Priority of Payments”) and related Payment Date Report:

(i)          On each Payment Date, Interest Proceeds on deposit in the Interest Collection Subaccounts, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred into the applicable Payment Account, to be applied in the following order of priority:

(A)      (1) first, to pay all out-of-pocket costs and expenses of the Collateral Agent incurred in connection with any sale of Collateral or other exercises of its remedial rights pursuant to Section 7.03; (2) second, to pay other Administrative Expenses in accordance with the priorities specified in the definition thereof, provided that the amount applied under this clause (A)(2) for such Payment Date shall not exceed the Administrative Expense Cap for such Payment Date, and (3) third, upon appointment of the Backup Collateral Manager as Successor Collateral Manager, to payment of the One-Time Successor Servicer Engagement Fee (as defined in the Backup Collateral Manager Fee Letter);

(B)      to pay regular scheduled payments, any fees and expenses incurred under any hedge agreement (excluding any hedge termination payments);

(C)      to the Swingline Lender to repay outstanding Swingline Advances (but only to the extent that any Lender has failed to fund its Percentage of such Swingline Advance in accordance with Section 2.02);

(D)      to the BDC to pay accrued and unpaid Senior Collateral Management Fees;

(E)      to each Lender to pay accrued and unpaid interest on the Advances and Commitment Fees due each such Lender and amounts payable to each such Lender under Section 2.10;

(F)      (1) prior to the occurrence and continuance of an Event of Default, if the Maximum Advance Rate Test or any Currency Borrowing Base Test is not satisfied as of the related Determination Date, to pay the principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Maximum Advance Rate Test and each Currency Borrowing Base Test is satisfied (on a pro forma basis as at such Determination Date) and (2) during the continuance of an Event of Default, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full;

(G)      to the payment or application of amounts referred to in clause (A) above (in the same order of priority specified therein), to the extent not paid in full pursuant to applications under such clauses;

(H)      to pay accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.09 and 15.03;

 (I)      to the BDC to pay accrued and unpaid Subordinated Collateral Management Fees;

 (J)      during the Reinvestment Period, to the payment of any hedge breakage or termination costs owed by the Borrower;

(K)      the remainder to be allocated at the discretion of the Collateral Manager (in written notice to the Agents delivered on or prior to the related Determination Date) to any one or more of the following payments: (i) to the Principal Collection Subaccount for the purchase of additional Collateral Loans (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans), (ii) to prepay the Advances, (iii) for deposit into the Revolving Reserve Account, and (iv) to the Borrower;

(L)      after the Reinvestment Period, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full;

(M)      to the payment of any hedge breakage or termination costs owed by the Borrower;

(N)      to the payment of any other amounts owed to the Collateral Manager or U.S Bank National Association pursuant to a Facility Document or pursuant to this Agreement (including indemnities); and

(O)      the remainder to the Borrower.

(ii)        On each Payment Date, Principal Proceeds on deposit in the Principal Collection Subaccounts that are received on or before the related Determination Date and that are not designated for reinvestment by the Collateral Manager will be transferred to the applicable Payment Account and applied, except for any such Principal Proceeds that will be used to settle binding commitments (entered into prior to the related Determination Date) for the purchase of Collateral Loans, in the following order of priority:

(A)      to the payment of unpaid amounts under clauses (A) through (G) in clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder;

(B)      during the Reinvestment Period, at the discretion of the Collateral Manager, all remaining amounts shall be applied in any combination of the following four options: (1) to the Principal Collection Subaccount for the purpose of acquiring additional Collateral Loans (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans), (2) to prepay the Advances, (3) for deposit into the Revolving Reserve Account and/or (4) to the Borrower in an amount approved by the Administrative Agent in its sole discretion provided that (x) prior to the related Payment Date, the Borrower, or the Collateral Agent on its behalf, has submitted a written request to the Administrative Agent for a direct disbursement of Principal Proceeds to the Borrower, which request shall (I) be made no more than once during any twelve month period, (II) certify that no Default or Event of Default shall have occurred and be continuing at the time of the request or shall result upon the making of the requested direct disbursement and (III) specify the amount of the requested direct disbursement and the related Payment Date for the direct disbursement and (y) the Administrative Agent, in its sole discretion, consents to such request in writing, it being understood that such consent shall only be valid on the related Payment Date and in such amount as is remitted to the Borrower on the related Payment Date, which amount may be less than the direct disbursement amount requested by the Borrower;

(C)      after the Reinvestment Period, (1) first, for deposit into the Revolving Reserve Account until the amounts on deposit therein are equal to the Revolving Reserve Required Amount; and (2) second, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full;

(D)      after the Reinvestment Period, to the payment of amounts referred to in clauses (G), (H), (I) and (M) of clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder; and

(E)      the remainder to the Borrower.

(b)     If on any Payment Date the amount available in the Payment Accounts is insufficient to make the full amount of the disbursements required by the Payment Date Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.

ARTICLE X

SALE OF COLLATERAL LOANS; PURCHASE OF ADDITIONAL COLLATERAL LOANS

Section 10.01.     Sales of Collateral Loans.

(a)     Discretionary Sales of Collateral Loans.    Subject to the satisfaction of the conditions specified in Section 10.04, the Collateral Manager on behalf of the Borrower may, but will not be required to, direct the Collateral Agent to sell, and the Collateral Agent shall sell in the manner directed by the Collateral Manager, any Collateral Loan, Credit Risk Collateral Loan, Defaulted Collateral Loan, or Ineligible Collateral Loan if such sale meets the requirements set forth below:

  (i)       no Default or Event of Default is continuing or would result upon giving effect thereto (unless, in the case of such a Default, such Default will be cured upon giving effect to such sale and the application of the proceeds thereof);

 (ii)      upon giving effect thereto and the application of the proceeds thereof, the Maximum Advance Rate Test is satisfied;

(iii)      upon giving effect thereto and the application of the proceeds thereof, each other Coverage Test is satisfied (or if any such other Coverage Test is not satisfied, such test is maintained or improved after giving effect to such sale);

(iv)      such sale is made for Cash;

 (v)       such sale is made for a purchase price at least equal to the original percentage of par paid by the Borrower; and

(vi)      in the reasonable judgment of the Collateral Manager, there is no adverse selection of such Collateral Loans; provided that the restrictions in clauses (iii), (v) and (vi) above in this Section 10.01(a) shall not apply to sales of Credit Risk Collateral Loans, Defaulted Collateral Loans or Ineligible Collateral Loans.

Notwithstanding anything above that would otherwise prohibit the sale of a Collateral Loan after the occurrence or during the continuance of a Default or an Event of Default, if the Borrower entered into an agreement to sell any such Collateral Loan prior to the occurrence and continuance of such Default or an Event of Default, but such sale did not settle prior to the occurrence of such Default or an Event of Default, then the Borrower shall be permitted to consummate such sale notwithstanding the occurrence and continuance of such Default or an Event of Default, provided that such sale was not entered into in contemplation of the occurrence of such Default or Event of Default and such settlement occurs within the customary settlement period for similar trades.

(b)     Sales of Equity Securities.  The Borrower may sell any Equity Security at any time without restriction, and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price within forty-five (45) days of receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law, in which case such Equity Security should be sold as soon as such sale is permitted by Applicable Law.

(c)     Certain Restrictions.  In the case of a sale of a Defaulted Collateral Loan, a Credit Risk Collateral Loan or an Ineligible Collateral Loan to an Affiliate of the Borrower at a price less than the original percentage of par paid by the Borrower, the purchase price shall not be less than the Market Value of such Defaulted Collateral Loan, Credit Risk Collateral Loan or Ineligible Collateral Loan.

(d)     Terms of Sales.  All sales of Collateral Loans and other property of the Borrower under the provisions above in this Section 10.01 must be exclusively for Cash.

Section 10.02.     Purchase of Additional Collateral Loans.

(a)     Purchase of Collateral Loans.  On any date during the Reinvestment Period, if no Event of Default has occurred and is continuing, the Collateral Manager on behalf of the Borrower may, if each of the conditions specified in this Section 10.02 and Section 10.04 are met, invest Principal Proceeds and accrued interest received with respect to any Collateral Loan to the extent used to pay for accrued interest on additional Collateral Loans in additional Collateral Loans, provided, that no Collateral Loan may be purchased unless each of the following conditions are satisfied as of the date the Collateral Manager commits on behalf of the Borrower to make such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

 (i)      such obligation is a Collateral Loan; and

(ii)      each Coverage Test is satisfied (or if any such Coverage Test is not satisfied, such test is maintained or improved after giving effect to such purchase).

(b)     Purchase of Collateral Loans Involving Affiliates.  Additional Collateral Loans may be purchased from time to time by the Borrower from the Collateral Manager or any of its Affiliates only if (x) the terms and conditions thereof are no less favorable to the Borrower than the terms it would obtain in a comparable, timely sale with a non-Affiliate, (y) the transactions are effected in accordance with all Applicable Laws and (z) such purchase is for an amount equal to or less than the lesser of (A) the original purchase price paid by the Collateral Manager or such Affiliate (after adjustment for any borrowings or repayments and exclusive of interest) and (B) the Collateral Manager’s current mark with respect to such Collateral Loan.

Section 10.03.     Substitution and Transfer of Loans.

(a)     Substitutions.  The Borrower may (including in connection with any retransfer of a Collateral Loan to the BDC under the Purchase and Contribution Agreement) with the consent of the Administrative Agent in its sole discretion replace any Collateral Loan with another Collateral Loan (a “Substitute Loan”), subject to the satisfaction of the conditions set forth below and in Section 10.04(c).

(b)     Conditions to Substitution.  No substitution of a Collateral Loan with a Substitute Loan shall occur unless each of the following conditions is satisfied as of the date of such substitution (as certified to the Agents by the Borrower (or the Collateral Manager on behalf of the Borrower)):

   (i)      each Substitute Loan satisfies the eligibility criteria set forth in the definition of Collateral Loan on the date of substitution;

   (ii)      after giving effect to any such substitution, each Coverage Test is satisfied (or if any such Coverage Test is not satisfied, such test is maintained or improved after giving effect to such substitution);

 (iii)      the sum of the Principal Balances of such Substitute Loans shall be equal to or greater than the sum of the Principal Balances of the Collateral Loans being substituted for;

  (iv)      no Default or Event of Default has occurred and is continuing (before or after giving effect to such substitution);

   (v)      no selection procedure adverse to the interests of the Secured Parties was utilized by the Borrower or the Collateral Manager in the selection of the Substitute Loan(s) or the Collateral Loans being substituted for;

  (vi)      the Borrower and the Collateral Manager (on behalf of the Borrower) shall agree to pay the legal fees and expenses of the Administrative Agent and the Collateral Agent in connection with any such substitution (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in connection with such sale, substitution or repurchase);

 (vii)      the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any such substitution and shall deliver to the Custodian the Related Documents for any Substitute Loans;

(viii)     upon confirmation of the delivery of a Substitute Loan for each applicable Collateral Loan being substituted for (the date of such confirmation or delivery, the “Retransfer Date”), each applicable Collateral Loan being substituted for shall be removed from the Collateral and the applicable Substitute Loan(s) shall be included in the Collateral. On the Retransfer Date of a Collateral Loan, the Collateral Agent, for the

benefit of the Secured Parties, shall automatically and without further action be deemed to release and transfer to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under such Collateral Loan being substituted for. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Borrower, execute such documents and instruments of transfer as may be prepared by the Collateral Manager, on behalf of the Borrower, and take other such actions as shall reasonably be requested by the Collateral Manager on behalf of the Borrower to effect the release and transfer of such Collateral Loan pursuant to this Section 10.03; and

(ix)      the Borrower shall deliver to the Administrative Agent on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.

Section 10.04.     Conditions Applicable to All Sale and Purchase Transactions.    (a) Any transaction effected under this Article X or in connection with the acquisition of additional Collateral Loans shall be conducted on an arm’s length basis and, if effected with a Person that is an Affiliate of the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be on terms no less favorable to the Borrower than would be the case if such Person were not such an Affiliate or as otherwise expressly permitted in this Agreement.

(b)      Upon each contribution of one or more Collateral Loans from the BDC to the Borrower and upon each acquisition by the Borrower of a Collateral Loan from the BDC, the Collateral Manager or any of their respective Affiliates (each such contribution or other such acquisition, an “Affiliate Loan Acquisition”) (i) all of the Borrower’s right, title and interest to such Collateral Loan shall be subject to the Lien granted to the Collateral Agent pursuant to this Agreement and (ii) such Collateral Loan shall be Delivered to the Collateral Agent (or the Custodian on its behalf, as applicable), provided, that, notwithstanding the foregoing, the Related Documents and Loan Checklist may be delivered within ten (10) Business Days of the contribution or acquisition.

(c)      The Aggregate Principal Balance of the Collateral Loan(s) which are the subject of any sale to an Affiliate of the Borrower under this Article X or substitution pursuant to Section 10.03, together with the sum of the Aggregate Principal Balance of all Collateral Loans sold to Affiliates or substituted in the 12 month period preceding the proposed date of sale or substitution (or such lesser number of months as shall have elapsed since the Closing Date) shall not exceed 20% of the Net Purchased Loan Balance; provided that, the sum of the Aggregate Principal Balance of all Defaulted Collateral Loans or Ineligible Collateral Loans sold to Affiliates or substituted in the 12 month period preceding the proposed date of sale or substitution (or such lesser number of months as shall have elapsed since the Closing Date) shall not exceed 10% of the Net Purchased Loan Balance. For the avoidance of doubt, the foregoing limitations shall not apply (i) to Warranty Loans (as defined in the Purchase and Sale Agreement) or (ii) where Collateral Loans are sold by the Borrower in connection with a Permitted Securitization.

Section 10.05.      Additional Equity Contributions.    The BDC may, but shall have no obligation to, at any time or from time to time contribute additional equity to the Borrower, including for the purpose of curing any Default, satisfying any Coverage Test, enabling the acquisition or sale of any Collateral Loan or satisfying any conditions under Section 3.02. Each equity contribution shall either be made (i) in Cash, (ii) by assignment and contribution of an Eligible Investment and/or (iii) by assignment and contribution of a Collateral Loan. All Cash contributed to the Borrower shall be treated as Principal Proceeds except to the extent that the Collateral Manager specifies that they shall constitute Interest Proceeds.

ARTICLE XI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 11.01.     Designation of the Collateral Manager.

(a)     Initial Collateral Manager.    The servicing, administering and collection of the Collateral shall be conducted in accordance with this Section 11.01 by the Person designated as the Collateral Manager hereunder. PennantPark Investment Advisors LLC is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and responsibilities, of Collateral Manager pursuant to the terms hereof. The Collateral Manager and the Borrower hereby acknowledge that each of the Secured Parties are third party beneficiaries of the obligations taken by the Collateral Manager hereunder.

(b)     Subcontracts.  The Collateral Manager may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Collateral Manager shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to such Person, (ii) the Collateral Manager shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Collateral Manager pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be subject to the provisions hereof.

Section 11.02.     Duties of the Collateral Manager.

(a)     Duties.  The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Collateral Management Standard. Without limiting the foregoing, the duties of the Collateral Manager shall include the following:

 (i)     supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii)     preparing and submitting claims to Obligors on each Collateral Loan;

  (iii)      maintaining all necessary servicing records with respect to the Collateral;

  (iv)      maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

   (v)      promptly delivering to the Administrative Agent, each Lender, the Collateral Administrator or the Collateral Agent, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, the Collateral Administrator or the Collateral Agent may from time to time reasonably request;

  (vi)      identifying each Collateral Loan clearly and unambiguously in its servicing records to reflect that such Collateral Loan is owned by the Borrower and that the Borrower is pledging a security interest therein to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement;

  (vii)      notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Collateral Loan (or portion thereof) of which it has actual knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

 (viii)      maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

  (ix)      with respect to each Collateral Loan included as part of the Collateral, making copies of the Related Documents available for inspection by the Administrative Agent, upon reasonable notice, at the offices of the Collateral Manager during normal business hours;

   (x)      directing the Collateral Agent to make payments pursuant to the terms of the Payment Date Report in accordance with the Priority of Payments;

  (xi)      directing the acquisition, sale or substitution of Collateral in accordance with Article X;

 (xii)      providing assistance to the Borrower with respect to the purchase and sale of the Collateral Loans;

(xiii)      instructing the Obligors and the administrative agents on the Collateral Loans to make payments directly into the Collection Account;

(xiv)      cooperating with the Collateral Administrator in preparing the Monthly Reports and Payment Date Reports and in its other duties hereunder and under the Collateral Administration Agreement in the manner and at the times required hereunder and under the Collateral Administration Agreement; and

 (xv)      complying with such other duties and responsibilities as required of the Collateral Manager by this Agreement.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Collateral Manager acts as lead agent with respect to any Collateral Loan, the Collateral Manager shall perform its servicing duties hereunder only to the extent that, as a lender under the Related Documents, it has the right to do so.

(b)     Exercise of Remedies Not Release.    Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder or any other Facility Document shall not release the Collateral Manager or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(c)     Application of Obligor Payments.    Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(d)     Cooperation with Backup Collateral Manager.    The Collateral Manager shall perform the duties and take the actions necessary to comply with Article XIII hereof in the manner and at the times set forth therein and shall cooperate with the Backup Collateral Manager in its performance of its duties hereunder.

(e)     Selection of Matrix Row and Matrix Inputs.    The Collateral Manager shall be responsible for designating the row of the Matrix and the corresponding Matrix Inputs to be applicable under this Agreement from time to time as further provided herein. On or prior to the Third Restatement Effective Date, the Collateral Manager shall specify to the Agents and the Lenders the row of the Matrix and the corresponding combination of Matrix Inputs to be in effect for purposes of Matrix calculations pursuant to a closing certificate from the Borrower substantially in the form set forth on Exhibit I. Thereafter, upon not less than one Business Day’s notice to the Agents and the Lenders, the Collateral Manager may specify a different row of the Matrix and corresponding combination of Matrix Inputs to be in effect for purposes of Matrix calculations (i) in connection with the compilation of a Monthly Report by providing notice to the Collateral Administrator along with the Data File for such Monthly Report as further provided in Section 8.06 (with a copy of such notice to the Administrative Agent) or (ii) by delivering a Matrix Adjustment Notice to the Administrative Agent and the Collateral Agent;

provided that, after giving effect to such change, each Coverage Test is satisfied and no Default or Event of Default would occur hereunder. If at any time the “Minimum Diversity Score” Matrix Input or the “Ratings” Matrix Input is not satisfied, the Collateral Manager shall promptly provide a Matrix Adjustment Notice and shall select a different row of the Matrix and the corresponding combination of Matrix Inputs set forth in such row to be applicable (or specify a different row of the Matrix and corresponding combination of Matrix Inputs to the Collateral Administrator in connection with a Monthly Report as further provided in Section 8.06).

Section 11.03.     Liability of the Collateral Manager; Indemnification of the Collateral Manager Persons.     (a) The Collateral Manager and any of its Affiliates, employees, shareholders, members, partners, assigns, representatives or agents (each such individual or entity, a “Collateral Manager Person”) shall not be liable to the Borrower, any Lender, the Administrative Agent, the Lead Arranger, the Collateral Agent, the Backup Collateral Manager, the Custodian or any other Person for any liability, loss (including amounts paid in settlement), damages, judgments, costs, expenses (including reasonable attorneys’ fees and expenses and accountant’s fees and expenses), demands, charges or claim (collectively, the “Damages”) incurred by reason of any act or omission or alleged act or omission performed or omitted by such Collateral Manager Person, or for any decrease in the value of the Collateral or any other losses suffered by any party; provided, however, that a Collateral Manager Person shall be liable for any Damages that arise (i) by reason of any act or omission constituting bad faith, willful misconduct, or gross negligence by any Collateral Manager Person in the performance of or reckless disregard of the Collateral Manager’s duties hereunder or (ii) by any breach of the representations and warranties of the Collateral Manager expressly set forth in this Agreement (each such breach, a “Collateral Manager Breach”).

(b)     The Collateral Manager may rely in good faith upon, and will incur no Damages for relying upon, (i) any authoritative source customarily used by firms performing services similar to those services provided by the Collateral Manager under this Agreement, and (ii) the advice of nationally recognized counsel, accountants or other advisors as the Collateral Manager determines reasonably appropriate in connection with the services provided by the Collateral Manager under this Agreement.

(c)     In no event shall the Collateral Manager be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) even if the Collateral Manager has been advised of the likelihood of such damages and regardless of the form of such action.

(d)     Each Collateral Manager Person shall be held harmless and be indemnified by the Borrower for any Damages suffered by virtue of any acts or omissions or alleged acts or omissions arising out of the activities of such Collateral Manager Person in the performance of the obligations of the Collateral Manager under this Agreement or as a result of this Agreement, or the Borrower’s ownership interest in any portion of the Collateral Obligations, except to the extent any such Damage arises as a result of a Collateral Manager Breach. All amounts payable pursuant to this Section 11.03 shall be payable in accordance with the Priority of Payments.

Section 11.04.     Authorization of the Collateral Manager. The Borrower hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the pledge of the Collateral by the Borrower to the Collateral Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing its name on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Collateral Manager could have done if it owned such Collateral. The Borrower shall furnish the Collateral Manager (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its collateral management duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make the Secured Parties, the Collateral Agent, the Collateral Administrator, the Backup Collateral Manager, the Administrative Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s consent. Following the occurrence and continuance of an Event of Default (unless otherwise waived by the Lenders in accordance with Section 15.01), the Administrative Agent (acting in its sole discretion or at the direction of the Required Lenders) may provide notice to the Collateral Manager (with a copy to the Backup Collateral Manager, the Collateral Administrator, the Custodian and the Collateral Agent) that the Secured Parties are exercising their control rights with respect to the Collateral in accordance with the last paragraph of Section 6.01.

Section 11.05.     Realization Upon Defaulted Collateral Loans.  The Collateral Manager will use reasonable efforts consistent with the Collateral Management Standard, this Agreement and the Related Documents to exercise (on behalf of the Borrower) available remedies (which may include liquidating, foreclosing upon or repossessing, as applicable, or otherwise comparably converting the ownership of any related property) with respect to any Defaulted Collateral Loan. The Collateral Manager will comply with the Collateral Management Standard, the Related Documents and Applicable Law in realizing upon such related property, and employ practices and procedures, including reasonable efforts, consistent with the Collateral Management Standard and the Related Documents, to enforce all obligations of Obligors. Without limiting the generality of the foregoing, the Collateral Manager may cause the sale of any such related property to the Collateral Manager or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Collateral Manager delivered to the Administrative Agent setting forth the Collateral Loan, the related property, the sale price of the related property and certifying that such sale price is the fair market value of such related property. The Collateral Manager will remit to the Collection Account the recoveries received in connection with the sale or disposition of related property relating to any Defaulted Collateral Loan hereunder.

Section 11.06.     Collateral Management Compensation.    As compensation for its servicing and collateral management activities hereunder and reimbursement for its expenses, the Collateral Manager shall be entitled to receive the Senior and Subordinated Collateral Management Fees to the extent of funds available therefor pursuant to the Priority of Payments, as applicable. In consideration of the transactions contemplated by the investment advisory agreement between as PennantPark Investment Advisers, LLC and the BDC, for so long as PennantPark Investment Advisers, LLC is the Collateral Manager, the Collateral Manager hereby irrevocably directs the Borrower and the Collateral Agent to pay all Senior Collateral Management Fees and Subordinated Collateral Management Fees payable to the Collateral Manager hereunder directly to the BDC.

Section 11.07.     Payment of Certain Expenses by Collateral Manager.    The Collateral Manager (if the Collateral Manager is an Affiliate of the Borrower) will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with the production of reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Collateral Manager shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Senior or Subordinated Collateral Management Fees.

Section 11.08.     The Collateral Manager Not to Resign; Assignment.    The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s determination that the performance of its duties hereunder is or becomes impermissible under Applicable Law. Any such determination permitting the resignation of the Collateral Manager shall be evidenced by an opinion of counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Successor Collateral Manager shall have assumed the responsibilities and obligations of the Collateral Manager in accordance with Section 11.09.

Section 11.09.     Appointment of Successor Collateral Manager.  (a) Upon resignation of the Collateral Manager pursuant to Section 11.08 or the occurrence and continuance of a Collateral Manager Event of Default or a Collateral Manager Replacement Event, the Administrative Agent may (with the consent of the Required Lenders) at any time appoint a successor collateral manager (the “Successor Collateral Manager”), which, for the avoidance of doubt may be the Backup Collateral Manager, the Administrative Agent or any Lender, and such Successor Collateral Manager shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. No assignment of this Agreement by the Collateral Manager (including, without limitation, a change in control or management of the Collateral Manager which would be deemed an “assignment” under the Investment Advisers Act of 1940, as amended) shall be made unless such assignment is consented to in writing by the Borrower, provided, however, that nothing herein shall be construed to restrict the ability of the Administrative Agent to replace the Collateral Manager upon the occurrence of a Collateral Manager Event of Default or a Collateral Manager Replacement Event pursuant to Section 11.09 hereof or any obligations of the Collateral Manager in connection with such provisions.

(b)     Upon its appointment (the “Assumption Date”), the Successor Collateral Manager shall be the successor in all respects to the Collateral Manager with respect to collateral management functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Collateral Manager by the terms and provisions hereof, and all references in this Agreement to the Collateral Manager shall be deemed to refer to the Successor Collateral Manager; provided that the Successor Collateral Manager shall not (i) be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, actions performed, breaches, defaults, claims, obligations or liabilities of the terminated Collateral Manager or any other predecessor Collateral Manager arising before the Assumption Date, (ii) have any obligation to pay any taxes required to be paid by the terminated Collateral Manager or any other predecessor Collateral Manager (provided that the Successor Collateral Manager shall pay any income taxes for which it is liable), (iii) have any liability for any failure to perform its duties as Collateral Manager, or any loss or damages arising from such failure, that results from the actions (or inaction) of the terminated Collateral Manager or any other predecessor Collateral Manager on or before the Assumption Date, (iv) have any obligation to perform advancing or repurchase obligations, if any, of the Borrower, the terminated Collateral Manager or any other predecessor Collateral Manager unless it elects to do so in its sole discretion, (v) have any obligation to pay any of the fees and expenses of any other party to the transaction contemplated by this Agreement or any Facility Document, (vi) have any liability with respect to any of the representations and warranties of the Collateral Manager under this Agreement, (vii) have any obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights and powers, if, in its reasonable judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it and (viii) have any obligation to file or record any financing statements or other documents in order to perfect or continue any security interests contemplated by this Agreement unless it has been directed by the Administrative Agent to make such filing or recordation. The indemnification obligations of the Successor Collateral Manager, upon becoming a Successor Collateral Manager, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances.

(c)     The Collateral Manager agrees to cooperate and use its commercially reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral, including, without limitation, the transfer to the Successor Collateral Manager for the administration by it of all cash amounts that shall at the time be held by the Collateral Manager for deposit, or have been deposited by the Collateral Manager, or thereafter received with respect to the Collateral and the delivery to the Successor Collateral Manager in an orderly and timely fashion of all files and records with respect to the Collateral and a computer data file in readable form containing all information necessary to enable the Successor Collateral Manager to service the Collateral. In addition, the Collateral Manager agrees to cooperate and use its commercially reasonable efforts in providing, at the expense of the Collateral Manager, the Successor Collateral Manager with reasonable access (including at the premises of the Collateral Manager) to the employees of the Collateral Manager, and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Successor Collateral Manager to assume the servicing functions hereunder and under this Agreement and to maintain a list of key servicing personnel and contact information.

(d)     Notwithstanding the Successor Collateral Manager’s assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of the Collateral Manager under this Agreement arising on and after the Assumption Date, the Successor Collateral Manager shall not be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, obligations or liabilities of the initial Collateral Manager or any other predecessor Collateral Manager arising under the terms of this Agreement, arising by operation of law or otherwise with respect to the period ending on the Assumption Date, including, without limitation, any liability for, any duties, responsibilities, obligations or liabilities of the initial Collateral Manager or any other predecessor Collateral Manager arising on or before the Assumption Date under this Agreement, regardless of when the liability, duty, responsibility or obligation of the initial Collateral Manager or any other predecessor Collateral Manager therefor arose, whether provided by the terms of this Agreement arising by operation of law or otherwise, and in no case will the Successor Collateral Manager have any liability for any failure to perform its duties as Collateral Manager, or any loss or damages arising from such failure, that results from the actions (or inaction) of the initial Collateral Manager or any other predecessor Collateral Manager on or before the Assumption Date.

(e)     The Successor Collateral Manager undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Successor Collateral Manager hereunder.

(f)     Notwithstanding anything contained in this Agreement or any Facility Document to the contrary, the Successor Collateral Manager is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Collateral Manager relating to the Collateral Loans (collectively, the “Predecessor Collateral Manager Work Product”) without any audit or other examination thereof, except to the extent that it knows such records or work product to be incorrect, and such Successor Collateral Manager shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Collateral Manager or any other predecessor Collateral Manager. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Collateral Manager Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Collateral Manager making or continuing any Errors (collectively, “Continued Errors”), such Successor Collateral Manager shall have no duty, responsibility, obligation or liability for such Continued Errors; provided that such Successor Collateral Manager agrees to use commercially reasonable efforts to prevent further Continued Errors. In the event that the Successor Collateral Manager becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Administrative Agent, use its commercially reasonable efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Successor Collateral Manager shall be entitled to recover its costs thereby expended in accordance with the Priority of Payments.

(g)     The Collateral Manager will, upon the request of the Successor Collateral Manager, provide the Successor Collateral Manager with a power of attorney providing that the Successor Collateral Manager is authorized and empowered to execute and deliver, on behalf of the

Collateral Manager, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Collateral Manager under this Agreement.

(h)     The Successor Collateral Manager shall not be liable for an action or omission to act hereunder, except for its own willful misconduct, gross negligence or bad faith. Under no circumstances will the Successor Collateral Manager be liable for indirect, special, consequential or incidental damages, such as loss of use, revenue or profit. In no event shall the Successor Collateral Manager be liable to the Borrower for any bad debts or other defaults by Obligors.

(i)     Except as set forth herein, the Successor Collateral Manager shall have no duty to review any information regarding the Collateral Manager, including any financial statements or the information set forth herein.

(j)     If the Successor Collateral Manager is prevented from fulfilling its obligations hereunder as a result of government actions, regulations, fires, strikes, accidents, acts of God or other causes beyond the control of such party, the Successor Collateral Manager shall use commercially reasonable efforts to resume performance as soon as reasonably possible, and the Successor Collateral Manager’s obligations shall be suspended for a reasonable time during which such conditions exist. Except as set forth herein, the Backup Collateral Manager shall have no duty to review any information regarding the Collateral Manager, including any financial statements or the information set forth herein.

ARTICLE XII

THE AGENTS

Section 12.01.     Authorization and Action.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. No Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of such Agent shall be read into this Agreement or any other Facility Document to which such Agent is a party (if any) as duties on its part to be performed or observed. No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders or, with respect to the Collateral Agent, the Administrative Agent; provided that such Agent shall not be required to take any action which exposes such Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable

Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that an Agent’s consent may not be unreasonably withheld, provide for the exercise of such Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to such Agent withhold its consent or exercise its discretion in an unreasonable manner.

If the Collateral Agent has been requested or directed by the Required Lenders to take any action pursuant to any provision of this Agreement or any other Facility Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or such Facility Document in the manner so requested unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any Facility Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability, unless it is provided indemnity acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement or any Facility Document or Related Document unless and until directed by the Required Lenders (or the Administrative Agent on their behalf).

Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Required Lenders (or the Administrative Agent on their behalf) pursuant to the terms of this Agreement or any other Facility Document even if, at the time such action is taken by any such person, the Required Lenders or persons purporting to be the Required Lenders are not entitled to give such notice, except where the Responsible Officer of the Collateral Agent has actual knowledge (without any duty of inquiry or investigation on its part) that such Required Lenders or persons purporting to be the Required Lenders are not entitled to give such notice. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Facility Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

If in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, it may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two-Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.

Section 12.02.     Delegation of Duties.  Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.03.     Agent’s Reliance, Etc.  (a) Neither Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (i) may consult with legal counsel (including, without limitation, counsel for the Borrower or the Collateral Manager or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower or the Collateral Manager or any other Person or to inspect the property (including the books and records) of the Borrower or the Collateral Manager; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Borrowing Base Certificate), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) believed by it to be genuine and believe by it to be signed or sent by the proper party or parties. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Collateral Manager’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b)     No Agent shall be liable for the actions of omissions of any other Agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other Agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including, without limitation, each Notice of Borrowing received hereunder). No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, as applicable). No Agent shall be liable for any error of judgment made in good faith unless it shall be proven by a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. No Agent shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. No Agent shall be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of such Agent, or unless and to the extent written notice of such matter is received by such Agent at its address in accordance with Section 15.02. Any permissive grant of power to an Agent hereunder shall not be construed to be a duty to act. Neither Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. Neither Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(c)     No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(d)     The delivery of reports, and other documents and information to the Collateral Agent hereunder or under any other Facility Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Facility Documents to which it is a party. Whether or not expressly stated in such Facility Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities that are afforded to it in this Agreement.

(e)     Each Lender acknowledges that except as expressly set forth in this Agreement, the Collateral Agent has not made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party as to any matter. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and made its own decision to enter into this Agreement and the other Facility Documents to which it is a party. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Collateral Manager. The Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower or Collateral Manager which may come into the possession of the Collateral Agent.

Section 12.04.     Indemnification.    Each of the Lenders agrees to indemnify and hold the Agents and the Backup Collateral Manager harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 15.04 or otherwise) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Agents under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct; and provided, further, that no Lender shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (for purposes hereof, “Liabilities”) unless such Liabilities are imposed on, incurred by, or asserted against the Collateral Agent as a result of any action taken, or not taken, by the Collateral Agent at the direction of the Administrative Agent or such Lender or Lenders, as the case may be, in accordance with the terms and conditions set forth in this Agreement (it being understood and agreed that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any of the other Facility Documents, unless such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented attorney’s fees and expenses) and Liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this Section 12.04 or otherwise). The rights of the Agents and obligations of the Lenders under or pursuant to this Section 12.04 shall survive the termination of this Agreement, and the earlier removal or resignation of the any Agent hereunder.

Section 12.05.     Successor Agents.    Subject to the terms of this Section 12.05, each Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Administrative Agent or Collateral Agent, as applicable. If an Agent shall resign then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation such Agent may appoint a successor agent. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) if such successor Agent is a Lender or an Affiliate of such Agent or any Lender. Any resignation of an Agent shall be effective upon the appointment of a successor agent pursuant to this Section 12.05. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the corporate trust properties and assets of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 12.06.     Administrative Agent’s Capacity as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

ARTICLE XIII

THE BACKUP COLLATERAL MANAGER

Section 13.01.     Duties of the Backup Collateral Manager.     (a)  On or before the Closing Date, the Collateral Manager shall deliver to the Backup Collateral Manager the information required to be set forth in the Monthly Report in hard copy and in EXCEL or a comparable format.

(b)     The Backup Collateral Manager undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Collateral Manager hereunder. Without limiting the generality of the foregoing, the Backup Collateral Manager, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Collateral Manager or the Borrower and shall have no liability for any action taken or omitted by the Collateral Manager (including any successor to the Collateral Manager) or the Borrower. The Backup Collateral Manager may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Collateral Manager will be responsible for any willful misconduct or gross negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Collateral Manager. Neither the Backup Collateral Manager nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

Section 13.02.     Fees of Backup Collateral Manager.  (a)  For the performance of its backup servicing duties hereunder, the Backup Collateral Manager shall be entitled to the fees and expenses set forth in the Backup Collateral Manager Fee Letter. The Backup Collateral Manager shall invoice the Borrower on a monthly basis for such fees and expenses. Payment shall be made by the Borrower to the extent funds are available for that purpose in accordance with the Priority of Payments.

(b)     In the event the Borrower fails to make timely payment of fees and expenses for services performed by the Backup Collateral Manager under this Agreement, the Backup Collateral Manager shall give the Collateral Administrators, the Administrative Agent and the Collateral Manager written notice of such nonpayment. The Administrative Agent may elect to pay the Backup Collateral Manager all then past due servicing fees and expenses owed to the Backup Collateral Manager, and the Borrower agrees to reimburse the Administrative Agent therefor on demand, together with interest thereon at the Post-Default Rate.

Section 13.03.     Assumption of Servicing Duties.     (a)     Upon written notification by the Administrative Agent to the Backup Collateral Manager and the Collateral Manager, which notice shall be binding upon the Collateral Manager, requesting the Backup Collateral Manager to become primary Collateral Manager with respect to the Collateral, the Backup Collateral Manager shall become Successor Collateral Manager under this Agreement in accordance with Section 11.09 hereof. Within thirty (30) Business Days following the aforesaid notice of Administrative Agent, the Backup Collateral Manager will commence the performance of such servicing duties as Successor Collateral Manager in accordance with the terms and conditions of this Agreement.

(b)     The Backup Collateral Manager will have the right to assign its obligations hereunder with the prior written consent of the Administrative Agent and the Required Lenders, which consent shall not be unreasonably withheld. In addition, the Backup Collateral Manager may execute any of its duties under this Agreement (both as Backup Collateral Manager and as Successor Collateral Manager) by or through agents; provided that the Backup Collateral Manager shall remain primarily liable for the due performance of its duties hereunder.

Section 13.04.     Indemnity.     The Collateral Manager agrees to indemnify the Backup Collateral Manager and each of its Affiliates and the officers, directors, employees, members and agents thereof, forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Backup Collateral Manager Indemnified Amounts”) awarded against or incurred by, any such indemnified party arising out of or as a result of (i) any illegal act or omission by the Collateral Manager, or (ii) the failure of the Collateral Manager to comply with its duties or obligations in accordance with this Agreement, excluding, however, Backup Collateral Manager Indemnified Amounts to the extent resulting from (A) gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, (B) a claim brought by the Collateral Manager against an indemnified party for breach in bad faith of such indemnified party’s obligations hereunder or under any other Facility Document as to which such bad faith shall have been found to exist by final order of the applicable court. The provisions of this Section 13.04 shall survive termination of this Agreement.

Section 13.05.     Additional Provisions Applicable to Backup Collateral Manager. Notwithstanding anything to the contrary in this Agreement, in the event that the Backup Collateral Manager becomes the Successor Collateral Manager pursuant to Section 11.09, the following provisions shall be deemed applicable to the Backup Collateral Manager as Successor Collateral Manager:

(a)     The Backup Collateral Manager’s duties as successor Collateral Manager pursuant to Section 11.02(a)(viii) shall be limited solely to maintaining the perfection of liens on the Collateral in favor of the Administrative Agent on behalf of the Secured Parties by preparing and filing or recording continuation statements and other documents or instruments as directed by the Administrative Agent;

(b)     the Backup Collateral Manager shall not be required to deliver the agreed-upon procedures report pursuant to Section 8.08 unless the costs and expenses of the Backup Collateral Manager in obtaining such report shall be paid by the Borrower in accordance with the Priority of Payments (which the Borrower hereby agrees to pay) or by one or more Agents or Lenders in its or their sole discretion;

(c)     the Backup Collateral Manager as Successor Collateral Manager shall be entitled to receive at least five (5) Business Days’ written notice prior to any inspection of its premises pursuant to Section 5.03(c), and such visits will occur no more than twice per year so long as the Backup Collateral Manager is not in default as Successor Collateral Manager;

(d)     In the event that the Backup Collateral Manager merges into another Person or conveys or transfers its assets to a third party and the surviving entity assumes the duties of the Backup Collateral Manager hereunder, this Agreement shall remain in force, and the terms hereof shall govern the relationship between the Borrower and the successor to the Backup Collateral Manager; and

(e)     The indemnification obligations of the Backup Collateral Manager upon becoming Successor Collateral Manager hereunder are expressly limited to those instances of willful misconduct, gross negligence or bad faith of the Backup Collateral Manager as Successor Collateral Manager.

Section 13.06.     Resignation of the Backup Collateral Manager.    Notwithstanding the provisions above, the Backup Collateral Manager may resign, either as Backup Collateral Manager or as Successor Collateral Manager, upon ninety (90) days prior written notice to the Administrative Agent, the Collateral Agent and the Borrower: provided, however, such resignation shall not become effective until there is a replacement Successor Collateral Manager or Backup Collateral Manager in place that is acceptable to the Collateral Agent, the

Administrative Agent, and, unless an Event of Default shall have occurred and be continuing, the Borrower, in each case in their sole discretion. Upon the resignation of the Backup Collateral Manager, the Administrative Agent shall appoint a successor Backup Collateral Manager (subject to the previous sentence) and if it does not do so within thirty (30) days of the Backup Collateral Manager’s resignation, the Backup Collateral Manager may petition a court of competent jurisdiction for the appointment of a successor.

ARTICLE XIV

THE CUSTODIAN

Section 14.01.     Designation of Custodian

(a)     Initial Custodian.  The role of Custodian with respect to the Collateral Loans shall be conducted by the Person designated as Custodian hereunder from time to time in accordance with this Section 14.01. Until the Administrative Agent shall give to U.S Bank National Association a Custodian Termination Notice, U.S Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Custodian pursuant to the terms hereof.

(b)     Successor Custodian.  Upon the Custodian’s receipt of a Custodian Termination Notice from the Administrative Agent of the designation of a successor Custodian pursuant to the provisions of Section 14.05, the Custodian agrees that it will terminate its activities as Custodian hereunder. Upon the resignation of the Custodian, the Administrative Agent shall appoint a successor Custodian and if it does not do so within thirty (30) days of the Custodian’s resignation, the Custodian may petition a court of competent jurisdiction for the appointment of a successor.

Section 14.02.     Duties of Custodian.

(a)     Appointment.  Each of the Borrower and the Administrative Agent hereby designate and appoint the Custodian to act as its agent and hereby authorizes the Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Custodian by this Agreement. The Custodian hereby accepts such agency appointment to act as Custodian pursuant to the terms of this Agreement, until its resignation or removal as Custodian pursuant to the terms hereof.

(b)     Duties.  On or before the Funding Effective Date, and until its removal pursuant to Section 14.5, the Custodian shall perform, on behalf of the Administrative Agent and the other Secured Parties, the following duties and obligations:

  (i)      The Custodian shall take and retain custody of the Related Documents delivered by the Borrower pursuant to Section 7.05 in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent, as agent for the Secured Parties. Within five (5) Business Days of its receipt of the Related Documents and Loan

Checklist, the Custodian shall review the Related Documents delivered to it to confirm that (A) if the files delivered per the following sentence indicate that any document must contain an original signature, each such document appears to bear the original signature, or if the file indicates that such document may contain a copy of a signature, that such copies appear to bear a reproduction of such signature and (B) based on a review of the applicable note, the related initial principal loan balance when entered into or obtained by the Borrower, loan identification number and Obligor name with respect to such Collateral Loan is referenced on the related Loan Checklist and is does not appear to be a duplicate Collateral Loan (such items (A) through (B) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Custodian, in connection with each delivery of Related Documents hereunder to the Custodian, the Collateral Manager shall provide to the Custodian an electronic file (in EXCEL or a comparable format acceptable to the Custodian) or the related Loan Checklist that contains a list of all Related Documents and whether they require original signatures, the loan identification number and the name of the Obligor and the initial principal loan balance when entered into or obtained by the Borrower with respect to each related Collateral Loan. If, at the conclusion of such review, the Custodian shall determine that (1) the initial principal loan balances of the Collateral Loans with respect to which it has received Related Documents is less than as set forth on the electronic file, the Custodian shall promptly notify the Administrative Agent, the Borrower and the Collateral Manager of such discrepancy, and (2) any Review Criteria is not satisfied, the Custodian shall within one (1) Business Day notify the Collateral Manager of such determination and provide the Collateral Manager and the Borrower with a list of the non-complying Collateral Loans and the applicable Review Criteria that they fail to satisfy. The Collateral Manager shall have ten (10) Business Days to correct any non-compliance with any Review Criteria. In addition, if requested in writing in the form of Exhibit G by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Custodian’s delivery of such report, the Custodian shall return the Related Documents for any Collateral Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Custodian shall not have any responsibility for reviewing any Related Documents.

 (ii)      In taking and retaining custody of the Related Documents, the Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Custodian makes no representations as to the existence, perfection or priority of any Lien on the Related Documents or the instruments therein; and provided further that the Custodian’s duties as agent shall be limited to those expressly contemplated herein.

(iii)      All Related Documents that are originals or copies shall be kept in fire resistant vaults, rooms or cabinets at the Document Custodian Facilities. All Related Documents that are originals or copies shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Related Documents that are originals or copies shall be clearly segregated from any other documents or instruments maintained by the Custodian. All Related Documents that are delivered to the Custodian in electronic format shall be saved onto disks and/or onto the Custodian’s secure computer system, and maintained in a manner so as to permit retrieval and access.

  (iv)      On each Payment Date, the Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form acceptable to the Administrative Agent) identifying each Collateral Loan for which it holds Related Documents, the non-complying Collateral Loans and the applicable Review Criteria that any non-complying Collateral Loan fails to satisfy.

   (v)      In performing its duties, the Custodian shall use a similar degree of care and attention as it employs with respect to similar collateral that it holds as Custodian for others.

  (vi)      In no event shall the Custodian be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) even if the Custodian has been advised of the likelihood of such damages and regardless of the form of such action.

 (vii)      Notwithstanding anything herein to the contrary, delivery of the Collateral Loans acquired by the Borrower which constitute Noteless Loans or Participations or which are otherwise not evidenced by a “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, shall be made by delivery to the Custodian of (i) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Collateral Loan on the books and records of the applicable obligor or bank agent to the name of the Borrower (or its nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Borrower as assignee, and (ii) in the case of a Participation, a copy of the related participation agreement. Any duty on the part of the Custodian with respect to the custody of such Collateral Loans shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such Related Documents and other documents delivered to it, and any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”), that may be delivered to it.

(viii)      The Custodian may assume the genuineness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Collateral Loan to be held by the Custodian under this Agreement, it shall be the sole responsibility of the Borrower to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Collateral Loan or to compel or cause delivery thereof to the Custodian.

Section 14.03.     Merger or Consolidation. Any Person (i) into which the Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Custodian hereunder, shall be the successor to the Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 14.04.     Custodian Compensation.    As compensation for its Custodian activities hereunder, the Custodian shall be entitled to fees pursuant to the Custodian Fee Letter. The Custodian’s entitlement to receive the fees under the Custodian Fee Letter shall cease on the earlier to occur of: (i) its removal as Custodian pursuant to Section 14.05 or (ii) the termination of this Agreement. Upon termination of this Agreement or earlier resignation or removal of the Custodian, the Borrower shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination, resignation or removal, as the case may be. All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian. The Borrower agrees to pay or reimburse to the Custodian upon its request from time to time all costs, disbursements, advances, and expenses (including reasonable fees and expenses of legal counsel) incurred, in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or performance by the Custodian of its duties and services under this Agreement (including costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

Section 14.05.     Custodian Removal.  The Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Custodian (the “Custodian Termination Notice”); provided that notwithstanding its receipt of a Custodian Termination Notice, the Custodian shall continue to act in such capacity (and shall continue to be entitled to receive fees) until a successor Custodian has been appointed, has agreed to act as Custodian hereunder, and has received all Related Documents held by the previous Custodian.

Section 14.06.     Limitation on Liability.  (a) The Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b)     The Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)     The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of its grossly negligent performance of its duties in taking and retaining custody of the Related Documents.

(d)     The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)     The Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Custodian.

(f)     The Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)     It is expressly agreed and acknowledged that the Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)     Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Borrower, Collateral Manager, the Administrative Agent or any other Person for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Borrower, the Collateral Manager, collateral Administrator or the Administrative Agent (including any Authorized Person of any thereof) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

(i)     In the event that (i) the Borrower, Collateral Agent, the Collateral Administrator, the Collateral Manager, the Administrative Agent, Lenders or Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Loan or Related Documents or (ii) a third party shall institute any court proceeding by which any Related Document shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law, continue to hold and maintain all the Related Documents that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Related Documents as directed by the Collateral Agent or Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Borrower.

Section 14.07.     Resignation of the Custodian.    The Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days written notice to the Borrower, the Collateral Manager and the Administrative Agent, or (b) the Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Custodian shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Custodian shall have assumed the responsibilities and obligations of the Custodian hereunder.

Section 14.08.     Release of Related Documents.

(a)     Release for Servicing.  From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent) to, and shall, upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit G, release to the Collateral Manager within two (2) Business Days of receipt of such request, the Related Documents or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement. The Collateral Manager shall return to the Custodian the Related Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Collateral Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Collateral Manager to the Custodian in the form annexed hereto as Exhibit G, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Custodian to the Collateral Manager.

(b)     Release for Payment.  Upon receipt by the Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit G (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Custodian shall promptly release the Related Documents to the Collateral Manager.

Section 14.09.     Return of Related Documents.  The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Custodian return each Related Document (as applicable), respectively (a) delivered to the Custodian in error, (b) as to which the Lien on the underlying assets securing such related Collateral Loan has been so released pursuant to Section 7.02, (c) that has been the subject of a discretionary sale or any sale of loan pursuant to Section 10.01 or substitution pursuant to Section 10.03 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Custodian and the Administrative Agent a written request in the form annexed hereto as Exhibit G (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within two (2) Business Days, return the Related Documents so requested to the Borrower.

Section 14.10.     Access to Certain Documentation and Information Regarding the Collateral; Audits. (a)  The Collateral Manager, the Borrower and the Custodian shall provide to the Administrative Agent access to the Related Documents and all other documentation regarding the Collateral including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge (but, with respect to the Custodian, at the expense of the Borrower) but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s and Custodian’s normal security and confidentiality procedures; provided that the Administrative Agent may, and shall upon request of any Lender, permit each Lender to be included on any such review, and shall use reasonably commercial efforts to schedule any review on a day when Lenders desiring to participate in such review may be included. From time to time at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with ARTICLE XI and may conduct an audit of the Collateral, and Related Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b)     Without limiting the foregoing provisions of Section 14.10(a), from time to time on request of the Administrative Agent, the Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Related Documents and all other documentation regarding the Collateral. Up to two such reviews per fiscal year shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence and during the continuance of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Borrower.

Section 14.11.     Representations and Warranties of the Custodian.    The Custodian in its individual capacity and as Custodian represents and warrants as follows:

(a)      Organization; Power and Authority.  It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Custodian under this Agreement.

(b)      Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Custodian, as the case may be.

(c)      No Conflict.      The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Custodian is a party or by which it or any of its property is bound.

(d)      No Violation.      The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Custodian.

(e)      All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Custodian of the transactions contemplated hereby and the fulfillment by the Custodian of the terms hereof have been obtained.

(f)      Validity.      The Agreement constitutes the legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Code and general principles of equity (whether considered in a suit at law or in equity)

Section 14.12.     Covenants of the Custodian.

(a)      Affirmative Covenants of the Custodian.

  (i)      Compliance with Law.  The Custodian will comply in all material respects with all Applicable Law.

 (ii)      Preservation of Existence.  The Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(iii)      Location of Related Documents.   Subject to Section 14.08, the Related Documents shall remain at all times in the possession of the Custodian at the Document Custodian Facilities unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Related Documents to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Related Documents may be released pursuant to this Agreement.

(b)     Negative Covenants of the Custodian.

(i)      Related Documents.   The Custodian will not dispose of any documents constituting the Related Documents in any manner that is inconsistent with the performance of its obligations as the Custodian pursuant to this Agreement.

(ii)      No Changes to Custodian Fee.  The Custodian will not make any changes to the custodian fee set forth in the Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

ARTICLE XV

MISCELLANEOUS

Section 15.01.      No Waiver; Modifications in Writing.  (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)      No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Collateral Manager, the Administrative Agent and the Required Lenders, provided that:

 (i)      any Fundamental Amendment shall require the written consent of all Lenders; and

(ii)      no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of any Agent, the Swingline Lender, the Custodian, the Collateral Administrator or the Backup Collateral Manager (including in its role as successor Collateral Manager if it shall be so appointed) hereunder without the prior written consent of such Agent, the Swingline Lender, Custodian, Collateral Administrator or Backup Collateral Manager, as the case may be.

Section 15.02.      Notices, Etc.  Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 6), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 15.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 15.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 6, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 6.

Section 15.03.     Taxes.  (a) Any and all payments by the Borrower under this Agreement shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, excluding, income and franchise taxes imposed (i) in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located, or (ii) in the case of any Secured Party or any Lender, by any jurisdiction solely by reason of such Secured Party or such Lender having any other present or former connection with such jurisdiction (other than a connection arising solely from entering into, receiving any payment under or enforcing its rights under this Agreement or any other Facility Document) and also excluding any withholding taxes imposed on payments by the Borrower under FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law (or by the interpretation or administration thereof) to deduct any Taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Secured Party, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 15.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)     In addition, the Borrower agrees (and, to the extent the funds available for by the Borrower therefor on any Payment Date are insufficient to pay such amounts in full, the Collateral Manager, on behalf of the Borrower, will shall pay such amounts), to timely pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any other Facility Document (hereinafter referred to as “Other Taxes”).

(c)     The Borrower agrees to indemnify (and, to the extent the funds available for by the Borrower therefor on any Payment Date are insufficient to pay such amounts in full, the Collateral Manager, on behalf of the Borrower, will shall pay such amounts) each of the Secured Parties for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 15.03) paid by any Secured Party in respect of the Borrower, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments by Borrower or the Collateral Manager pursuant to this indemnification shall be made promptly following the date the Secured Party makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Such certificate shall be presumed to be correct absent manifest error.

(d)     The Borrower shall not be required to indemnify any Secured Party, or pay any additional amounts to any Secured Party, in respect of United States Federal withholding tax or United States federal backup withholding tax to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding or backup withholding tax existed on the date such Lender became a party to this Agreement or, with respect to payments to a new lending office so designated by a Lender (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to an Advance; provided that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Secured Party would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the transferor Lender or the Lender making the designation of such New Lending Office would have been entitled to receive in the absence of such transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Secured Party to comply with paragraphs (g) or (h) below.

(e)     Promptly after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to each Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to such Agent).

(f)     If any payment is made by the Borrower (or the Collateral Manager on its behalf) to or for the account of any Secured Party after deduction for or on account of any Taxes or Other Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 15.03, then, if such Secured Party in its sole discretion determines that it is entitled to a refund of such Taxes or Other Taxes, such Secured Party shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to the Borrower (or the Collateral Manager, as applicable) such amount of any refund received (net of reasonable out-of-pocket expenses incurred) as such Secured Party shall determine in its sole discretion to be attributable to the relevant Taxes or Other Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party.

(g)     Each Secured Party and each Participant that is a U.S. person as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, no later than the Funding Effective Date or, in the case of a Secured Party or a Participant which becomes a party hereto pursuant to Section 15.06, the date upon which such Secured Party becomes a party hereto or participant herein, deliver to the Borrower and each Agent, if applicable, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Secured Party or Participant is on the date of delivery thereof entitled to an exemption from United States backup withholding tax. Each Secured Party or Participant that is organized under the laws of a jurisdiction outside than the United States (a “Non-U.S. Lender”) shall, no later than the date on which such Secured Party becomes a party hereto or a participant herein pursuant to Section 15.06, deliver to the Borrower and each Agent two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN,

W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax with respect to payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall notify the Borrower and each Agent in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or participant herein and on or before the date, if any, such Non-U.S. Lender designates a New Lending Office. In addition, each Non-U.S. Lender shall deliver such forms as promptly as practicable after receipt of a written request therefor from the Borrower or an Agent. Notwithstanding any other provision of this Section 15.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 15.03(g) that such Non-U.S. Lender is not legally able to deliver.

(h)     If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 15.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 15.03 in the future and (ii) would not subject such Secured Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i)     Nothing in this Section 15.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(j)     Compliance with FATCA.   Each Lender that is organized under the laws of a jurisdiction other than the United States shall comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

Section 15.04.     Costs and Expenses; Indemnification.  (a) The Borrower and the Collateral Manager jointly and severally agree to promptly pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Agents, the Custodian, the Backup Collateral Manager and the other Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility

Documents, including the reasonable fees and disbursements of outside counsel for each of the Administrative Agent, the Collateral Agent, the Custodian, the Backup Collateral Manager and the other Lenders, UCC filing fees and all other related fees and expenses in connection therewith; and in connection with any modification or amendment of this Agreement or any other Facility Document. Further, the Borrower shall promptly pay on demand (A) all reasonable out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Agents and the Lenders) incurred by the Agents and the Lenders in the preparation, execution, delivery, filing, recordation, administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (B) all reasonable out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums, and (C) after the occurrence of any Event of Default, all costs and expenses incurred by the Agents and the Lenders in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Agents and the Lenders or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Agents and the Lenders; provided that in each case, there shall be a single primary counsel to the Agents and the Lenders and a single local counsel to the Agents and the Lenders in each relevant jurisdiction (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses among the Agents and the Lenders, in which case each such similarly conflicted group of Persons may retain its own counsel). The undertaking in this Section shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the resignation or replacement of the Collateral Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Collateral Agent are intended to constitute expenses of administration under any applicable bankruptcy law.

(b)     The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including the reasonable and documented fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any

Related Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by the Borrower or the Collateral Manager contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower or the Collateral Manager contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iv) any failure by the Borrower or the Collateral Manager to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Collateral Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens; (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower or any Affiliate of the Borrower which has the effect of reducing or impairing the Collateral or the rights of the Agents or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on any Collateral Loan (or the Related Documents evidencing such Collateral Loan) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower to give reasonably equivalent value to the applicable seller, in consideration for the transfer by such seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; (xi) the failure of the Borrower, the Collateral Manager or any of their respective agents or representatives to remit to the Collection Account, within one (1) Business Day of receipt, Collections on the Collateral Loans remitted to the Borrower, the Collateral Manager or any such agent or representative as provided in this Agreement; and (xii) any Default or Event of Default; provided, that the Borrower shall not be liable (A) for any Liability or losses arising due to the deterioration in the credit quality or market value of the Collateral Loans or other Collateral hereunder to the extent that such credit quality or market value was not misrepresented in any material respect by the Borrower or any of its Affiliates or (B) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s fraud, bad faith, gross negligence or willful misconduct; provided however that in no event will such Indemnified Party have any liability for any special, exemplary, indirect, punitive or consequential damages in connection with or as a result of such Indemnified Party’s activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, further, that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.09, 2.10 or 15.03, shall not be covered by this Section 15.04(b).

(c)     No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 15.05.     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 15.06.     Assignability. (a) Each Lender may, with the consent of the Administrative Agent and the Borrower (in each case not to be unreasonably withheld or delayed), assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Commitment); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that:

  (i)      the Borrower’s consent to any such assignment shall not be required if the assignee is a Permitted Assignee with respect to such assignor;

 (ii)      the Borrower’s consent to any such assignment pursuant to this Section 15.06(a) shall not be required if an Event of Default shall have occurred and is continuing (and not been waived by the Lenders in accordance with Section 15.01); and

(iii)      no such assignment shall be made to a natural person.

The parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent) an Assignment and Acceptance and the applicable tax forms required by Section 15.03(g). Notwithstanding any other provision of this Section 15.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

(b)     The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agents and the Lenders.

(c)     (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Swingline Lender sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 15.06(c) and Sections 15.09(b), 15.15 and 15.19. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any Fundamental Amendment. Sections 2.09, 2.10, and 15.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that no Participant shall be entitled to any amount under Section 2.09, 2.10, or 15.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred.

(ii)     In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as nonfiduciary agent for the Borrower shall maintain a register on which it enters the name of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Advances or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. An Advance may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error.

(d)     The Collateral Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 15.02 or such other address as the Collateral Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register and in accordance with this Section 15.06.

(e)     Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”). Each Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB. Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances or its Commitment to any Person unless such Person is a Qualified Purchaser and a QIB.

Section 15.07.     Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK.

Section 15.08.     Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15.09.     Confidentiality.  (a) Each Secured Party agrees to keep confidential all non-public information provided to it by the Borrower or the Collateral Manager with respect to the Borrower, its Affiliates, the Collateral or any other information furnished to any Secured Party pursuant to this Agreement or any other Facility Document (collectively, the “Borrower Information”); provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (x) to any Secured Party or any Affiliate of a Secured Party, or (y) any of their respective Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, to any actual or bone fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement and (ii) as reasonably required by any direct or indirect contractual counterparties for professional advisors thereto, to any swap or derivative transaction relating to the Borrower and its obligations, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative, (f) in connection with the exercise of any remedy hereunder or under any other Facility Document, or (g) with the consent of the Borrower or to any other party to this Agreement. In addition, each Secured Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration and management of this Agreement and the other Facility Documents.

(b)     Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, each of the parties hereto acknowledges and agrees that the Administrative Agent or any Lender may post to a secured password-protected internet website maintained by the Administrative Agent or such Lender and required by any Rating Agency rating the commercial paper notes of any CP Conduit in connection with Rule 17g-5 (as defined below) such information as any such Rating Agency may request in connection with the confirming its rating of such commercial paper notes or that the Administrative Agent or such Lender may otherwise determine is necessary or appropriate to post to such website in furtherance of the requirements of Rule 17g-5. “Rule 17g-5” shall mean Rule 17g-5 under the Securities Exchange Act of 1934 as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Securities and Exchange Commission in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the Securities and Exchange Commission or its staff from time to time.

Section 15.10.     Merger.  This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 15.11.     Survival.  All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.04(f), 2.09, 2.10, 2.12, 15.03, 15.04, 15.09, 15.16, 15.18 and 15.19 and this Section 15.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.

Section 15.12.     Submission to Jurisdiction; Waivers; Etc.    Each party hereto hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b)     consents that any such action or proceeding may be brought in any court described in Section 15.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 15.02 or at such other address as may be permitted thereunder;

(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).

Section 15.13.     Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

Section 15.14.     Service of Process.  If the Borrower fails at any time to maintain a business office within the State of New York, it shall immediately (but no later than five (5) Business Days following such occurrence) (i) notify the Administrative Agent and (ii) appoint a process agent in accordance with the procedure set forth below.

The Borrower shall irrevocably designate, appoint and empower an agent (the “Process Agent”), with an office in New York, New York, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any action, suit or proceeding brought in the courts listed in Section 15.12 in connection with or arising out of this Agreement or any other Facility Document. If for any reason the Process Agent shall cease to act as such and the Borrower does not at such time have a business office within the State of New York, the Borrower agrees to promptly designate new designees, appointees and agents in New York, New York on the terms and for the purposes of this Section 15.14 satisfactory to the Administrative Agent, which new designees, appointees and agents shall thereafter be deemed to be the Process Agent for all purposes of this Agreement and the other Facility Documents. The Borrower further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the Process Agent (whether or not the appointment of the Process Agent shall for any reason prove to be ineffective or the Process Agent shall accept or acknowledge such service) or by mailing copies thereof by regular or overnight mail, postage prepaid, to the Process Agent at its address specified above in this Section 15.14. The Borrower agrees that the failure of the Process Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Secured Party to serve any such legal process, summons, notices and documents in any other manner permitted by Applicable Law or to obtain jurisdiction over the Borrower or bring actions, suits or proceedings against the Borrower in such other jurisdictions, and in a manner, as may be permitted by Applicable Law. The Borrower hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any other Facility Document brought in the court chosen by any Secured Party and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.15.     Waiver of Setoff.  Each of the Borrowers and the Collateral Manager hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 15.16.     PATRIOT Act Notice.  Each Lender and each of the Administrative Agent, the Collateral Agent, the Custodian and the Backup Collateral Manager hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act.

Section 15.17.     Legal Holidays.  In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 15.18.     Non-Petition.  The Collateral Manager, the Collateral Agent, the Collateral Administrator, the Backup Collateral Manager and the Custodian each hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of the Advances and the termination of all Commitments. The provisions of this Section 15.18 shall survive the termination of this Agreement.

Section 15.19.     CP Conduit Provisions. (a) No Proceedings. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any CP Conduit party hereto, to not, prior to the date which is one year and one day after the payment in full of all such indebtedness, acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such CP Conduit to invoke, the process of any governmental authority for the purpose of (i) commencing or sustaining a case against such CP Conduit under any federal or state bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such CP Conduit, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of such CP Conduit. The provisions of this Section 15.19(a) shall survive the termination of this Agreement.

(b)     Excess Funds.  Notwithstanding any provisions contained in this Agreement to the contrary, no CP Conduit party hereto shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such CP Conduit has received funds which may be used to make such payment and which funds are not required to repay its commercial paper notes when due and (ii) after giving effect to such payment, either (x) such CP Conduit could issue commercial paper notes to refinance all of its outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing its securitization program or (y) all of such CP Conduit’s commercial paper notes are paid in full. Any amount which such CP Conduit does not pay pursuant to the operation of the preceding sentence will not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or obligation of such CP Conduit for any such insufficiency unless and until such CP Conduit satisfies the provisions of clauses (i) and (ii) above. Notwithstanding the foregoing, if such CP Conduit would (but for the operation of this Section 15.19) be obligated to fund any Advance hereunder, or make any other payment hereunder (including, without limitation, under Section 12.04), it shall cause its Liquidity Banks to fund such Advances, or make such payments, directly to the Borrower or to the other Persons entitled hereunder to receive such funds (and, by their execution and delivery hereof, the applicable Liquidity Banks hereby expressly agree to make such payments). The provisions of this Section 15.19(b) will survive the termination of this Agreement.

(c)     Funding.  For the avoidance of doubt, it is understood and agreed that (i) any CP Conduit that is a Lender hereunder shall not be obligated to fund any Advance through the issuance of commercial paper and (ii) any committed Lender related to a CP Conduit or any affiliate of such committed Lender may purchase the commercial paper issued by such CP Conduit.

Section 15.20.     Third Party Beneficiary. The BDC shall be an express third party beneficiary of this Agreement with a right to enforce the provisions of Section 9.01 that inure to its benefit.

Section 15.21.     Amendment and Restatement.  This Agreement shall become effective on the Third Restatement Effective Date and shall supersede all provisions of the Original Agreement, the Amended and Restated Agreement and the Second Amended and Restated Agreement as of such date. All outstanding Obligations under the Second Amended and Restated Agreement on the Third Restatement Effective Date (and which have not been repaid on the Third Restatement Effective Date) shall continue to remain outstanding under this

Agreement. From and after the date hereof, all references made to the Original Agreement, the Amended and Restated Agreement and the Second Amended and Restated Agreement in any Financing Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement.

Section 15.22.     No Fiduciary Duty.  The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. The Borrower, the Collateral Manager and the BDC (collectively, solely for purposes of this paragraph, the “Credit Parties”) each agree that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Facility Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

Section 15.23.     Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(a)     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)     the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 15.24. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Agreed Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City, New York or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Advances denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Facility Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment (but subject to the provisos set forth in Section 15.04(b)), agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PENNANTPARK FLOATING RATE FUNDING I, LLC, as Borrower

By:	PennantPark Floating Rate Capital Ltd., as Designated Manager

By:

Name:	Arthur Penn

Title:	CEO

PENNANTPARK INVESTMENT ADVISERS, LLC, as Collateral Manager

By:

Name:	Arthur Penn

Title:	Managing Partner

[Signature Page to Third Amended and Restated Revolving Credit and Security Agreement]

SUNTRUST BANK, as Administrative Agent

By:

Name:	Pawan Churiwal

Title:	Vice President

[Signature Page to Third Amended and Restated Revolving Credit and Security Agreement]

SUNTRUST BANK, as Lender and Swingline Lender

By:
Name:

Title:

GOLDMAN SACHS BANK USA, as Lender

By:

Name:	Jamie Minieri

Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By:
Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Backup Collateral Manager

By:
Name:

Title:

[Signature Page to Third Amended and Restated Revolving Credit and Security Agreement]

MORGAN STANLEY BANK, N.A., as Lender

By:

Name:	Harry Comninellis

Title:	Authorized Signatory

[Signature Page to Third Amended and Restated Revolving Credit and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Custodian
By:

Name:	Jennifer L. Vlasuk

Title:	Vice President

[Signature Page to Third Amended and Restated Revolving Credit and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:	Jennifer L. Vlasuk

Title:	Vice President

[Signature Page to Third Amended and Restated Revolving Credit and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator
By:

Name:	Jennifer L. Vlasuk

Title:	Vice President

[Signature Page to Third Amended and Restated Revolving Credit and Security Agreement]

SCHEDULE 1

COMMITMENTS AND PERCENTAGES

LENDER	COMMITMENT	PERCENTAGE

SunTrust Bank	$125,000,000.00	62.5000000%

Goldman Sachs Bank USA	$15,000,000.00	7.5000000%

Morgan Stanley Bank, N.A.	$10,000,000.00	5.0000000%

Capital One, N.A.	$35,000,000.00	17.5000000%

City National Bank	$15,000,000.00	7.5000000%

FACILITY AMOUNT	$200,000,000.00	100.0000000%

SCHEDULE 2

FORMS OF MONTHLY REPORT AND PAYMENT DATE REPORT

Form on File with Administrative Agent and the Borrower

SCHEDULE 3

INITIAL COLLATERAL LOANS

On File with the Administrative Agent

SCHEDULE 4

MOODY’S INDUSTRY CLASSIFICATIONS

CORP - Aerospace & Defense	1

CORP - Automotive	2

CORP - Banking, Finance, Insurance & Real Estate	3

CORP - Beverage, Food & Tobacco	4

CORP - Capital Equipment	5

CORP - Chemicals, Plastics, & Rubber	6

CORP - Construction & Building	7

CORP - Consumer goods: Durable	8

CORP - Consumer goods: Non-durable	9

CORP - Containers, Packaging & Glass	10

CORP - Energy: Electricity	11

CORP - Energy: Oil & Gas	12

CORP - Environmental Industries	13

CORP - Forest Products & Paper	14

CORP - Healthcare & Pharmaceuticals	15

CORP - High Tech Industries	16

CORP - Hotel, Gaming & Leisure	17

CORP - Media: Advertising, Printing & Publishing	18

CORP - Media: Broadcasting & Subscription	19

CORP - Media: Diversified & Production	20

CORP - Metals & Mining	21

CORP - Retail	22

CORP - Services: Business	23

CORP - Services: Consumer	24

CORP - Sovereign & Public Finance	25

CORP - Telecommunications	26

CORP - Transportation: Cargo	27

CORP - Transportation: Consumer	28

CORP - Utilities: Electric	29

CORP - Utilities: Oil & Gas	30

CORP - Utilities: Water	31

CORP - Wholesale	32

SCHEDULE 5

MATRIX

Row	Advance Rate	Minimum Weighted Average Spread	Minimum Diversity Score	Maximum Obligor	Ratings	Maximum Loan Types
1	50.00%	3.50%	None	Largest Obligor shall not exceed 10% 2nd-6th largest Obligors shall not exceed 7.5% No other Obligor shall exceed 5%	None	Senior B Loan Obligations plus Eligible Second Lien Obligations shall not exceed 30% Eligible Second Lien Obligations shall not exceed 20%
2	56.00%	4.50%	None	Largest Obligor shall not exceed 10% 2nd-6th largest Obligors shall not exceed 7.5% No other Obligor shall exceed 5%	None	Senior B Loan Obligations plus Eligible Second Lien Obligations shall not exceed 15% Eligible Second Lien Obligations shall not exceed 10%
3	58.00%	4.50%	None	Largest Obligor shall not exceed 10% 2nd-6th largest Obligors shall not exceed 7.5% No other Obligor shall exceed 5%	None	Senior B Loan Obligations plus Eligible Second Lien Obligations shall not exceed 0% Eligible Second Lien Obligations shall not exceed 0%
4	58.50%	4.50%	None	Largest Obligor shall not exceed 10% 2nd-6th largest Obligors shall not exceed 7.5% No other Obligor shall exceed 5%	50% of Aggregate Collateral Balance must be B/B2 or better	Senior B Loan Obligations plus Eligible Second Lien Obligations shall not exceed 15% Eligible Second Lien Obligations shall not exceed 10%
5	60.00%	4.50%	15	Largest 2 Obligors shall not exceed 7.5% 3rd-7th largest Obligors shall not exceed 5% No other Obligor shall exceed 4%	50% of Aggregate Collateral Balance must be B/B2 or better	Senior B Loan Obligations plus Eligible Second Lien Obligations shall not exceed 15% Eligible Second Lien Obligations shall not exceed 10%
6	60.50%	4.50%	None	Largest 2 Obligors shall not exceed 7.5% 3rd-7th largest Obligors shall not exceed 5% No other Obligor shall exceed 4%	50% of Aggregate Collateral Balance must be B/B2 or better	Senior B Loan Obligations plus Eligible Second Lien Obligations shall not exceed 0% Eligible Second Lien Obligations shall not exceed 0%

SCHEDULE 6

NOTICE INFORMATION

If to the Administrative Agent:	SunTrust Bank
303 Peachtree St., NE, 24th Floor
Atlanta, GA 30341
Attention: Michael Peden
Telephone No.: 404.813.5006
Facsimile No.: 404.813.0000
Email: Michael.Peden@SunTrust.com

SunTrust Bank:	If for Notices of Borrowing or Paydown Notices:

SunTrust Bank
303 Peachtree Street, NE, 24th Floor
Atlanta, GA 30308
Email: Three.Pillars@SunTrust.com
Attention: ASG Funding
Telephone: (404) 658-4568
Facsimile: (404) 495-2171

With a copy to:

SunTrust Bank
303 Peachtree Street NE
24th Floor, MC 3950
Atlanta, Georgia 30308
Email: TPFC.AssetManagement@SunTrust.com
Attention: ASG Portfolio Management
Telephone: (404) 813-5006
Facsimile: (404) 813-0000

If for reporting or compliance submissions:

SunTrust Bank
303 Peachtree Street, NE
24th Floor
Atlanta, GA 30308
Email: TPFC.AssetManagement@SunTrust.com
Phone: (404) 813-5006
Fax: (404) 813-0000
Primary Contact: Michael Peden
Secondary Contact: Charles Gentles

Goldman Sachs Bank USA	200 West Street
New York, New York 10282
Attn: Shakhi Majumdar
E-mail: shakhi.majumdar@gs.com
	Telephone No:	(917) 343-4050

Morgan Stanley Bank, N.A.:	Initial Funding, Closing and Upfront Fee Notices:

1 New York Plaza
New York, New York 10004
Attn: John Leidner
E-mail: primarydocs@morganstanley.com
	Facsimile No.:	(718) 233-2132
	Telephone No:	(917) 260-5332

Borrowing Notices:

1300 Thames Street
Thames Street Wharf, 4th Floor
Baltimore, Maryland 21231
Attn: Morgan Stanley Loan Servicing
	Facsimile No.:	(718) 233-2140
	Telephone No:	(443) 627-4355

Documentation and Servicing Notices:

1300 Thames Street
Thames Street Wharf, 4th Floor
Baltimore, Maryland 21231
Attn: Steve Delany
E-mail: doc4specportfolio@morganstanley.com
	Facsimile No.:	(212) 404-9645
	Telephone No:	(443) 627-4326

With a copy to:

1585 Broadway Avenue, 2nd Floor
New York, New York 10036
Attn: Kelly Chin
E-mail: kelly.chin@morganstanley.com
	Facsimile No.:	(646) 290-2831
	Telephone No:	(212) 761-7319

Legal Notices:

1221 Avenue of the Americas, 34th Floor
New York, New York 10020
Attn: Legal and Compliance Division
Facsimile No.: (646) 202-9232

Capital One, N.A.:	Capital One, N.A.
90 Park Avenue, 6th Floor
New York, New York 10016
	Attention:	Matt Tallo
	Telephone No.:	212.834.1619
	Facsimile No.:	212.834.1747
	Email:	matt.tallo@capitalone.com

With a copy to:	Capital One, N.A.
4445 Willard Avenue, 6F
Chevy Chase, Maryland 20815
	Attention:	Bridget Rainero
	Telephone No.:	301-280-2592
	Facsimile No.:	301-280-0296
	Email:	bridget.rainero@capitalone.com

City National Bank:	City National Bank
555 South Flower Street, 24th Floor
Los Angeles, California 90071
	Attention:	Diane Morgan
	Telephone No.:	213.673.9091
	Facsimile No.:	213.673.0414
	Email:	diane.morgan@cnb.com

If to the Collateral Agent, the Collateral	U.S. Bank National Association
Administrator or the Securities	Corporate Trust Services – CDO Unit
Intermediary:	One Federal Street, Third Floor
Boston, Massachusetts
Attn: Jennifer Vlasuk
Ref: PennantPark Floating Rate Funding I, LLC
Facsimile No.: 866-350-2904
Telephone No: 617-603-6461
E-mail: jennifer.vlasuk@usbank.com

If to the Custodian:	U.S. Bank National Association
1719 Range Way
Florence, South Carolina 29501
Mail Code: Ex - SC - FLOR
Ref: PennantPark Floating Rate Funding I, LLC
Attn: Steven Garrett
E-mail: steven.garrett@usbank.com
Facsimile No.: 843-673-0162
Telephone No: 843-676-8901

If to the Backup Collateral Manager:	U.S. Bank National Association
Corporate Trust Services
Backup Servicing/PennantPark Floating Rate Funding
EP-MN-WS3D
60 Livingston Avenue
St. Paul, MN 55107
Attn Deborah Jones Franco
Facsimile: 651-495-8090
Telephone No.: 651-495-3413
E-mail: Deborah.Franco@USBank.com

If to the Borrower:	PennantPark Floating Rate Funding I, LLC
c/o PennantPark Investment Advisers, LLC
590 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Arthur Penn
Telephone No.: (212) 905-1010
Facsimile No.: (212) 905-1075
Email: Penn@pennantpark.com

and:

Attention: Aviv Efrat
Phone: (212) 905-1001
Facsimile No.: (212) 905-1075
Email: Efrat@pennantpark.com

If to the Collateral Manager:	PennantPark Investment Advisers, LLC
590 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Arthur Penn
Telephone No.: (212) 905-1010
Facsimile No.: (212) 905-1075
Email: Penn@pennantpark.com

and:

Attention: Sal Giannetti III
Phone: (212) 905-1050
Facsimile No.: (212) 905-1075
Email: Giannetti@pennantpark.com

SCHEDULE 7

COVERED ACCOUNT DETAILS

Collection Account	U.S. Bank National Association, Account Number 148599-201

Interest Collection Subaccount (Dollars)	U.S. Bank National Association, Account Number 148599-202

Principal Collection Subaccount (Dollars)	U.S. Bank National Association, Account Number 148599-203

Payment Account (Dollars)	U.S. Bank National Association, Account Number 148599-200

Interest Collection Subaccount (Canadian Dollars)	U.S. Bank National Association, Account Number 148599-206

Principal Collection Subaccount (Canadian Dollars)	U.S. Bank National Association, Account Number 148599-207

Payment Account (Canadian Dollars)	U.S. Bank National Association, Account Number 148599-205

Interest Collection Subaccount (Pounds Sterling)	U.S. Bank National Association, Account Number 148599-215

Principal Collection Subaccount (Pounds Sterling)	U.S. Bank National Association, Account Number 148599-216

Payment Account (Pounds Sterling)	U.S. Bank National Association, Account Number 148599-214

Interest Collection Subaccount (Euros)	U.S. Bank National Association, Account Number 148599-212

Principal Collection Subaccount (Euros)	U.S. Bank National Association, Account Number 148599-213

Payment Account (Euros)	U.S. Bank National Association, Account Number 148599-211

Interest Collection Subaccount (Australian Dollars)	U.S. Bank National Association, Account Number 148599-209

Principal Collection Subaccount (Australian Dollars)	U.S. Bank National Association, Account Number 148599-210

Payment Account (Australian Dollars)	U.S. Bank National Association, Account Number 148599-208

Revolving Reserve Account	U.S. Bank National Association, Account Number 148599-100

Custodial Account	U.S. Bank National Association, Account Number 148599-700

SCHEDULE 8

DIVERSITY SCORE CALCULATION2

The Diversity Score is calculated as follows:

(a)	An “Obligor Par Amount” is calculated for each Obligor of a Collateral Loan, and is equal to the Aggregate Principal Balance of all Collateral Loans issued by that Obligor and all Affiliates.

(b)	An “Average Par Amount” is calculated by summing the Obligor Par Amounts for all Obligors, and dividing by the number of Obligors.

(c)	An “Equivalent Unit Score” is calculated for each Obligor, and is equal to the lesser of (x) one and (y) the Obligor Par Amount for such Obligor divided by the Average Par Amount.

(d)

An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s Industry Classification groups, shown on Schedule 4, and is equal to the sum of the Equivalent Unit Scores for each Obligor in such Moody’s Industry Classification group.

(e)

An “Industry Diversity Score” is then established for each Moody’s Industry Classification group, shown on Schedule 4, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000

2

Unless otherwise indicated herein, all monetary calculations under this Schedule 8 shall be in Dollars (and any amounts denominated in an Agreed Foreign Currency shall be converted to the Dollar Equivalent of such Agreed Foreign Currency for such calculations, as applicable).

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s Industry Classification group shown on Schedule 4.

(g)	For purposes of calculating the Diversity Score, affiliated Obligors in the same Industry are deemed to be a single Obligor except as otherwise agreed to by Moody’s.

SCHEDULE 9

MOODY’S RATING CRITERIA

“Moody’s Rating” means, with respect to a Collateral Loan (A) if the obligor of such Collateral Loan has a corporate family rating by Moody’s, then such corporate family rating, (B) if not determined pursuant to clause (A) above, if such Collateral Loan is publicly rated by Moody’s, such public rating, or (C) if not determined pursuant to clause (A) or (B) above, if such Collateral Loan is not publicly rated by Moody’s but a rating or rating estimate has been assigned to such Collateral Loan by Moody’s upon the request of the Borrower or the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation. For purposes of calculating a Moody’s Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

SCHEDULE 10

S&P RATING CRITERIA

“S&P Rating” means, with respect to any Collateral Loan, as of any date of determination, if there is an issuer credit rating of the Obligor of such Collateral Loan by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Loan pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Loans of such obligor held by the Borrower; provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P); and provided, further, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

EXHIBIT A

[FORM OF EXCESS INTEREST PROCEEDS ESTIMATE]

Excess Interest Proceeds Amount: $

Report Date: , 201	Next Payment Date: , 201

(A)	Dollar Equivalent of Interest Proceeds on deposit in the Interest Collection Account

Dollar Equivalent of the Estimated Fees, Interest and Expenses

	(1)	Out of Pocket Expenses of the Collateral Agent:

	(2)	Administrative Expenses

		(a)	Collateral Agent Fees and Expenses:

		(b)	Collateral Administrator Fees and Expenses:

		(c)	Backup Collateral Manager Fees and Expenses:

		(d)	Securities Intermediary Fees and Expenses:

		(e)	Document Custodian Fees and Expenses:

		(f)	Fees and accrued expenses of Administrative Agent:

		(g)	Expenses (and indemnities) incurred by Collateral Manager:

		(h)	Fees and expenses of Independent Accountants, agents and counsel:

		(i)	Fees and expenses of Rating Agencies :

		(j)	Expenses incurred by any other Person :

		(k)	Expenses incurred by Lenders and Agents :

		Total Administrative Expenses :		$

	(3)	One-Time Successor Servicer Engagement Fee:

	(4)	Hedge agreement expenses:

	(5)	Unpaid Senior Collateral Management Fees:

	(6)	Accrued and unpaid interest on Advances, Commitment Fees and breakage costs due to the Lenders:

(B)	Total Estimated Fees, Interest and Expenses (Sum of Lines 1-6):			$

(C)	Stressed Expense Estimate (Line (B) multiplied by 1.5):			$

(D)	Excess Interest Proceeds Amount (Line (A) minus Line (C)):			$

PENNANTPARK INVESTMENT ADVISERS, LLC, as Collateral Manager

By
Name:
Title:

EXHIBIT B

[FORM OF NOTICE OF BORROWING]

[Date]

SunTrust Bank

as Administrative Agent

303 Peachtree St., NE, 24th Floor

Atlanta, Georgia 30308

U.S. Bank National Association

  as Collateral Agent

Corporate Trust Services – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Jennifer Vlasuk

Ref: PennantPark Floating Rate Funding I, LLC

This Notice of Borrowing is made pursuant to Section 2.02 of that certain Third Amended and Restated Revolving Credit and Security Agreement dated as of May 22, 2015 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); PennantPark Investment Advisers, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the Lenders from time to time party thereto; SunTrust Bank, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”), SUNTRUST BANK, as the swingline lender (the “Swingline Lender”), U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as custodian; U.S. Bank National Association, as collateral administrator, and U.S. Bank National Association, as backup collateral manager. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Insert for Syndicated Borrowings:

1.      The Borrower hereby requests that on                             , 201   (the “Borrowing Date”) it receive Syndicated Borrowings under the Credit Agreement in an aggregate principal amount of                      [USD$] [AUS$] [Euro €] [CAD$] [Pounds Sterling £] (the “Requested Amount”).

2.      The Borrower hereby gives notice of its request for Syndicated Advances in an aggregate principal amount equal to the Requested Amount to the Collateral Agent (who shall forward such request to the Lenders) pursuant to Section 2.02 of the Credit

Agreement and requests that the Lenders remit, or cause to be remitted, the proceeds thereof to the Principal Collection Subaccount in the respective pro rata amounts in accordance with the following wiring instructions:

US Bank National Association

St Paul, Minnesota

ABA 091 000 022

Acct 1047 9006 2574

Acct name:  PennantPark Floating Rate Fd 1

Reference:  Sender’s name

3.      The Borrower certifies that immediately after giving effect to the proposed Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.02 of the Credit Agreement is satisfied, including:

(1)      the Matrix Inputs that are applicable as of the Borrowing Date shall be those set forth in Row [    ] of the Matrix, and immediately after the making of such Advance on the Borrowing Date, each Coverage Test shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached hereto);

(2)      each of the representations and warranties of the Borrower contained in Article IV of the Credit Agreement is true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and

(3)      no Default or Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance.

Insert for Swingline Borrowings:

1.      The Borrower hereby requests that on                 , 201   (the “Borrowing Date”) it receive a Swingline Advance under the Credit Agreement in an aggregate principal amount of                          Dollars ($                  ) (the “Requested Amount”).3

2.      The Borrower hereby gives notice of its request for a Swingline Advance in the aggregate principal amount equal to the Requested Amount to the Swingline

3

Swingline Borrowings limited to the lesser of $10 million and the Swingline Lender’s unused Commitment in the aggregate at any one time outstanding, and all Advances (Swingline and Syndicated) cannot exceed the aggregate borrowing limits set forth in the Credit Agreement

Lender, the Collateral Agent and the Swingline Lender pursuant to Section 2.02 of the Credit Agreement and requests the Swingline Lender to remit, or cause to be remitted, the proceeds thereof to the Principal Collection Subaccount in accordance with the following wiring instructions:

US Bank National Association

St Paul, MN

ABA 091 000 022

Acct 1047 9006 2574

Acct name:  PennantPark Floating Rate Fd 1

Reference:  [Sender’s name]

3.      This Notice of Borrowing shall also constitute a request for a Syndicated Borrowing of a Swingline Refinancing Advance to be made by the Lenders on [                    , 201  ]4 (the “Swingline Refinancing Date”); provided that if the Borrower has submitted a Notice of Prepayment in tandem with this Notice of Borrowing for a Swingline Advance, then a Swingline Refinancing Advance shall only be requested for that portion of the Requested Amount that is not being repaid. The portion of the Requested Amount subject to a Swingline Refinancing Advance shall be equal to $[                        ].

In connection with such Syndicated Borrowing, the Borrower hereby gives notice of its request for Syndicated Advances in the aggregate principal amount equal to the Requested Amount (or portion thereof subject to a Swingline Refinancing Advance) to the Collateral Agent (who shall forward such request to the Lenders) pursuant to Section 2.02 of the Credit Agreement and requests the Lenders to remit, or cause to be remitted, the proceeds thereof to the Principal Collection Subaccount on the Swingline Refinancing Date in the respective pro rata amounts.

4.      The Borrower certifies that immediately after giving effect to the proposed Swingline Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.02 of the Credit Agreement is satisfied, including:

(1)      the Matrix Inputs that are applicable as of the Borrowing Date shall be there set forth in Row [    ] of the Matrix, and immediately after the making of such Swingline Advance on the Borrowing Date, each Coverage Test shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached hereto);

(2)      each of the representations and warranties of the Borrower contained in Article IV of the Credit Agreement is true and correct in all material

4

Insert date that is one (1) Business Day after the Borrowing Date of the Swingline Advance. The Borrower must provide information for the Swingline Refinancing Advance concurrently in this notice when requesting a Swingline Borrowing.

respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and

(3)       no Default or Event of Default shall have occurred and be continuing at the time of the making of such Swingline Advance or shall result upon the making of such Swingline Advance.

[SIGNATURE PAGE TO FOLLOW]

This Notice of Borrowing is made this          day of                 , 201  .

PENNANTPARK FLOATING RATE FUNDING I,
LLC, as Borrower

By:	PennantPark Floating Rate Capital Ltd., as
Designated Manager

By:
Name:
Title:

SCHEDULE I

TO NOTICE OF BORROWING

[See attached]

SCHEDULE II

TO NOTICE OF BORROWING

Matrix Selection and Compliance
Select Matrix Row
	Current	Applicable	Compliance
Limit
Maximum Advance Rate			YES/NO

Minimum Weighted Average Spread

Minimum Diversity Score			YES/NO

Maximum Obligor Concentration
Largest Obligor
Second Largest Obligor
Third Largest Obligor
Fourth Largest Obligor
Fifth Largest Obligor
Sixth Largest Obligor
Seventh Largest Obligor
All Others
Ratings Limitations
Percentage of Aggregate Collateral Balance			YES/NO
rated B/B2 or better
Maximum Loan Types
Senior B and Second Lien
Second Lien

EXHIBIT C

[FORM OF NOTICE OF PREPAYMENT]

[DATE]

SunTrust Bank

as Administrative Agent

303 Peachtree St., NE, 24th Floor

Atlanta, Georgia 30308

U.S. Bank National Association

  as Collateral Agent

Corporate Trust Services – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Jennifer Vlasuk

Ref: PennantPark Floating Rate Funding I, LLC

This Notice of Prepayment is made pursuant to Section 2.05 of that certain Third Amended and Restated Revolving Credit and Security Agreement dated as of May 22, 2015 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”); PennantPark Investment Advisers, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the Lenders from time to time party thereto; SunTrust Bank, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”), SunTrust Bank, as the swingline lender (the “Swingline Lender”), U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as custodian, U.S. Bank National Association, as collateral administrator, and U.S. Bank National Association, as backup collateral manager. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1.      The Borrower hereby gives notice that on                             , 201   (the “Prepayment Date”) it will make a prepayment under the Credit Agreement in the principal amount of                          [USD$] [Euro €] [AUS$] [CAD$] [Pounds Sterling £] (the “Prepayment Amount”).

2.      The Borrower hereby gives notice of intent to prepay an aggregate principal amount equal to the Prepayment Amount to the Collateral Agent pursuant to Section 2.05 of the Credit Agreement and will remit, or cause to be remitted, the proceeds thereof to the Agent’s Account. The calculation of the Coverage Tests after giving effect to such prepayment is set forth in Schedule I hereto.

[SIGNATURE PAGE TO FOLLOW]

WITNESS my hand on this          day of                 , 201  .

PENNANTPARK FLOATING RATE FUNDING I, LLC, as Borrower

By:	PennantPark Floating Rate Capital Ltd., as Designated Manager

By:
Name:
Title:

SCHEDULE I

TO NOTICE OF PREPAYMENT

Matrix Selection and Compliance
Select Matrix Row
	Current	Applicable	Compliance
Limit
Maximum Advance Rate			YES/NO

Minimum Weighted Average Spread

Minimum Diversity Score			YES/NO

Maximum Obligor Concentration
Largest Obligor
Second Largest Obligor
Third Largest Obligor
Fourth Largest Obligor
Fifth Largest Obligor
Sixth Largest Obligor
Seventh Largest Obligor
All Others
Ratings Limitations
Percentage of Aggregate Collateral Balance			YES/NO
rated B/B2 or better
Maximum Loan Types
Senior B and Second Lien
Second Lien

EXHIBIT D

[FORM OF ASSIGNMENT AND ACCEPTANCE]

Reference is made to the Third Amended and Restated Revolving Credit and Security Agreement dated as of May 22, 2015 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among [Insert Name of Assigning Lender] (the “Assignor”), PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”); PennantPark Investment Advisers, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the other Lenders from time to time party thereto; SunTrust Bank, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”), SUNTRUST BANK, as the swingline lender (the “Swingline Lender”), U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as custodian, U.S. Bank National Association, as collateral administrator, and U.S. Bank National Association, as backup collateral manager. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Assignor and the “Assignee” referred to on Schedule I hereto agree as follows:

1.      As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances to the Borrower (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s “Percentage” will be as set forth on Schedule I hereto.

2.      The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Administrative Agent, the Collateral Manager or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.

3.      The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender.

4.      The Assignee, by checking the box below, (i) acknowledges that it is required to be a Qualified Purchaser for purposes of the Investment Company Act at the time it becomes a Lender and on each date on which an Advance is made under the Credit Agreement and (ii) represents and warrants to the Assignor, the Borrower and the Agents that the Assignee is a Qualified Purchaser:

☐	By checking this box, the Assignee represents and warrants that it is a Qualified Purchaser.

5.      Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.

6.      Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Agents pursuant to and as provided in Section 15.04 thereof, and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Facility Document.

7.      Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Borrower shall make all payments under the Credit

Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

8.      This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York.

9.      This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

SCHEDULE I

Percentage interest transferred by Assignor:                     %

ASSIGNOR:

[INSERT NAME OF ASSIGNOR], as Assignor

By
Authorized Signatory

ASSIGNEE:

[INSERT NAME OF ASSIGNEE] as Assignee

By
Authorized Signatory

Accepted this day of , 201

SUNTRUST BANK, as Administrative Agent

By
Authorized Signatory

[Consented to this day of , 201

PENNANTPARK FLOATING RATE FUNDING I, LLC, as Borrower

By:	PennantPark Floating Rate Capital Ltd., as Designated Manager

By:

Name:
Title:	[5]

5	Insert in an Assignment and Acceptance if Borrower consent is required

EXHIBIT E

[FORM OF ACCOUNT CONTROL AGREEMENT]

See Account Control Agreement

EXHIBIT F

[FORM OF FACILITY AMOUNT INCREASE REQUEST]

                         , 201

To:

SUNTRUST BANK, as Administrative Agent for the Lenders parties to the Third Amended and Restated Revolving Credit and Security Agreement dated as of May 22, 2015 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among PENNANTPARK FLOATING RATE FUNDING I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); PENNANTPARK INVESTMENT ADVISERS, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the Lenders from time to time party thereto; SUNTRUST BANK, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), SUNTRUST BANK, as the swingline lender (the “Swingline Lender”), U.S. Bank National Association, as collateral agent, U.S. Bank National Association, as custodian, U.S. Bank National Association, as Collateral Administrator, U.S. Bank National Association, as backup collateral manager.

Ladies and Gentlemen:

The undersigned, PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company (the “Borrower”) hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the Facility Amount (the “Facility Amount Increase”), in accordance with Section 2.15 of the Credit Agreement, to be effected by [an increase in the Commitment of [name of existing Lender] [the addition of [name of new Lender] (the “New Lender”) as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Facility Amount Increase, the Commitment of the [Lender] [New Lender] shall be $                          .

[Include paragraphs 1-4 for a New Lender]

1.      The New Lender hereby confirms that it has received a copy of the Facility Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Advances and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Facility Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Facility Document or the value of any security therefor.

2.      Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and the Lender Fee Letter and have all the rights and obligations of a “Lender” under the Credit Agreement and the Lender Fee Letter as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the Lender Fee Letter as if it were an original signatory thereto.

3.      The New Lender shall deliver to the Administrative Agent such information and shall complete such forms as are reasonably requested of the New Lender by the Administrative Agent.

[4.    The New Lender has delivered, if appropriate, to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith) the tax forms referred to in Section 15.03 of the Credit Agreement.]*

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Facility Amount Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 2.15 of the Credit Agreement, but not in any case prior to                                     , 201    . It shall be a condition to the effectiveness of the Facility Amount Increase that all expenses referred to in Section 2.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

*	Insert bracketed paragraph if New Lender is organized under the law of a jurisdiction other than the United States of America or a state thereof.

Please indicate the Administrative Agent’s consent to such Facility Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

PENNANTPARK FLOATING RATE FUNDING I, LLC, as Borrower

By:	PennantPark Floating Rate Capital Ltd., as Designated Manager

By

Name

Title

[NEW OR EXISTING LENDER INCREASING COMMITMENTS]

By

Name

Title

The undersigned hereby consents on this day of , to the above-requested Facility Amount Increase.

SUNTRUST BANK, as Administrative Agent

By

Name

Title

EXHIBIT G

[FORM OF RELEASE OF UNDERLYING INSTRUMENTS]

[Delivery Date]

By Facsimile: (      )         -

Attention:

Re:

Third Amended and Restated Revolving Credit and Security Agreement dated as of May 22, 2015 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); PennantPark Investment Advisers, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the Lenders from time to time party thereto; SunTrust Bank, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), SUNTRUST BANK, as the swingline lender (the “Swingline Lender”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as custodian (in such capacity, together with its successors and assigns, the “Custodian”); U.S. BANK NATIONAL ASSOCIATION, as backup collateral manager (in such capacity, together with its successors and assigns, the “Backup Collateral Manager”).

Ladies and Gentlemen:

In connection with the administration of the Related Documents held by U.S. BANK NATIONAL ASSOCIATION as the Custodian on behalf of the Administrative Agent as agent for the Secured Parties, under the Credit Agreement, we request the release of the Related Documents (or such documents as specified below) for the Collateral Loans described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement.

Obligor’s Name, Address & Zip Code:

Loan Identification Number:

Reason for Requesting Documents (check one)

1.	Collateral Loan paid in full. (The Collateral Manager hereby certifies that all amounts received in connection with such Collateral Loan have been credited to the Collection Account.)
2.	Collateral Loan liquidated by . (The Collateral Manager hereby certifies that all proceeds (net of liquidation expenses which the

Collateral Manager may retain to pay such expenses) of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account.)
3.	Collateral Loan in foreclosure.
4.	Delivered in Error.
5.	Substitution.
6.	Failure to satisfy Review Criteria.
7.	Repurchased.
8.	Optional Sale.
9.	Discretionary Sale.
10.	Termination of Agreement.
11.	Servicing.
12.	Other (explain).

If box 1, 2, 4, 5, 6, 7, 8, 9 or 10 above is checked, and if all or part of the Related Documents were previously released to us, please release to us the Related Documents, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Loan.

If box 3, 11 or 12 above is checked, we will return of all of the above Related Documents to you as the Custodian (i) promptly upon the request of the Administrative Agent or (ii) when our need therefor no longer exists.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PENNANTPARK INVESTMENT ADVISERS, LLC, as the Collateral Manager

By

Name

Title

Consent of Administrative Agent if required under the Agreement:

SUNTRUST BANK, as Administrative Agent

By

Name

Title

EXHIBIT H

[FORM OF MATRIX ADJUSTMENT NOTICE]

[Date]

SunTrust Bank

  as Administrative Agent

303 Peachtree St., NE, 24th Floor

Atlanta, Georgia 30308

U.S. Bank National Association

  as Collateral Agent

Corporate Trust Services – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Jennifer Vlasuk

Ref: PennantPark Floating Rate Funding I, LLC

This Matrix Adjustment Notice is made pursuant to Section 11.02(e) of that certain Third Amended and Restated Revolving Credit and Security Agreement dated as of May 22, 2015 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); PennantPark Investment Advisers, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the Lenders from time to time party thereto; SunTrust Bank, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”), SunTrust Bank, as the swingline lender (the “Swingline Lender”), U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as custodian; U.S. Bank National Association, as collateral administrator, and U.S. Bank National Association, as backup collateral manager. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1.      The Collateral Manager hereby gives notice that on                     , 201   (the “Matrix Adjustment Date”), the Matrix Inputs set forth in Row [    ] of the Matrix shall apply.

2.      After giving effect to such change in the Matrix Inputs, each Coverage Test is satisfied and no Default or Event of Default would occur under the Credit Agreement. The calculation of the Borrowing Base, the Maximum Advance Rate Test and each Currency Borrowing Base Test after giving effect to the foregoing change in the Matrix and the Matrix Inputs is set forth on Schedule I hereto.

[SIGNATURE PAGE TO FOLLOW]

WITNESS my hand on this          day of                   , 201  .

PENNANTPARK INVESTMENT ADVISERS, LLC, as Collateral Manager

By

Name:

Title:

SCHEDULE I

TO MATRIX ADJUSTMENT NOTICE

[SEE ATTACHED]

Form of Borrowing Base Calculation Statement

Amounts are pro forma for proposed borrowing and related use of proceeds

Date of Determination:

Maximum Advance Rate Test: Satisfied if (A) is less than (B)

(A)	Sum of:
	(a) Dollar Equivalent of the Aggregate principal balance of Advances outstanding						(a)

(b) Net Aggregate Exposure Amounts:
Excess of:
			(x)	Dollar Equivalent of the Aggregate unfunded amounts of all Revolving Collateral Loans and Delayed Draw Collateral Loans
			(y)	Dollar Equivalent of the Amount on deposit in the Revolving Reserve Account
(b)
(A)

(B)	The Maximum Available Amount minus Foreign Currency Variability Reserve

(i) The Maximum Available Amount (the least of):
		(a) The Facility Amount				(a)
(b) The sum of:
(x) The product of:
			(i)	The Borrowing Base:
				(X)	The Aggregate Collateral Balance per clause (a), less

				(Y)	Any Excess Concentrations
				(Z)	Incremental Senior B Haircut

times
			(ii)	The Maximum Advance Rate
(Based on Row [ ] of the Matrix)
plus
		(y)	Dollar Equivalent of Cash in the Principal Collection Subaccount
(b)
(c) The sum of:
		(x)	The Borrowing Base, less
		(y)	The Minimum Equity Amount, plus
		(z)	Dollar Equivalent of Cash in the Principal Collection Subaccount
(c)

	(ii)	Foreign Currency Variability Reserve (the sum of):
Australian Dollar Variability Reserve
Canadian Dollar Variability Reserve
Euro Variability Reserve
Pounds Sterling Variability Reserve
(ii)
(B)

COMPLIANCE?									YES/NO

Interest Coverage Ratio Test: Satisfied if (A) is greater than or equal to (B) as of the most recent Payment Date Report

(A)	ESTIMATED Interest Coverage Ratio, the percentage equal to:
(a) Dollar Equivalent of the Collateral Interest Amount, divided by
(b) Dollar Equivalent of the Aggregate amount payable under Section 9.01(a)(i)(A) on the related Payment Date
(A)

(B)	125%							(B)

COMPLIANCE?									YES/NO

Currency Borrowing Base Test:

Satisfied if each of following test is satisfied (i) Pounds Sterling Borrowing Base Test, (ii) Australian Dollar Borrowing Base Test, (iii) Euro Borrowing Base Test,

(iv) Canadian Dollars Borrowing Base Test, (v) Dollar Advance Test, and (vi) Foreign Currency Advance Test

(i) Pounds Sterling Borrowing Base Test (satisfied if A is less than or equal to B)

		(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in GBP					(A)

(B) GBP Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in GBP (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in GBP
(ii) Dollar Equivalent of Excess concentration denominated in GBP
(a)
			(b) Dollar Equivalent of aggregate amount of GBP deposit in Principal Collection Subaccount			(b)
(B)

	COMPLIANCE?								YES/NO

(ii) Australian Dollar Borrowing Base Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in AUD			(A)

(B) AUD Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in AUD (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in AUD
(ii) Dollar Equivalent of Excess concentration denominated in AUD
(a)
(b) Dollar Equivalent of aggregate amount of AUD deposit in Principal Collection Subaccount		(b)
(B)

COMPLIANCE?				YES/NO

(iii) Euro Borrowing Base Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in EUR			(A)

(B) EUR Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in EUR (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in EUR
(ii) Dollar Equivalent of Excess concentration denominated in EUR
(a)
(b) Dollar Equivalent of aggregate amount of EUR deposit in Principal Collection Subaccount		(b)
(B)

COMPLIANCE?				YES/NO

(iv) Canadian Dollar Borrowing Base Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in CAD			(A)

(B) CAD Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in CAD (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in CAD
(ii) Dollar Equivalent of Excess concentration denominated in CAD
(a)
(b) Dollar Equivalent of aggregate amount of CAD deposit in Principal Collection Subaccount		(b)
(B)

COMPLIANCE?				YES/NO

(v) Dollar Advance Test (satisfied if A is less than or equal to B)

(A) Aggregate outstanding principal balance of Advances denominated in USD			(A)

(B) Dollar Availability (a minus b)
(a) the lesser of (x) and (y)
(x) Calculation of (i) plus (ii) minus (iii)
(i) Dollar Borrowing Base (the product of p and q)
(p) The Portion of BB allocable to Collateral Loans denominated in USD
(q) The Maximum Advance Rate
(i)
(ii) Aggregate amount of USD deposit in Principal Collection Subaccount		(ii)
(iii) The product of (m) and (n):
(m) The Aggregate Foreign Currency Borrowing Base, minus
Agreed Foreign Currency deposit in Principal Subaccount
(m)
(n) 100% minus the Maximum Advance Rate	(n)
(iii)
(x)
(y) Calculation (i) minus (ii)
(i) The Facility Amount	(i)
(ii) The Aggregate Foreign Currency Borrowing Base	(ii)
(y)
(a)
(b) The Foreign Currency Variability Reserve		(b)
(B)
COMPLIANCE?				YES/NO

(vi) Foreign Currency Advance Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of all advances denominated in Foreign Currencies			(A)

(B) 15% of the Maximum Available Amount			(B)

COMPLIANCE?				YES/NO

COMPLIANCE (CURRENCY BORROWING BASE TEST)?				YES/NO

Availability and Outstanding:

		In USD			In Local Currency
Currency	Exchange Rate (FX/USD)	Max Availability	Outstanding	Available to Draw	Max Availability	Outstanding	Available to Draw
USD
GBP
AUD
EUR
CAD

SCHEDULE II

TO MATRIX ADJUSTMENT NOTICE

Matrix Selection and Compliance

Select Matrix Row

	Current	Applicable Limit	Compliance
Maximum Advance Rate			YES/NO

Minimum Weighted Average Spread

Minimum Diversity Score			YES/NO

Maximum Obligor Concentration
Largest Obligor
Second Largest Obligor
Third Largest Obligor
Fourth Largest Obligor
Fifth Largest Obligor
Sixth Largest Obligor
Seventh Largest Obligor
All Others
Ratings Limitations
Percentage of Aggregate Collateral Balance rated B/B2 or better			YES/NO

Maximum Loan Types
Senior B and Second Lien
Second Lien

EXHIBIT I

[FORM OF THIRD RESTATEMENT EFFECTIVE DATE CLOSING CERTIFICATE]

Pursuant to Section 3.03(e) of that certain Third Amended and Restated Revolving Credit and Security Agreement (the “Credit Agreement”), dated as May 22, 2015, by and among PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), PennantPark Investment Advisers, LLC, a Delaware limited liability company, as collateral manager, the Lenders from time to time party thereto, SunTrust Bank, as swingline lender, SunTrust Bank, as administrative agent, and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), as collateral administrator, as custodian and as backup collateral manager, Borrower does hereby certify that, in the case of each item of Collateral pledged to the Collateral Agent, on the date hereof and immediately prior to the delivery thereof on the date hereof:

1.        As of the Third Restatement Effective Date, the Matrix Inputs set forth in Row [    ] of the Matrix shall apply. The calculation of the Borrowing Base, the Maximum Advance Rate Test and each Currency Borrowing Base Test on the Third Restatement Effective Date is set forth on Schedule I hereto.

2.        As of the Third Restatement Effective Date, each Coverage Test is satisfied and no Default or Event of Default has occurred and is continuing under the Credit Agreement.

3.        On the Third Restatement Effective Date, each of the representations and warranties of the Borrower contained in Article IV of the Credit Agreement is true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as the Third Restatement Effective Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

Capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Third Restatement Effective Date Closing Certificate to be duly executed as of the day and year first above written.

PENNANTPARK FLOATING RATE FUNDING I, LLC, as Borrower

By:	PennantPark Floating Rate Capital Ltd., as
Designated Manager

By:
Name:
Title:

SCHEDULE I

TO THIRD RESTATEMENT EFFECTIVE DATE CLOSING CERTIFICATE

[SEE ATTACHED]

Form of Borrowing Base Calculation Statement

Amounts are pro forma for proposed borrowing and related use of proceeds

Date of Determination:

Maximum Advance Rate Test: Satisfied if (A) is less than (B)

(A)	Sum of:
	(a) Dollar Equivalent of the Aggregate principal balance of Advances outstanding							(a)

(b) Net Aggregate Exposure Amounts:
Excess of:
				(x)	Dollar Equivalent of the Aggregate unfunded amounts of all Revolving Collateral Loans and Delayed Draw Collateral Loans
				(y)	Dollar Equivalent of the Amount on deposit in the Revolving Reserve Account
(b)
(A)

(B)	The Maximum Available Amount minus Foreign Currency Variability Reserve

(i) The Maximum Available Amount (the least of):
		(a)	The Facility Amount				(a)
		(b)	The sum of:
(x) The product of:
				(i)	The Borrowing Base:
					(X)	The Aggregate Collateral Balance per clause (a), less

					(Y)	Any Excess Concentrations
					(Z)	Incremental Senior B Haircut

times
				(ii)	The Maximum Advance Rate
(Based on Row [ ] of the Matrix)
plus
			(y)	Dollar Equivalent of Cash in the Principal Collection Subaccount
(b)
(c) The sum of:
			(x)	The Borrowing Base, less
			(y)	The Minimum Equity Amount, plus
			(z)	Dollar Equivalent of Cash in the Principal Collection Subaccount
(c)

	(ii)	Foreign Currency Variability Reserve (the sum of):
Australian Dollar Variability Reserve
Canadian Dollar Variability Reserve
Euro Variability Reserve
Pounds Sterling Variability Reserve
(ii)
(B)

COMPLIANCE?										YES/NO

Interest Coverage Ratio Test: Satisfied if (A) is greater than or equal to (B) as of the most recent Payment Date Report

(A)	ESTIMATED Interest Coverage Ratio, the percentage equal to:
(a) Dollar Equivalent of the Collateral Interest Amount, divided by
(b) Dollar Equivalent of the Aggregate amount payable under Section 9.01(a)(i)(A) on the related Payment Date
(A)

(B)	125%								(B)

COMPLIANCE?										YES/NO

Currency Borrowing Base Test:

Satisfied if each of following test is satisfied (i) Pounds Sterling Borrowing Base Test, (ii) Australian Dollar Borrowing Base Test, (iii) Euro Borrowing Base Test,

(iv) Canadian Dollars Borrowing Base Test, (v) Dollar Advance Test, and (vi) Foreign Currency Advance Test

(i) Pounds Sterling Borrowing Base Test (satisfied if A is less than or equal to B)

			(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in GBP					(A)

(B) GBP Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in GBP (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in GBP
(ii) Dollar Equivalent of Excess concentration denominated in GBP
(a)
				(b) Dollar Equivalent of aggregate amount of GBP deposit in Principal Collection Subaccount			(b)
(B)

COMPLIANCE?										YES/NO

(ii) Australian Dollar Borrowing Base Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in AUD			(A)

(B) AUD Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in AUD (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in AUD
(ii) Dollar Equivalent of Excess concentration denominated in AUD
(a)
(b) Dollar Equivalent of aggregate amount of AUD deposit in Principal Collection Subaccount		(b)
(B)

COMPLIANCE?				YES/NO

(iii) Euro Borrowing Base Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in EUR			(A)

(B) EUR Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in EUR (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in EUR
(ii) Dollar Equivalent of Excess concentration denominated in EUR
(a)
(b) Dollar Equivalent of aggregate amount of EUR deposit in Principal Collection Subaccount		(b)
(B)

COMPLIANCE?				YES/NO

(iv) Canadian Dollar Borrowing Base Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of aggregate outstanding principal balance of Advances denominated in CAD			(A)

(B) CAD Borrowing Base (the sum of )
(a) Portion of the Borrowing Base allocable to Collateral Loans denominated in CAD (i minus ii)
(i) Dollar Equivalent of aggregate Collateral Balance denominated in CAD
(ii) Dollar Equivalent of Excess concentration denominated in CAD
(a)
(b) Dollar Equivalent of aggregate amount of CAD deposit in Principal Collection Subaccount		(b)
(B)

COMPLIANCE?				YES/NO

(v) Dollar Advance Test (satisfied if A is less than or equal to B)

(A) Aggregate outstanding principal balance of Advances denominated in USD			(A)

(B) Dollar Availability (a minus b)
(a) the lesser of (x) and (y)
(x) Calculation of (i) plus (ii) minus (iii)
(i) Dollar Borrowing Base (the product of p and q)
(p) The Portion of BB allocable to Collateral Loans denominated in USD
(q) The Maximum Advance Rate
(i)
(ii) Aggregate amount of USD deposit in Principal Collection Subaccount		(ii)
(iii) The product of (m) and (n):
(m) The Aggregate Foreign Currency Borrowing Base, minus
Agreed Foreign Currency deposit in Principal Subaccount
(m)
(n) 100% minus the Maximum Advance Rate	(n)
(iii)
(x)
(y) Calculation (i) minus (ii)
(i) The Facility Amount	(i)
(ii) The Aggregate Foreign Currency Borrowing Base	(ii)
(y)
(a)
(b) The Foreign Currency Variability Reserve		(b)
(B)
COMPLIANCE?				YES/NO

(vi) Foreign Currency Advance Test (satisfied if A is less than or equal to B)

(A) Dollar Equivalent of all advances denominated in Foreign Currencies			(A)

(B) 15% of the Maximum Available Amount			(B)

COMPLIANCE?				YES/NO

COMPLIANCE (CURRENCY BORROWING BASE TEST)?				YES/NO

Availability and Outstanding:

		In USD			In Local Currency
Currency	Exchange Rate (FX/USD)	Max Availability	Outstanding	Available to Draw	Max Availability	Outstanding	Available to Draw
USD
GBP
AUD
EUR
CAD

SCHEDULE II

TO THIRD RESTATEMENT EFFECTIVE DATE CLOSING CERTIFICATE

Matrix Selection and Compliance

Select Matrix Row

	Current	Applicable Limit	Compliance
Maximum Advance Rate			YES/NO

Minimum Weighted Average Spread

Minimum Diversity Score			YES/NO

Maximum Obligor Concentration
Largest Obligor
Second Largest Obligor
Third Largest Obligor
Fourth Largest Obligor
Fifth Largest Obligor
Sixth Largest Obligor
Seventh Largest Obligor
All Others
Ratings Limitations
Percentage of Aggregate Collateral Balance rated B/B2 or better			YES/NO

Maximum Loan Types
Senior B and Second Lien
Second Lien